As filed with the Securities and Exchange Commission on March 21, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Great American Life Insurance Company

(Exact name of registrant as specified in its charter)

Ohio	6311	13-1935920
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

301 East Fourth Street, Cincinnati, Ohio 45202

(513) 357-3300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John P. Gruber

Great American Life Insurance Company

301 East Fourth Street, Cincinnati, Ohio 45202

(513) 357-3300

(Name and Address of Agent of Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☐

		Emerging growth company	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

GREAT AMERICAN LIFE INSURANCE COMPANY

Administrative Office: P.O. Box 5423, Cincinnati OH 45201-5423

Street Address: 301 East Fourth Street, Cincinnati OH 45202

Policy Administration: 1-800-789-6771

INDEX ACHIEVER ADVISORY ANNUITY

With Return of Premium Guarantee

PROSPECTUS DATED [        ], 2022

The Index Achiever Advisory SM annuity is an Individual Index-linked Modified Single Premium Deferred Annuity contract issued by Great American Life Insurance Company ®. It provides that we will pay the Annuity Payout Benefit to you in exchange for your Purchase Payments. It also provides a Death Benefit that will never be less than the return of premium guarantee.

The Contract is a modified single premium deferred annuity. This means we will accept Purchase Payments only during the purchase payment period, which ends two months after the Contract Effective Date.

A glossary of defined terms used herein can be found in the Special Terms section starting on page 5 of this prospectus.

The Contract offers you the opportunity to allocate funds to Crediting Strategies for one-year or six-year Terms. The Crediting Strategies include Indexed Strategies and a Declared Rate Strategy.

Indexed Strategies. Indexed Strategies provide returns based, in part, on the rise or fall of an Index, which may be a market index, such as the S&P 500 Index, or the share price of an exchange-traded fund, such as an iShares ETF or a SPDR ETF. The returns of an Index do not include reinvestment of any dividends.

For this Contract, we currently offer ten Indexed Strategies. Each of these Indexed Strategies uses one of four Indexes: S&P 500® Index, iShares® MSCI EAFE ETF, SPDR® Gold Shares ETF, and iShares® U.S. Real Estate ETF. When an Index rises over a Term, Indexed Strategy values are determined using one of two positive return factors: either a Cap or an Upside Participation Rate. When an Index falls over a Term, Indexed Strategy values are determined using one of three negative return factors: a -10% Floor, a 50% Downside Participation Rate, or a 10% Buffer.

Strategy	Index	Term	Positive Return Factor	Negative Return Factor
S&P 500 1-Year -10% Floor with Cap Indexed Strategy	S&P 500®	1-year	Cap	-10% Floor

S&P 500 1-Year Participation Rate Indexed Strategy	S&P 500®	1-year	Upside Participation Rate	50% Downside Participation Rate

S&P 500 1-Year 10% Buffer with Cap Indexed Strategy	S&P 500®	1-year	Cap	10% Buffer

S&P 500 6-Year 10% Buffer with Participation Rate Indexed Strategy	S&P 500®	6-year	Upside Participation Rate	10% Buffer

iShares MSCI EAFE ETF 1-Year Participation Rate Indexed Strategy	MSCI EAFE ETF	1-year	Upside Participation Rate	50% Downside Participation Rate

iShares MSCI EAFE ETF 1-Year 10% Buffer with Cap Indexed Strategy	MSCI EAFE ETF	1-year	Cap	10% Buffer

SPDR Gold Shares ETF 1-Year Participation Rate Indexed Strategy	Gold Shares ETF	1-year	Upside Participation Rate	50% Downside Participation Rate

SPDR Gold Shares ETF 1-Year 10% Buffer with Cap Indexed Strategy	Gold Shares ETF	1-year	Cap	10% Buffer

iShares US Real Estate ETF 1-Year Participation Rate Indexed Strategy	U.S. Real Estate ETF	1-year	Upside Participation Rate	50% Downside Participation Rate

iShares US Real Estate ETF 1-Year 10% Buffer with Cap Indexed Strategy	U.S. Real Estate ETF	1-year	Cap	10% Buffer

At the end of a Term, we may stop offering any particular Indexed Strategy, but we will always offer at least one Indexed Strategy. Consequently, any Indexed Strategy listed above may not be available after the end of the initial Term. The S&P 500 6-Year 10% Buffer with Participation Rate Indexed Strategy will only be available for Terms beginning in the first Contract Year. Indexed Strategies that may be available in the future may earn a return that is lower than the return your investments would have earned if they had been invested in the other Indexed Strategies listed above. In addition, any reduction in the available number of Indexed Strategies to just one Indexed Strategy may reduce your opportunity to increase your Account Value.

The value of an Indexed Strategy changes from day to day throughout each Term. The value of an Indexed Strategy is calculated using the Investment Base.

The Investment Base is the amount applied to the Indexed Strategy at the beginning of the current Term, adjusted proportionally for any withdrawals taken during the current Term and any related Market Value Adjustment. During the Term, the Investment Base remains unchanged except for any proportional adjustments for withdrawals.

The method used to calculate the Strategy value depends on whether the value is being calculated at the end of a Term or during a Term.

At the end of a Term, the value of an Indexed Strategy is the remaining Investment Base increased for any rise in the applicable Index over the Term or decreased for any fall in the applicable Index over the Term. For some Strategies, any increase for the Term is subject to a limit called the Cap. For others, any increase for the Term is subject to a limit called the Upside Participation Rate. For Indexed Strategies with a Buffer, any decrease for the Term resulting from Index performance is subject to a limit called the Buffer. For the Indexed Strategy with a Floor, any the decrease for the Term resulting from Index performance is subject to a limit called the Floor. For all other Strategies, any decrease for the Term resulting from Index performance is subject to a limit called the Downside Participation Rate.

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For an Indexed Strategy with a Cap (a “Cap Strategy”), the Cap for a Term is the largest rise in the Index over the Term taken into account to determine the Strategy value at the end of the Term. We can change the Cap for each new Term of an Indexed Strategy. It will never be less than 1%. At least 10 days before the start of any Term, we will post the Caps for that Term on our website (www.gaig.com/RILArates).

•	If the Index rises by more than the Cap, the increase for the Term will equal the Cap and will be less than the rise in the Index.

•	If the Index rises by a percentage equal to the Cap, the increase for the Term will equal both the Cap and the rise in the Index.

•	If the Index rises by less than the Cap, the increase for the Term will be less than the Cap and will equal the rise in the Index.

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For an Indexed Strategy with an Upside Participation Rate (an “Upside Participation Rate Strategy”), the Upside Participation Rate for a Term is the portion of any rise in the Index over the Term that is taken into account to determine the Strategy value at the end of the Term. We can change the Upside Participation Rate for each new Term of an Indexed Strategy. It never will be less than 5%. At least 10 days before the start of any Term, we will post the Upside Participation Rates for that Term on our website (www.gaig.com/RILArates). If the Upside Participation Rate for the Term is less than 100%, then the increase for the Term will be less than the rise in the Index.

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For the Indexed Strategy with a Floor (the “Floor Strategy”), the Floor is the most negative portion of any fall in the Index over the Term that is taken into account to determine the Strategy value for a Floor Strategy at the end of the Term. For each Term of the Floor Strategy, the Floor is -10%.

•	If the Index falls by more than 10%, the decrease for the Term will be 10%.

•	If the Index falls by 10%, the decrease for the Term will equal both the -10% Floor and the fall in the Index.

•	If the Index falls by less than 10%, the decrease for the Term will be less than the -10% Floor and will equal the fall in the Index.

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For an Indexed Strategy with a Buffer (a “Buffer Strategy”), the Buffer is the portion of any fall in the Index over the Term that is disregarded to determine the Strategy value for a Buffer Strategy at the end of the Term. For each Term of a Buffer Strategy, the Buffer is 10%.

•	If the Index falls by more than 10%, the decrease for the Term will be equal to the fall in the Index minus 10%.

•	If the Index falls by 10%, there will be no decrease for the Term.

•	If the Index falls by less than 10%, there will be no decrease for the Term.

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For an Indexed Strategy with a Downside Participation Rate (a “Downside Participation Rate Strategy”), the Downside Participation Rate is the portion of any fall in the Index over the Term taken into account to determine the Strategy value at the end of the Term. For each Term of each Indexed Strategy that we currently offer with this Contract, the Downside Participation Rate is 50%. The decrease for the Term will be only half of the fall in the Index.

Any increase in the value of an Indexed Strategy at the end of a Term is based on the value of the underlying Index on the final Market Day of the Term. This means that you may experience negative or flat performance for the Term even though the underlying Index rose throughout some or most of the Term.

Before the end of a Term, the value of an Indexed Strategy is the remaining Investment Base increased or decreased by the Daily Value Percentage. The Daily Value Percentage is based on hypothetical options that represent the projected change in the Index over the full Term, and is equal to the Net Option Price, reduced by the Amortized Option Cost and the Trading Cost. The Daily Value Percentage is applied to determine Strategy Values when you withdraw funds allocated to an Indexed Strategy or Surrender your Contract before the end of a Term. The Daily Value Percentage is also applied if the Death Benefit or Annuity Payout value are determined before the end of a Term.

An Indexed Strategy includes a risk of potential loss, which may include both your original principal and prior earnings. This potential loss may exceed any decrease resulting from a fall in an Index because (i) the decline in the Daily Value Percentage during a Term may exceed the fall in the Index, and (ii) a withdrawal or Surrender may be subject to a Market Value Adjustment. These same factors could cause you to realize losses even when the Index rises. For example, you will lose value if the amount of increase attributable to an Index rise is smaller than the amount needed to offset a negative Market Value Adjustment.

Declared Rate Strategy. The Declared Rate Strategy earns interest during a Term at a fixed rate we set before that Term begins. The fixed interest rate varies from Term to Term, but will never be less than 1%. Each Term of the Declared Rate Strategy is one-year long. Amounts allocated or reallocated to the Declared Rate Strategy are subject to an Allocation Limit of 12%. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri. For Contracts issued in Missouri, see the State Variations section below for more information about the Temporary Holding Account, which has many of the same features as the Declared Rate Strategy.

Availability of Crediting Strategies. The S&P 500 6-Year 10% Buffer with Participation Rate Indexed Strategy is only available for Terms that begin in the first Contract Year. At least one Indexed Strategy and a Declared Rate Strategy will always be available. At the end of a Term, we may eliminate a particular Crediting Strategy in our discretion. We have the right to replace the Index associated with an Indexed Strategy under certain circumstances. A reduction in the number of available Crediting Strategies or a replacement of an underlying Index could materially limit the growth potential of your investment in this Contract. In the future, we may offer new Indexed Strategies with Downside Participation Rates that are greater than 50%, Buffers that are lower than 10%, and Floors that are larger than -10%. An allocation of funds to an Indexed Strategy with a higher Downside Participation Rate, a lower Buffer, or a Floor larger than -10% could materially increase the loss potential related to this Contract.

Market Value Adjustment. The Contract is intended for long-term investment purposes and the Indexed Strategies may not be appropriate for investors who plan to take withdrawals (including systematic withdrawals and required minimum distributions) during the first six Contract Years. If you Surrender your Contract during the first six Contract Years, a Market Value Adjustment applies to amounts held under the Indexed Strategies. It also applies to any withdrawal from an Indexed Strategy, including automatic withdrawals, withdrawals taken to satisfy a required distribution, and withdrawals taken to pay advisory fees. It does not apply to withdrawals taken from the Declared Rate Strategy. For Contracts issued in Missouri, it does not apply to withdrawals taken from the Temporary Holding Account.

The Market Value Adjustment depends on changes in the BofA Merrill Lynch 5-10 Year US Corporate Bond Index (“MVA Index Interest Rate”) since the Contract Effective Date and the amount of time remaining until the sixth Contract Anniversary. The Market Value Adjustment will be negative and will decrease the value of the Indexed Strategies if the MVA Index Interest Rate has gone up since the Contract Effective Date, or has fallen by the amount of a spread factor or less. The Market Value Adjustment will be positive and will increase the value of the Indexed Strategies if the MVA Index Interest Rate has fallen by more than the amount of a spread factor. Except as provided in the State Variations section, the spread factor is 0.25%.

Withdrawals and Surrenders may also be subject to income tax, and withdrawals and Surrenders before age 59 1/2 may also be subject to an additional 10% penalty tax.

Risk Factors for this Contract appear on pages 13-18 and pages 79-83. Indexed annuity contracts are complex insurance and investment vehicles. You should speak with your registered investment advisor about the Index Achiever Advisory annuity and its features, benefits, risks, and charges, and whether the Contract is appropriate for you based upon your financial situation and objectives.

Please read this prospectus before investing and keep it for future reference. It contains important information about your Contract and Great American Life that you ought to know before investing. It describes all material rights and obligations under the Contract. The provisions of the Contract may vary from state to state. All material state variations are identified in the State Variations section of this prospectus.

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

•	The Contract is not insured by the FDIC (Federal Deposit Insurance Corporation) or the NCUSIF (National Credit Union Share Insurance Fund).

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Although the Contract may be sold through relationships with banks or other financial institutions, the Contract is not a deposit or obligation of, or guaranteed by, such institutions or any federal regulatory agency.

•	The Contract is a security. It involves investment risk and may lose value. There is a risk of loss of principal under the Contract and that loss can become greater due to Market Value Adjustments.

•	All guarantees under the Contract are the obligations of Great American Life and are subject to the credit worthiness and claims-paying ability of Great American Life.

The Contract doesn’t invest in any equity, debt, or other investments. If you buy this Contract, you aren’t investing directly in an Index, in the stocks included in S&P 500 Index, in the securities or other assets held by an iShares ETF, in any underlying index tracked by an iShares ETF, or in the securities or other assets held by such underlying index.

The S&P 500 Index is a product of S&P Dow Jones Indices LLC, a division of S&P Global, or its affiliates (“SPDJI”), and has been licensed for use by Great American Life. Standard & Poor’s®, S&P®, S&P 500®, SPDR® and STANDARD & POOR’S DEPOSITORY RECEIPTS® are trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Great American Life. Great American Life products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or their respective affiliates, and none of such parties makes any representation regarding the advisability of investing in such products nor do they have any liability for any errors, omissions, or interruption of the S&P 500 Index.

The iShares MSCI EAFE ETF and the iShares U.S. Real Estate ETF are distributed by BlackRock Investments, LLC. iShares®, BLACKROCK®, and the corresponding logos are registered and unregistered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”), and these trademarks have been licensed for certain purposes by Great American Life Insurance Company. Great American Life annuity products are not sponsored, endorsed, sold or promoted by BlackRock, and purchasers of an annuity from Great American Life do not acquire any interest in the iShares MSCI EAFE ETF or the iShares U.S. Real Estate ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representation or warranty, express or implied, to the owners of any Great American Life annuity product or any member of the public regarding the advisability of purchasing an annuity, nor does it have any liability for any errors, omissions, interruptions or use of the iShares MSCI EAFE ETF, the iShares U.S. Real Estate ETF or any data related thereto.

Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates (“BofA Merrill Lynch”) indices and related information, the name “Bank of America Merrill Lynch”, and related trademarks, are intellectual property licensed from BofA Merrill Lynch, and may not be copied, used, or distributed without BofA Merrill Lynch’s prior written approval. The licensee’s products have not been passed on as to their legality or suitability, and are not regulated, issued, endorsed, sold, guaranteed, or promoted by BofA Merrill Lynch. BofA Merrill Lynch makes no warranties and bears no liability with respect to the indices, and any related information, its trademarks, or the product(s) (including without limitation, their quality, accuracy, suitability and/or completeness).

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The principal underwriter of the Contract is Great American Advisors, LLC. The offering of the Contract is intended to be continuous. The underwriter will use its best efforts to sell the Contract.

The Contract is sold by broker-dealers who are also registered as, affiliated with, or in a contractual relationship with a registered investment advisor, through their registered representatives/investment advisor representatives. The Contract is intended to be used by investors who have engaged these investment advisors and investment advisor representatives to manage their Contract for a fee. We offer other registered index-linked annuity contracts with different product features, benefits, and charges.

This prospectus is not an offering in any state, country, or jurisdiction in which we are not authorized to sell the Contract.

If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. In most states, you will bear the risk of any decreases in Indexed Strategy values before cancellation. The right to cancel is described more fully in the Right to Cancel section of this prospectus.

Our form number for the Contract is P1841622NW. Our form numbers for the Crediting Strategy endorsements to the Contract are E1825318NW, E1841922NW, E1841822NW, E1842022NW, E1843222NW, E1842422NW, E1842622NW, E1842122NW, E1842322NW, E1842722NW, and E1842922NW. The form numbers may vary by state. The Securities and Exchange Commission file number for the Contract is 333-______.

SECTION I

INDEX ACHIEVER ADVISORY ANNUITY INFORMATION

SPECIAL TERMS

In this prospectus, the following capitalized terms have the meanings set out below.

ACCOUNT VALUE. For each day, the Account Value is the sum of the current values of each Crediting Strategy, plus the current value of the Purchase Payment Account, if any.

ALLOCATION LIMIT. The limit for allocations and reallocations to the Declared Rate Strategy. The Allocation Limit is 12%. The Allocation Limit also applies to the Temporary Holding Account for Contracts issued in Missouri.

ANNUITANT. The natural person or persons on whose life the Annuity Payout Benefit is based.

ANNUITY PAYOUT BENEFIT. A series of periodic payments made under a Payout Option. The terms and conditions are described in the Annuity Payout Benefit section of this prospectus.

ANNUITY PAYOUT INITIATION DATE. The first day of the first payment interval for which payment of an Annuity Payout Benefit is to be made. This is the date we apply your Account Value to the Annuity Payout Benefit and calculate the payment amount.

BENEFICIARY. A person entitled to receive all or part of a Death Benefit that is to be paid under the Contract on account of a death before the Annuity Payout Initiation Date.

BUFFER. For each Buffer Strategy, the Buffer is the decrease in the value of an Index for a Term that is disregarded when determining the Loss for the Term. The Buffer is also used in the calculation of the Daily Value Percentage before the end of the Term. For each Term of each Buffer Strategy that we currently offer with this Contract, the Buffer is 10%. In the future, we may offer a new Strategy with a Buffer that is more or less than 10%.

CAP. For each Cap Strategy, the Cap is the largest rise in the Index over the Term that is taken into account to determine the Strategy value at the end of the Term. The Cap is also used in the calculation of the Daily Value Percentage for that Strategy before the end of the Term. We post on our website (www.gaig.com/RILArates) the Cap for each Term of a Cap Strategy at least 10 days before the next Term starts. For a given Term, we may set a different Cap for amounts attributable to Purchase Payments received on different dates.

CONTRACT. The annuity contract that is a legally binding agreement between you and Great American Life, including applicable endorsements and riders.

CONTRACT ANNIVERSARY. The date in each year that is the annual anniversary of the Contract Effective Date. That date is set out on your Contract Specifications Page.

CONTRACT EFFECTIVE DATE. The date as of which the initial Purchase Payment is applied to the Contract. That date is set out on your Contract Specifications Page.

CONTRACT SPECIFICATIONS PAGE. The pages in your Contract that contain details unique to your Contract.

CONTRACT YEAR. A 12-month period that starts on the Contract Effective Date or on a Contract Anniversary.

CREDITING STRATEGY (STRATEGY). A specified method by which declared interest is set or values are calculated. The Crediting Strategies that are currently available are set out on the first page of this prospectus.

DAILY VALUE PERCENTAGE. The Daily Value Percentage is used to determine the value of an Indexed Strategy before the end of a Term. For each day of a Term of an Indexed Strategy before the final Market Day of the Term, the Daily Value Percentage is equal to: (1) the Net Option Price for that day; minus (2) the Amortized Option Cost for that day; and minus (3) the Trading Cost for that day.

See the next section (Special Terms Related to Daily Value Percentage) for the definitions of Amortized Option Cost, Net Option Price, and Trading Cost.

DEATH BENEFIT. An amount that becomes payable if you die before the Annuity Payout Initiation Date and before the date that the Contract is Surrendered. The terms and conditions are described in the Death Benefit section of this prospectus.

DECLARED RATE. A fixed interest rate set by us for a Term of the Declared Rate Strategy.

DECLARED RATE STRATEGY. A Crediting Strategy that credits interest at a Declared Rate. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri. (For Contracts issued in Missouri, see the State Variations section below for more information about the Temporary Holding Account, which has many of the same features as the Declared Rate Strategy.)

DOWNSIDE PARTICIPATION RATE. For each Downside Participation Rate Strategy, the Downside Participation Rate is your share of any fall in the Index over a Term taken into account to determine the Strategy value at the end of the Term. The Downside Participation Rate is also used in the calculation of the Daily Value Percentage before the end of the Term. For every Term of each Downside Participation Rate Strategy that we currently offer with this Contract, the Downside Participation Rate is 50%. In the future, we may offer a new Strategy with a Downside Participation Rate that is more or less than 50%.

FLOOR. For a Floor Strategy, the Floor is the decrease in the value of an Index for a Term that is taken into account when determining the Loss for the Term. The Floor is also used in the calculation of the Daily Value Percentage before the end of the Term. For each Term of the Floor Strategy that we currently offer with this Contract, the Floor is -10%. In the future, we may offer a new Strategy with a Floor that is more or less than -10%.

GREAT AMERICAN LIFE (“WE,” “US,” “OUR,” “GALIC”). Great American Life Insurance Company.

INDEX. A stock market index or an exchange-traded fund (ETF) used to calculate the value of an Indexed Strategy. The Index at the start of a Term is its level or price at the last Market Close on or before the first day of that Term. The Index at the end of a Term is its level or price at the final Market Close of that Term.

INDEXED STRATEGY. A Crediting Strategy that provides a return based, in part, on changes in the level or price of an Index over a Term.

INVESTMENT BASE. The base amount used to calculate the value of an Indexed Strategy. The Investment Base is the amount applied to an Indexed Strategy at the start of a current Term, adjusted proportionally for any withdrawal during the Term and any related Market Value Adjustment. An Investment Base is not used to calculate the value of a Declared Rate Strategy.

MARKET CLOSE. The close of the regular or core trading session on the market used to measure a given Index.

MARKET DAY. Each day that all markets that are used to measure the available Indexes are open for regular trading.

MARKET VALUE ADJUSTMENT. An adjustment made to the value of an Indexed Strategy if this Contract is surrendered or a withdrawal is taken from the Indexed Strategy (including systematic withdrawals, required minimum distributions, and withdrawals to pay advisory fees) before the sixth Contract Anniversary. The Market Value Adjustment does not apply to a withdrawal from the Declared Rate Strategy, the portion of the Account Value held in the Declared Rate Strategy on a Surrender, a Surrender that qualifies for a waiver, an Annuity Payout Benefit, or a Death Benefit.

OWNER (“YOU,” “YOURS”). The person(s) who possesses the ownership rights under the Contract. If there is more than one Owner, each Owner will be a joint owner of the Contract and each reference to Owner means joint owners.

PAYOUT OPTION. The form in which an Annuity Payout Benefit or a Death Benefit may be paid. Standard options are described in the Payout Options section of this prospectus.

PURCHASE PAYMENT. An amount received by us for the Contract. This amount is determined after deducting any taxes withheld from the payment and after deducting any fee charged by the person remitting payment.

PURCHASE PAYMENT ACCOUNT. An account where a Purchase Payment is held until it is applied to a Crediting Strategy on a Strategy Application Date.

REQUEST IN GOOD ORDER. An election or a request that is:

•	complete and satisfactory to us;

•	sent to us on our form or in a manner satisfactory to us, which may, at our discretion, be by telephone or electronic means; and

•	received at our administrative office.

An election or a request is complete and satisfactory when we have received: (1) all the information and legal documentation that we require to process the election or the request; and (2) instructions that are sufficiently clear that we do not need to exercise any discretion to process the election or the request. If you have any questions, you should contact us or your registered representative before submitting your election or your request.

STRATEGY APPLICATION DATE. The 6th and 20th days of each month.

SURRENDER. The termination of your Contract in exchange for its Surrender Value.

SURRENDER VALUE. For each day, the Surrender Value is the Account Value on that day plus or minus the Market Value Adjustment that would apply on a Surrender of the Contract. The Account Value will reflect the applicable Strategy values as calculated on that day, which will reflect the Daily Value Percentage whenever Surrender Value is measured before the end of a Term.

TAX-QUALIFIED CONTRACT. An annuity contract that is intended to qualify for special tax treatment for retirement savings. If your Contract is a Tax-Qualified Contract, the cover page of your Contract includes information about its tax qualification. If your Contract is not a Tax-Qualified Contract, the cover page of your Contract will identify it as a “Nonqualified Annuity.”

TERM. The period for which Contract values are allocated to a given Crediting Strategy, and over which interest or values are calculated. Terms are one year long or six years long. Each Term will start and end on a Strategy Application Date. A new Term will start on the date that the preceding Term ends.

UPSIDE PARTICIPATION RATE. For each Upside Participation Rate Strategy, the Upside Participation Rate is your share of any rise in the Index over a Term taken into account to determine the Strategy value at the end of the Term. The Upside Participation Rate is also used in the calculation of the Daily Value Percentage before the end of the Term. We post on our website (www.gaig.com/RILArates) the Upside Participation Rate for each Term of an Upside Participation Rate Strategy at least 10 days before the next Term starts. For a given Term, we may set a different Upside Participation Rate for amounts attributable to Purchase Payments received on different dates.

SPECIAL TERMS RELATED TO DAILY VALUE PERCENTAGE

AMORTIZED OPTION COST. The Amortized Option Cost is one part of the Daily Value Percentage used to determine the value of an Indexed Strategy each day before the final Market Day of a Term. The Amortized Cost for a day is calculated at the last Market Close on or before that day. The Amortized Option Cost is a percentage equal to: (1) the initial Net Option Price for an Indexed Strategy for the Term; multiplied by (2) the number of days remaining until the final Market Close of that Term divided by 365 days if that Term is one year long, or by 2,192 days if that Term is six years long. The initial Net Option Price is the Net Option Price calculated at the start of the Term.

NET OPTION PRICE. The Net Option Price is one part of the Daily Value Percentage used to determine the value of an Indexed Strategy on each day before the final Market Day of a Term. The Net Option Price for a day is calculated at the last Market Close on or before that day.

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For strategies with a Floor and a Cap, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price at that Market Close; minus (2) the OTM Call Option Price at that Market Close; minus (3) the ATM Put Option Price at that Market Close; and plus (4) the value of the OTM Put Option at the Market Close.

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For strategies with a Buffer and a Cap, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price at that Market Close; minus (2) the OTM Call Option Price at that Market Close; and minus (3) the OTM Put Option Price at that Market Close.

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For strategies with a Buffer and an Upside Participation Rate, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price at a Market Close multiplied by the Upside Participation Rate; minus (2) the OTM Put Option Price at that Market Close

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For strategies with a Downside Participation Rate and an Upside Participation Rate, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price at a Market Close multiplied by the Upside Participation Rate; minus (2) the ATM Put Option Price at that Market Close multiplied by the Downside Participation Rate.

The option prices in these formulas reflect the possible future change in the Index over the remainder of the Term. The formulas take into account the Cap or the Upside Participation Rate for the Term and the Downside Participation Rate, the Buffer, or the Floor.

Each option price is stated as a percentage of the Index at the last Market Close on or before the first day of the Term. The option price is an average of the bid-ask prices for the hypothetical option.

ATM CALL OPTION PRICE. The calculated price of a hypothetical at-the-money call option. The hypothetical at-the-money call option is one that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of a Term to the final Market Close of that Term.

ATM PUT OPTION PRICE. The calculated price of a hypothetical at-the-money put option. The hypothetical at-the-money put option is one that will pay the holder an amount equal to the percentage fall, if any, in the Index from the last Market Close on or before the start of a Term to the final Market Close of that Term.

OTM CALL OPTION PRICE. The calculated price of a hypothetical out-of-the-money call option. The hypothetical out-of-the-money call option is one that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of a Term to the final Market Close of that Term, but only if and to the extent that rise exceeds the Cap for that Term.

OTM PUT OPTION PRICE. The calculated price of a hypothetical out-of-the-money put option. The hypothetical out-of-the-money put option is one that will pay the holder an amount equal to the percentage decrease, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term, but only to the extent the percentage decrease exceeds the Buffer or Floor for the Term.

TRADING COST. The Trading Cost is one part of the Daily Value Percentage used to determine the value of an Indexed Strategy each day before the final Market Day of a Term. The Trading Cost is the estimated cost of selling the hypothetical options before the end of a Term. The Trading Cost for a day is a percentage set by us by the last Market Close on or before that day. The Trading Cost reflects the average market difference between option bid-ask average prices and option bid prices.

SUMMARY

The Great American Life Index Achiever Advisory annuity is an individual deferred indexed annuity contract that may help you accumulate retirement savings. The Contract is intended for long-term investment purposes. The Contract is a legal agreement between you as the Owner and Great American Life as the issuing insurance company. In the Contract, we agree to pay the Annuity Payout Benefit to you in exchange for one or more Purchase Payments. If you die before the Annuity Payout Initiation Date, we also agree to provide a Death Benefit that will never be less than the return of premium guarantee.

Like all deferred annuities, the Contract has two periods. During the period prior to the Annuity Payout Initiation Date, your Contract may accumulate earnings on a tax-deferred basis. During the period that begins on the Annuity Payout Initiation Date, we will make payments under the selected Payout Option.

The key features of the Contract are described in this Summary. Read this entire prospectus for more detailed information about the Contract.

Benefits (See “Cash Benefit”, “Annuity Payout Benefit”, and “Death Benefit” sections below for more details)

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The Annuity Payout Benefit is a series of periodic payments made under a Payout Option. This benefit can provide you with income for a fixed period of time or for life. It is based on the Account Value on the Annuity Payout Initiation Date.

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The Cash Benefit lets you take out all of your Account Value (Surrender) or take out part of it (withdrawal). A Market Value Adjustment generally applies if you take out money during the first six Contract Years. You can Surrender your Contract or take a withdrawal before the Annuity Payout Initiation Date.

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The Death Benefit is payable if you die before the Annuity Payout Initiation Date. This benefit is paid to your beneficiaries. It is based on the Death Benefit value. It will never be less than the Return of Premium Guarantee, which will be equal to your Purchase Payments, reduced proportionally for withdrawals (not including amounts applied to pay for negative Market Value Adjustments).

Purchase Payments and Issue Age (See “Purchase” section below for more details)

The Contract is a modified single premium annuity. This means we will accept Purchase Payments only during the purchase payment period, which ends two months after the Contract Effective Date.

The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if you want to make a Purchase Payment(s) of more than $1,000,000.

Each Owner must be age 80 or younger on the Contract Effective Date.

Indexed Strategies (See “Indexed Strategies” section below for more details)

For this Contract, we currently offer ten Indexed Strategies. Each of these Indexed Strategies uses one of four Indexes: S&P 500® Index, iShares® MSCI EAFE ETF, SPDR Gold Shares ETF, and iShares® U.S. Real Estate ETF. Nine of these Indexed Strategies have one-year Terms and one has a six-year Term.

S&P 500 1-Year -10% Floor with Cap Indexed Strategy

S&P 500 1-Year Participation Rate Indexed Strategy

S&P 500 1-Year 10% Buffer with Cap Indexed Strategy

S&P 500 6-Year 10% Buffer with Participation Rate Indexed Strategy

iShares MSCI EAFE ETF 1-Year Participation Rate Indexed Strategy

iShares MSCI EAFE ETF 1-Year 10% Buffer with Cap Indexed Strategy

SPDR Gold Shares ETF 1-Year Participation Rate Indexed Strategy

SPDR Gold Shares ETF 1-Year 10% Buffer with Cap Indexed Strategy

iShares US Real Estate ETF 1-Year Participation Rate Indexed Strategy

iShares US Real Estate ETF 1-Year 10% Buffer with Cap Indexed Strategy

Indexed Strategy Value (See “Indexed Strategy Value at End of Term” and “Indexed Strategy Value before End of Term” sections below for more details)

The value of an Indexed Strategy changes from day to day throughout each Term. The method used to calculate the Strategy value depends on whether the value is being calculated at the end of a Term or during a Term.

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Once the last Market Day of the Term has been reached, the value of an Indexed Strategy is equal to the remaining Investment Base increased for any rise in the applicable Index over that Term or decreased for any fall in the applicable Index over that Term. Any increase for the Term is limited by the Cap or Upside Participation Rate for the Term. Any decrease for the Term is limited by the Floor, Downside Participation Rate, or Buffer.

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On each day before the last Market Day of the Term, the value of an Indexed Strategy is equal to the remaining Investment Base increased or decreased by the Daily Value Percentage as of the most recent Market Close.

A withdrawal, including any withdrawal to pay advisory fees, reduces the Strategy value by the amount of the withdrawal plus or minus any related Market Value Adjustment.

Investment Base (See “Indexed Strategies” section below for more details)

The value of an Indexed Strategy is calculated using the Investment Base. The Investment Base is not your Strategy Value, Account Value, Surrender Value, Annuity Payout value, or Death Benefit value, but it is used to calculate those values.

At the start of a Term, the Investment Base of an Indexed Strategy is equal to the amount applied to that Strategy for that Term. The Investment Base will not change during a Term unless there is a withdrawal. For example, if $60,000 is applied to a given Indexed Strategy at the beginning of a Term, and there are no withdrawals, then the Investment Base throughout that Term will be $60,000.

In addition, a withdrawal reduces the Investment Base by the amount that is proportional to the reduction in the Strategy value on account of the withdrawal and any related Market Value Adjustment. For example, if a withdrawal and the related Market Value Adjustment are equal to 35% of the Strategy value, then the Investment Base for that Strategy will be reduced by 35%.

This means the dollar amount of the proportional reduction in the Investment Base will not be the same as the dollar amount of the withdrawal and the Market Value Adjustment.

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If the Strategy value immediately before the withdrawal is greater than the Investment Base, then the proportional reduction in the Investment Base will be less than the withdrawal and the related Market Value Adjustment.

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If the Strategy value immediately before the withdrawal is less than the Investment Base, then the proportional reduction in the Investment Base will be greater than the withdrawal and the related Market Value Adjustment.

Indexed Strategy Value at End of Term (See “Indexed Strategy Value at End of Term” section below for more details)

At the end of a Term, the value of an Indexed Strategy is equal to the remaining Investment Base increased for any rise in the Index or decreased for any fall in the Index over the Term.

Any increase for the Term is potentially limited by a Cap or limited by an Upside Participation Rate.

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For a Cap Strategy, the Cap for a Term is the largest rise in the Index over the Term taken into account to determine the Strategy value at the end of the Term. For example, if the Cap is 10% and the Index increases over the Term by 16%, the Cap limits the increase in Strategy value for the Term to 10%.

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For an Upside Participation Rate Strategy, the Upside Participation Rate for a Term is the portion of any rise in the Index over the Term that is taken into account to determine the Strategy value at the end of the Term. For example, if the Upside Participation Rate is 50% and the Index increases over the Term by 16%, the Upside Participation Rate limits the increase in Strategy value for the Term to 8%.

Any decrease for a Term is limited by a Floor, a Buffer, or a Downside Participation Rate.

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For a Floor Strategy, the Floor is the portion of any fall in the Index over the Term that is taken into account to determine the Strategy value for a Strategy at the end of the Term. For example, if the Floor is -10% and the Index decreases over the Term by 15%, the Floor limits the decrease in Strategy value for the Term to -10%.

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For a Buffer Strategy, the Buffer is the portion of any fall in the Index over the Term that is disregarded to determine the Strategy value for a Strategy at the end of the Term. For example, if the Buffer is 10% and the Index decreases over the Term by 15%, the Buffer limits the decrease in Strategy value for the Term to -5%.

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For a Downside Participation Rate Strategy, the Downside Participation Rate is the portion of any fall in the Index over the Term taken into account to determine the Strategy value at the end of the Term. For example, if the Downside Participation Rate is 50% and the Index decreases over the Term by 20%, the Downside Participation Rate limits the decrease in Strategy value for the Term to -10%.

We set the Caps and Upside Participation Rates for each Indexed Strategy prior to the start of each Term. This means Caps and Upside Participation Rates may change for each Term. A Cap will never be lower than 1%. An Upside Participation Rate will never be less than 5%. At least 10 days before the next Term starts, we will post the Caps and Upside Participation Rates that will apply to the Indexed Strategies for that next Term on our website (www.gaig.com/RILArates).

For each Term of the Floor Strategy that we currently offer with this Contract, the Floor is -10%. The Floor for a Floor Strategy will not change. In a hypothetical worst case scenario where the Index falls by 100% over the Term and the Floor is -10%, then the Strategy value at the end of the Term will be equal to the Investment Base decreased by 10%.

For each Term of each Downside Participation Rate Strategy that we currently offer with this Contact, the Downside Participation Rate is 50%. The Downside Participation for these Indexed Strategies will not change. In a hypothetical worst case scenario where the Index falls by 100% over the Term and the Downside Participation Rate is 50%, then the Strategy value at the end of the Term will be equal to the Investment Base decreased by 50%.

For each Term of each Buffer Strategy that we currently offer with this Contract, the Buffer is 10%. The Buffer for these Indexed Strategies will not change. In a hypothetical worst case scenario where the Index falls by 100% over the Term and the Buffer is 10%, then the Strategy value at the end of the Term will be equal to the Investment Base decreased by 90%.

Any increase or decrease in the value of an Indexed Strategy at the end of a Term is based on the value of the underlying Index on the final Market Day of the Term. This means that you may experience negative or flat performance for the Term even though the underlying Index rose throughout some or most of the Term.

Indexed Strategy Value before End of Term (See “Indexed Strategy Value Before End of Term” section below for more details)

Before the end of a Term, the value of an Indexed Strategy is equal to the Investment Base increased or decreased by the Daily Value Percentage. For example, if the Investment Base for a Strategy is $100,000 and the Daily Value Percentage is 8%, then the value of your Strategy on that day is equal to $108,000 ($100,000 Investment Base, increased by $100,000 x 8%). If the Investment Base for a Strategy is $100,000 and the Daily Value Percentage is -4%, then the value of your Strategy on that day is equal to $96,000 ($100,000 Investment Base, decreased by $100,000 x -4%).

The Daily Value Percentage is equal to the Net Option Price, reduced by the Amortized Option Cost and the Trading Cost.

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The Net Option Price is the calculated price of hypothetical options that represent the projected change in the applicable Index over the full Term. The calculated price takes into account the applicable Cap or Upside Participation Rate and the Downside Participation Rate.

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For strategies with a Floor and a Cap, the Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price at that Market Close; minus (2) the OTM Call Option Price at that Market Close; minus (3) the ATM Put Option Price at that Market Close; and plus (4) the value of the OTM Put Option at the Market Close.

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For strategies with a Buffer and a Cap, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price at that Market Close; minus (2) the OTM Call Option Price at that Market Close; and minus (3) the OTM Put Option Price at that Market Close.

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For strategies with a Buffer and an Upside Participation Rate, the Net Option Price as of a Market Close is equal to: (1) the ATM Call Option Price at a Market Close multiplied by the Upside Participation Rate; minus (2) the OTM Put Option Price at that Market Close

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For strategies with a Downside Participation Rate and an Upside Participation Rate, the Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price at a Market Close multiplied by the Upside Participation Rate; minus (2) the ATM Put Option Price at that Market Close multiplied by the Downside Participation Rate.

•	The Amortized Option Cost is the calculated price of those options at the start of the Term amortized over the Term.

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The Amortized Option Cost is a percentage equal to: (1) the initial Net Option Price for an Indexed Strategy for the Term; multiplied by (2) the number of days remaining until the final Market Close of that Term divided by 365 days if that Term is one year long, or by 2,192 days if that Term is six years long.

•	The Trading Cost is the estimated cost of selling those options. It is a percentage set by us by the last Market Close on or before that day.

Here is the formula we use to calculate the Daily Value Percentage.

Daily Value Percentage = Net Option Price – Amortized Option Cost – Trading Cost

Examples. At the beginning of a Term, you allocate $100,000 to an Indexed Strategy. You do not take any withdrawals during that Term, which means your Investment Base on each day of that Term is $100,000.

	On Day 30 of the Term	On Day 253 of the Term
Assumptions
Net Option Price	1.61%	10.00%
Amortized Option Cost	2.11%	0.70%
Trading Cost	0.20%	0.20%
Calculations
Daily Value Percentage	-0.70% (1.61% - 2.11% - 0.20%)	9.10% (10.00% - 0.70% - 0.20%)
Dollar amount of increase/decrease	$700 decrease ($100,000 x -0.70%)	$9,100 increase ($100,000 x 9.10%)
Strategy value	$99,300 ($100,000 - $700)	$109,100 ($100,000 + $9,100)

Declared Rate Strategy (See “Declared Rate Strategy” section below for more details)

Amounts held under the Declared Rate Strategy are credited with interest daily throughout a Term at a rate we set before that Term begins. This means the interest rate for the Declared Rate Strategy may change for each Term. Each Term of the Declared Rate Strategy is one year long. A Declared Rate will never be less than 1%. At least 10 days before the next Term starts, we will post the Declared Rate that will apply to the Declared Rate Strategy for that next Term on our website. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri. For Contracts issued in Missouri, see the State Variations section below for more information about the Temporary Holding Account, which has many of the same features as the Declared Rate Strategy.

Allocation Limit (See “Declared Rate Strategy – Allocation Limit” section below for more details)

When a Purchase Payment is applied to Crediting Strategies, the percentage of the Purchase Payment Account applied to the Declared Rate Strategy cannot exceed the Allocation Limit of 12%. When ending values are reallocated to Crediting Strategies at the end of a Term, the percentage of the Account Value to be applied to the Declared Rate Strategy cannot exceed the Allocation Limit. If you do not make a request to reallocate the ending values of your Crediting Strategies for a given Term, the ending value of the Declared Rate Strategy may be applied to a new Term of that same Strategy even if it exceeds the Allocation Limit for the Declared Rate Strategy. This limit also applies to the Temporary Holding Account for Contracts issued in Missouri.

Strategy Renewals and Reallocations (See “Strategy Selections at Term End” section below for more details)

At the end of each Term, you may reallocate the ending values of the Crediting Strategies for that Term among the Strategies.

•	If you reallocate, then we will apply the ending values of the Crediting Strategies to a new Term of the Crediting Strategies that you select.

•	If you do not reallocate, then we will apply the ending value of each Crediting Strategy to a new Term of that same Strategy, as long as the same Strategy is available for a new Term.

The S&P 500 6-Year 10% Buffer with Participation Rate Indexed Strategy is only available for a Term that starts in the first Contract Year. If at the end of the six-year Term you do not reallocate, then we will apply the ending value of that Strategy to a new Term of the S&P 500 1-Year 10% Buffer with Cap Indexed Strategy.

You cannot reallocate your value among Crediting Strategies during a Term. We will send you written notice at least 30 days before the end of a Term to provide you with the opportunity to make a reallocation. However, you will not know the Cap and Upside Participation Rates applicable to a new Term until 10 days before the end of the current Term. You should consider this information before finalizing your renewal or reallocation decision.

Access to Your Money through Withdrawals (See “Cash Benefit” section below for more details)

You may take a withdrawal from your Contract at any time prior to the Annuity Payout Initiation Date. During the first six Contract Years, a Market Value Adjustment will apply unless your withdrawal comes from the Declared Rate Strategy. A withdrawal from an Indexed Strategy will reduce the Account Value by the amount of the withdrawal, including any taxes and any applicable Market Value Adjustment. A withdrawal during a Term will reduce the Investment Base, which is used to calculate subsequent Strategy values for that Term, by an amount that is proportional to the reduction in the Indexed Strategy value due to the withdrawal.

Market Value Adjustment (See “Market Value Adjustment” section below for more details)

A Market Value Adjustment applies during the first six Contract Years if you Surrender your Contract or withdraw from an Indexed Strategy. The Market Value Adjustment equals the MVA factor multiplied by the amount subject to the adjustment.

The MVA factor is equal to:

(A – (B + K)) x N

Where:

A=	the MVA Index Interest Rate on the Contract Effective Date;
B=	the MVA Index Interest Rate for the date of the withdrawal or surrender;
K =	the spread factor of 0.25% (see State Variations section below for exceptions); and
N =	the number of whole and partial years remaining to the sixth Contract Anniversary.

For Contracts issued in certain states, the spread factor does not apply. See the State Variations section below for any special rule relating to the spread factor in your state.

For example, if a withdrawal was made on the second Contract Anniversary, the MVA Index Interest Rate on the Contract Effective Date was 3%, and the MVA Index Interest Rate for the date of the withdrawal or surrender was 4%, the MVA factor would be equal to -5% (3% - (4% + 0.25%)) X 4 = -5%).

If you take a withdrawal from your Contract, the amount subject to the charge is the amount taken from Indexed Strategies plus any amount needed to pay a negative Market Value Adjustment. If you Surrender your Contract, the amount subject to the charge is your Account Value minus the value of the Declared Rate Strategy.

When you request a withdrawal, we will reduce the amount we pay you by the amount of a negative Market Value Adjustment, or we will increase the amount we pay you by the amount of a positive Market Value Adjustment. If you instruct us to pay you the specific withdrawal amount, we will instead reduce your Account Value by both the requested specific withdrawal amount plus the amount of needed to pay a negative Market Value Adjustment or minus the amount provided by a positive Market Value Adjustment. In this case, since you opted not to pay the Market Value Adjustment out of your withdrawal proceeds, we treat a negative Market Value Adjustment as an additional requested withdrawal or a positive Market Value Adjustment as a credit that need not be withdrawn from the Indexed Strategy values. We will apply the Market Value Adjustment to both the specified withdrawal amount, as well as any amounts we withdraw to cover a negative Market Value Adjustment.

For example, if a contractholder requested that $10,000 be withdrawn when they have no funds in the Declared Rate Strategy and a -5% MVA factor was in effect, a $500 Market Value Adjustment would apply (5% of $10,000 withdrawn). The contractholder would receive $9,500 ($10,000 - $500), minus any income tax withholding.

Similarly, if a contractholder instead requested that they receive a net amount of $10,000 from their account in the same circumstances, we would treat the Market Value Adjustment amount as an additional requested withdrawal subject to a negative Market Value Adjustment. This means that we will “gross up” your requested withdrawal to cover applicable Market Value Adjustments (and any income tax withholding). If we assume that no income tax withholding applies, the withdrawal would be grossed up to $10,526, calculated by dividing the net amount requested by 1 minus the MVA factor ($10,000 / (1 – 0.05)). The Market Value Adjustment would be $526 (5% of the $10,526 withdrawal), and the contractholder would receive $10,000 ($10,526 - $526).

MVA Index (See “MVA Index” section below for more details)

The Market Value Adjustment depends on changes in the MVA Index Interest Rate since the Contract Effective Date and the amount of time remaining until the sixth Contract Anniversary. The MVA Index is the BofA Merrill Lynch 5-10 Year US Corporate Bond Index. We may replace the MVA Index if it is discontinued or we are no longer able to use it or its calculation changes substantially. We may do so at the end of a Term or during a Term. We will notify you in writing at least 30 days before we replace an Index.

Payout Options (See “Payout Options” section below for more details)

Like all annuity contracts, the Contract offers a range of Payout Options, which provide payments for your lifetime or for a fixed period. After payments begin, you cannot change the Payout Option or any fixed period you selected. The standard Payout Options are listed below.

•	Fixed Period Payout

•	Life Payout

•	Life Payout with Payments for at Least a Fixed Period

•	Joint and One-Half Survivor Payout

Death Benefit (See “Death Benefit” section below for more details)

A Death Benefit is payable under the Contract if you die before the Annuity Payout Initiation Date. If the Owner is a non-natural person, such as a trust or a corporation, then a Death Benefit is payable under the Contract if an Annuitant dies before the Annuity Payout Initiation Date.

The Death Benefit value is the greater of: (1) the Account Value as of the applicable date; or (2) the Return of Premium Guarantee, which will be equal to your Purchase Payment(s) reduced proportionally for all withdrawals (including withdrawals to pay advisory fees), but not including amounts applied to pay negative Market Value Adjustments.

Tax Deferral (See “Federal Tax Considerations” section below for more details)

The Contract is generally tax deferred, which means that you are not taxed on the earnings in your Contract until the money is paid to you. If a non-tax-qualified Contract is owned by a non-natural owner, such as a partnership, limited liability company, or corporation, it is subject to special rules and generally will not qualify for tax deferral. These special rules may also apply to a non-tax-qualified Contract owned by certain irrevocable trusts that have charitable or other non-natural beneficiaries.

A tax-qualified retirement plan such as an IRA also provides tax deferral. Buying the Contract within a tax-qualified retirement plan does not give you any extra tax benefits. There should be reasons other than tax deferral for buying the Contract within a tax-qualified retirement plan.

Right to Cancel (See “Right to Cancel (Free Look)” section below for more details)

If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. If you cancel your Contract, you will receive a refund. The amount of the refund will depend on where you live. In some states, the refund amount is equal to the Purchase Payments. In other states, the refund amount is equal to the Account Value on the day that we receive a cancellation request. In this case, an owner bears the risk of changes in Indexed Strategy values before cancellation. No adjustment will be made for the Daily Value Percentage and no Market Value Adjustments will apply to the amount refunded. Unless required by state law, we do not refund any negative Market Value Adjustments assessed during the free look period that relate to a withdrawal (including withdrawals to pay advisory fees) taken before you cancel the Contract. See the Right to Cancel (Free Look) section for more information about your cancellation rights and the State Variations section of this prospectus for more information about state variations that apply to cancellation rights.

There may be tax consequences if you cancel the Contract. You should seek advice on tax questions based on your particular circumstances from a tax advisor.

RISK FACTORS

The Contract involves certain risks that you should understand before purchasing it. You should carefully consider your income needs and risk tolerance to determine whether the Contract or a particular Indexed Strategy is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Crediting Strategies you choose.

Loss of Principal Related to Indexed Strategies

There is a significant risk of loss of principal and prior earnings due to the fall of an Index if you allocate your Purchase Payment(s) to an Indexed Strategy. Such a loss may be substantial. This risk exists because, at the end of that Term, you can lose up to 90% of the money allocated to a Buffer Strategy, or 50% of the money allocated to a Downside Participation Rate Strategy, or 10% of the money allocated to a Floor Strategy. In addition, before the end of a Term, the value of a Strategy may be even less than 50% of the money allocated to a Downside Participation Rate Strategy, or even less than 10% for money allocated to a Buffer Strategy, or even less than 90% for money allocated to the Floor Strategy, because the loss will include a reduction for the Amortized Option Cost and the Trading Cost. If you allocate money to one or more Strategies over multiple Terms, you may lose money each Term, which may result in a cumulative loss of your Purchase Payment(s) that is greater than 50% for a Downside Participation Rate Strategy, or greater than 90% for a Buffer Strategy, or greater than 10% for the Floor Strategy.

In the future, we may offer a new Strategy with a Downside Participation Rate that is more or less than 50%, or with a Buffer of more or less than 10%, or a Floor of more or less than -10%. The risk of loss of principal will be greater if you allocate money to a Strategy with a higher Downside Participation Rate, or less of a Buffer, or a more negative Floor. In a worst case scenario, if we could eliminate all of the current Indexed Strategies and offer only new Indexed Strategies with higher Downside Participation Rates, or lesser Buffers, or more negative Floors, then your risk of loss of principal would increase.

Loss of Principal Related to Market Value Adjustment

There is also a risk of loss of principal and prior earnings if you take a withdrawal (including withdrawals to pay advisory fees) from your Contract or Surrender it during the first six Contract Years and a Market Value Adjustment applies. This risk exists for each Indexed Strategy, but not the Declared Rate Strategy. A Market Value Adjustment may reduce the value of the Indexed Strategy. This reduction may exceed any prior earnings.

Long-Term Nature of Contract

The Contract is a deferred annuity, which means the Annuity Payout Benefit will begin on a future date. We designed the Contract to be a long-term investment that you can use to help build a retirement nest egg and provide income for retirement. The limitations, adjustments and charges included in the Contract reflect its long-term nature.

Limits on Strategy Value at End of Term

If the Index rises over the Term and a Cap applies, then the Strategy value at the end of the Term can never be more than the Investment Base increased by the Cap for that Term even if the Index has risen by more than the Cap. If the Index rises over the Term and an Upside Participation Rate applies, then the Strategy value at the end of the Term will be the Investment Base increased by your share of the rise in the Index. Your share of any rise in the Index is equal to the Upside Participation Rate for that Term multiplied by the rise in the Index. Due to these limitations, in many cases the return on money allocated to Cap Strategy will not fully reflect the corresponding rise in the Index over the Term and the return on money allocated to an Upside Participation Rate Strategy that is less than 100% will never reflect the entire corresponding rise in the Index over the Term.

Index Changes Over the Course of Term

At the end of a Term, we measure the Index change by comparing the Index value on the first day of the Term to the Index value on the last day of the Term. This means that if the Index value is lower on the last day of the Term, you may experience negative or flat performance even if the Index rose through some, or most, of the Term.

The Contract offers you the opportunity to allocate funds to Indexed Strategies for one-year or six-year Terms. For Indexed Strategies with a six-year Term, changes in Strategy value as a result of Index performance will only be measured over a six-year period and not annually.

Limits on Strategy Value before End of Term

Before the end of a Term, we calculate the value of an Indexed Strategy using a Daily Value Percentage that is not tied directly to the underlying Index. The Daily Value Percentage includes the prices of hypothetical options. Such option prices will vary from day to day. You will bear the risk that the Daily Value Percentage may decrease the Strategy value before the end of a Term.

The Daily Value Percentage includes deductions for the Amortized Option Cost and the Trading Cost, which means that any Strategy value before the end of a Term will almost always be less than the value suggested by the rise or fall of the Index. Because the Amortized Option Cost is a decreasing value, its negative impact on Strategy values will be more pronounced at the start of a Term than at the end of that Term. In addition, even if the Index rises, the Strategy value may be less than the Investment Base due to these deductions.

Strategy values are used to calculate the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit. Accordingly, the Amortized Option Cost and Trading Cost will have a negative effect on such benefits taken before the end of a Term.

For more information on how we determine the prices of hypothetical options, see the Option Prices section of this Prospectus.

Limits on Reallocations

You cannot reallocate money among the Crediting Strategies prior to the end of a Term. If you want to take money out of a Crediting Strategy during a Term, you must take a withdrawal or Surrender your Contract.

Effect of Surrenders

If you Surrender your Contract at any time during the first six Contract Years and a Market Value Adjustment applies, the amount payable may reflect a deduction for the Market Value Adjustment. If you Surrender your Contract at the end of a Term, the amount payable will reflect any rise or fall of the applicable Indexes over the Term, applicable Caps, Upside Participation Rates, Floors, Buffers, and Downside Participation Rates. If you Surrender your Contract before the end of a Term, the amount payable will reflect the applicable Daily Value Percentage.

Effect of All Withdrawals

If you take a withdrawal at any time, including any withdrawals to pay advisory fees, we will reduce your Account Value by an amount equal to your withdrawal. If you take a withdrawal from an Indexed Strategy during the first six Contract Years and a Market Value Adjustment applies, we will also adjust the amount of your withdrawal by the amount of the Market Value Adjustment.

Each withdrawal from an Indexed Strategy, including withdrawals under an automatic withdrawal program, withdrawals to satisfy a required distribution, or withdrawals to pay advisory fees, will reduce the Strategy value and, unless at the end of a Term, the Investment Base.

Timing and Effect of Withdrawals Before End of Term

You should take into consideration the dates on which the Term(s) of your Indexed Strategies end relative to the timing of a withdrawal.

•	If you take a withdrawal from an Indexed Strategy before the end of a Term, we will immediately reduce the Investment Base for that Indexed Strategy.

•	The reduction will be proportional to the reduction in the Account Value, which means that the proportional reduction in the Investment Base could be larger than the dollar amount of the withdrawal.

•

Reductions to the Investment Base will have a negative effect on any increases in the Indexed Strategy value for the remainder of that Term, but will also reduce any decreases in the Indexed Strategy value for the remainder of that Term.

•	Once the Investment Base for an Indexed Strategy is reduced due to a withdrawal before the end of a Term, it will not increase at any time during the remainder of that Term.

Each withdrawal from an Indexed Strategy before the end of a Term, including withdrawals to pay advisory fees, withdrawals under an automatic withdrawal program and withdrawals to satisfy a required distribution, will proportionally reduce the Investment Base.

No Ability to Determine Contract Values in Advance

We will process any withdrawal request at the first Market Close after receipt of your Request in Good Order. This means you will not be able to determine in advance the amount of the proportional reduction in the Investment Base due to the withdrawal.

Likewise, you will not be able to determine in advance the amount payable upon Surrender, to be applied to the Annuity Payout Benefit or payable as the Death Benefit.

Changes in Caps, Upside Participation Rates, and Trading Cost

We set a Cap or an Upside Participation Rate for each new Term of an Indexed Strategy. The Cap or Upside Participation Rate for a new Term of an Indexed Strategy may be lower than its Cap or Upside Participation Rate for the current Term. A Cap may be as low as 1%. An Upside Participation Rate may be as low as 5%. You risk the possibility that the Cap or Upside Participation Rate for a new Term may be lower than you would find acceptable.

We may change the Trading Cost at any time due to changes in option prices. You bear the risk of any negative effect of an increase in the Trading Cost.

Changes in Declared Rates

We set a Declared Rate for each new one-year Term of the Declared Rate Strategy. The Declared Rate may be as low as 1%. You risk the possibility that the Declared Rate for a new Term may be lower than you would find acceptable.

Unavailable Indexed Strategies

At the end of a Term, we may stop offering any Indexed Strategy and, consequently, an Indexed Strategy you selected may not be available after the end of a Term. In such an event, the Company will amend the prospectus. At least 30 days before the end of each Term, we will send you a written notice with information about the Indexed Strategies that will be available for the next Term.

The S&P 500 6-Year 10% Buffer with Participation Rate Indexed Strategy is not available for Terms that begin after the first Contract Year. If funds are allocated to the S&P 500 6-Year 10% Buffer with Participation Rate Indexed Strategy and you do not reallocate at the end of the Term, then we will apply the ending value of that Strategy to a new Term of the S&P 500 1-Year 10% Buffer with Cap Indexed Strategy. If funds are allocated to any other Indexed Strategy that will not be available for the next Term and you do not request a reallocation of those funds, we will apply the ending value of that Indexed Strategy as follows:

1)	to another Indexed Strategy that we designate that uses the same index as the given Indexed Strategy and has a Term that is no longer than the given Indexed Strategy; or

2)	to the Declared Rate Strategy to the extent it does not cause the allocation to exceed the Allocation Limit; or

3)	to the extent that it cannot be allocated to the Declared Rate Strategy, then to the S&P 500 –10% Floor Strategy.

We may establish minimum and maximum amounts or percentages that may be applied to a given Indexed Strategy. This means that an Indexed Strategy you selected may not be available after the end of a Term because the amount to be applied to that Strategy is less than the minimum we set for the new Term. Likewise, the amount to be applied to an Indexed Strategy may be limited by the maximum we set for the new Term. At least 30 days before the end of each Term, we will send you a written notice with information about any maximum or minimum that will apply for the next Term. If funds cannot be applied to a Strategy due to the minimum or maximum we set for the next Term and you do not request a reallocation of those funds, we will apply the funds to the Declared Rate Strategy.

In these cases, the funds that we allocate to the Declared Rate Strategy may earn a return that is lower than the return those funds would have earned if they had been applied to the Indexed Strategy you selected.

If you choose to Surrender your Contract because a certain Indexed Strategy is no longer available, you may be subject to a Market Value Adjustment. There may be tax consequences if you Surrender your Contract. You should seek advice on tax questions based on your particular circumstances from a tax advisor.

Replacement of an Index

We have the right to replace an Index, including the MVA Index, if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. If we replace an Index, notice will be provided to contract owners and the Company will amend the prospectus. If we replace an Index connected to an Indexed Strategy during a Term, we will calculate any rise or fall in the Index using the old Index up until the replacement date. After the replacement date, we will calculate any rise or fall in the Index using the new Index. The performance of the new Index may not be as good as the performance of the old Index. As a result, funds allocated to an Indexed Strategy may earn a return that is lower than the return they would have earned if there had been no replacement.

Involuntary Termination of Contract

If your Account Value on any anniversary of the initial Strategy Application Date is below the minimum value of $5,000 for any reason, we may terminate your Contract on that anniversary. If your Contract has Terms that end on the same date because you made only one Purchase Payment, any involuntary termination will occur on that date. If your Contract has Terms that end on different dates because you made more than one Purchase Payment, any involuntary termination will occur on one of those dates, which will be the end of one Term but not the end of the other Terms. In this case, the Surrender Value payable upon termination of your Contract will reflect the Daily Value Percentages used to calculate the values of Indexed Strategies with Terms that are not ending on the termination date.

No Direct Investment in S&P 500 Index

When you allocate money to an Indexed Strategy that uses the S&P 500 Index, you will not be investing in that Index, or in any stock included in that Index. The S&P 500 Index is calculated without taking into account dividends paid on stocks that make up the S&P 500 Index. In addition, because the performance of an S&P 500 Indexed Strategy is linked to the performance of the S&P 500 Index and not the performance of the stocks included in the Index, your return may be less than that of a direct investment in such stocks. In addition, due to the same limitations, your return may be less than that of a direct investment in a fund that tracks the S&P 500 Index.

No Direct Investment in SPDR Gold Shares ETF

When you allocate money to an Indexed Strategy that uses the SPDR Gold Shares ETF, you will not be investing in that exchange-traded fund or the securities or other assets held by the fund. In addition, because the performance of SPDR Gold Shares ETF is linked to the performance of the share price of the ETF, which is determined by trading on the exchange, and not the performance of its investment portfolio, your return may be less than that of a direct investment in the securities or other assets held by the fund. In addition, due to the same limitations, your return may be less than that of a direct investment in the fund.

No Direct Investment in an iShares ETF

When you allocate money to an Indexed Strategy that uses the iShares MSCI EAFE ETF or iShares U.S. Real Estate ETF, you will not be investing in that exchange-traded fund, the securities or other assets held by the fund, in any underlying index tracked by the fund, or in the securities or other assets held by such underlying index. In addition, because the performance of an iShares ETF is linked to the performance of the share price of the ETF, which is determined by trading on the exchange, and not the performance of its investment portfolio, its underlying index or the components of that index, your return may be less than that of a direct investment in the securities or other assets held by the fund or a direct investment in the components of the fund’s underlying index. In addition, due to the same limitations, your return may be less than that of a direct investment in the fund.

Divergence of Performance

The performance of an Indexed Strategy will diverge from the performance of the underlying Index because changes in the value of an Indexed Strategy at the end of a Term are subject to Caps or Upside Participation Rates and the Downside Participation Rate, Floor, or Buffer, and because changes in the value of an Indexed Strategy before the end of a Term are based on the Daily Value Percentage.

Market Risk Related to Indexes

Money allocated to an Indexed Strategy that uses the S&P 500 Index is subject to the risk that the market value of the underlying securities that comprise the S&P 500 Index may decline over a Term. Likewise, money allocated to an Indexed Strategy that uses the SPDR Gold Shares ETF,

iShares MSCI EAFE ETF, or the iShares U.S. Real Estate ETF is subject to the risk that the fund’s share price may decline over a Term. The level of the S&P 500 Index and the share prices of the SPDR Gold Shares ETF, iShares MSCI EAFE ETF, and the iShares U.S. Real Estate ETF may be volatile. Any such market loss in an amount limited by the Buffer, Floor, or Downside Participation Rate will be reflected in the Indexed Strategy value. For example, with a Downside Participation Rate of 50%, the Downside Participation Rate Strategy value will be reduced by 50% of a fall in the Index at the end of a Term. This risk applies even if you do not take a withdrawal before the end of a Term.

The outbreak of the novel coronavirus known as COVID-19 was declared a pandemic by the World Health Organization in March 2020. In February 2022, Russia invaded Ukraine and has been subjected to wide-ranging sanctions. As of the date of this prospectus, the COVID-19 pandemic and the Russia invasion of Ukraine have led to significant volatility in the financial markets. These market conditions have impacted the performance of the Indexes to which the Indexed Strategies are linked. If these market conditions continue, and depending on your individual circumstances (e.g., your selected Crediting Strategies and the timing of any Purchase Payments, transfers, or withdrawals), you may experience (perhaps significant) negative returns under the Contract. The duration of the COVID-19 pandemic, and the future impact that the pandemic and the invasion of Ukraine may have on the financial markets and global economy, cannot be foreseen, however. You should consult with a Financial Professional about how the COVID-19 pandemic, war in Ukraine, and the recent market conditions may impact your future investment decisions related to the Contract, such as purchasing the Contract or making Purchase Payments, transfers, or withdrawals, based on your individual circumstances.

The historical performance of an Index does not guarantee future results.

S&P 500 Index. The S&P 500® Index is designed to reflect the large-cap sector of the U.S. equity market and, due to its composition, it also represents the U.S. equity market in general. Any positive change in the S&P 500 Index over a Term will be lower than the total return on an investment in the stocks that comprise the S&P 500 Index because such total return will reflect dividend payments on those stocks and the S&P 500 Index will not reflect those dividend payments. More information about the S&P 500 Index is set out in the Indexes section of this prospectus.

SPDR Gold Shares ETF. The SPDR Gold Shares represent units of beneficial interest in, and ownership of, the SPDR Gold Trust, an exchange traded fund that holds gold bullion. The investment objective of the trust is for the shares to reflect the performance of the price of gold bullion, less the trust’s expenses. The shares are designed to mirror as closely as possible the price of gold, and the value of the shares relates directly to the value of the gold held by the trust, less its liabilities. The price of gold has fluctuated widely over the past several years and the shares have experienced significant price fluctuations. The value of the gold held by the trust is determined using the London Bullion Market Association (LBMA) Gold Price PM. The Gold Shares trade on the NYSE Arca under the symbol GLD. For more information, visit www.spdrgoldshares.com.

iShares MSCI EAFE ETF. The iShares MSCI EAFE ETF is an exchange traded fund that seeks to track the investment results of an index composed of large- and mid-capitalization developed market equities, excluding the U.S. and Canada (MSCI EAFE Index). This underlying index includes stocks from Europe, Australasia and the Far East. It may include large- or mid-capitalization companies. The share price of the iShares MSCI EAFE ETF is tied to the performance of large- and mid-capitalization developed market equites, excluding the U.S. and Canada. The share price may not replicate the performance of the fund, its underlying index, or the components of that index. More information about the iShares MSCI EAFE ETF is set out in the Indexes section of this prospectus. To learn more about the iShares MSCI EAFE ETF, visit iShares.com and search ticker symbol EFA.

iShares U.S. Real Estate ETF. The iShares U.S. Real Estate ETF is an exchange traded fund that seeks to track the investment results of an index composed of U.S. equities in the real estate sector (Dow Jones U.S. Real Estate Index). This underlying index may include large-, mid- or small-capitalization companies. A significant portion of the underlying index is represented by real estate investment trusts (REITs), but the components are likely to change over time. The share price of the iShares U.S. Real Estate ETF is tied to the performance of the real estate sector. The share price may not replicate the performance of the fund, its underlying index, or the components of that index. More information about the iShares U.S. Real Estate ETF is set out in the Indexes section of this prospectus. To learn more about the iShares U.S. Real Estate ETF, visit iShares.com and search ticker symbol IYR.

Market Risk Related to Option Prices

Before the end of a Term, money allocated to an Indexed Strategy is subject to the risk that changes in the related option prices may have a negative effect on the value of the Indexed Strategy. This risk applies only if you take a withdrawal (including withdrawals to pay advisory fees) before the end of a Term.

Regulatory Risk

Great American Life is not an investment company. Neither Great American Life nor the separate account that we established in connection with the Contracts is registered as an investment company under the Investment Company Act of 1940. The protections provided to investors by that Act are not applicable to the Contract.

Reliance on Our Claims-Paying Ability

No company other than Great American Life has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of Great American Life for its claims-paying ability.

Our general account assets fund the guarantees provided in the Contracts. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. We established a non-unitized separate account for the purpose of supporting our obligation to adjust the

Indexed Strategy values based on the Daily Value Percentage or rise or fall of the Index. The assets in the non-unitized separate account are not chargeable with liabilities arising out of any other business that we conduct but may lose value. The non-unitized separate account differs from the unitized separate accounts that support our variable annuity contracts. As a result, unlike the owner of a traditional variable annuity who has a beneficial interest in, and participates in the performance of, the assets of the related unitized separate account, you do not have any interest in or claim on the assets in the non-unitized separate account and you will not participate in any way in the performance of assets held in that account.

Various factors, such as those listed below, could materially affect our business, financial condition, cash flows, or future results and, in turn, our financial strength and claims-paying ability. A more complete discussion of these factors appears on pages 79-83.

•	Financial losses including those resulting from the following events:

•	Adverse developments in financial markets and deterioration in global economic conditions

•	Unfavorable interest rate environments

•	Losses on our investment portfolio

•	Loss of market share due to intense competition

•	Ineffectiveness of risk management policies

•	Changes in applicable law and regulations

•	Inability to obtain or collect on reinsurance

•	A downgrade or potential downgrade in our financial strength ratings

•	Variations from actual experience and management’s estimates and assumptions that could result in inadequate reserves

•	Significant variations in the amount of capital we must hold to meet statutory capital requirements

•	Legal actions and regulatory proceedings

•	Difficulties with technology or data security

•	Failure to protect confidentiality of customer information

•	Failure to maintain effective and efficient information systems

•	Occurrence of catastrophic events, terrorism, or military actions

The economic impacts of the COVID-19 pandemic and war in Ukraine may negatively affect our financial condition and results of operations. The extent to which the COVID-19 pandemic and war in Ukraine impact financial markets, the global economy, and our financial strength and claims-paying ability will depend on future developments that cannot be predicted with certainty. We continue to be subject to significant state solvency regulations that require us to reserve amounts to pay our contractual guarantees. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors Related to GALIC’s Business,” and “Financial Statements”, and “Regulation” for additional financial information about the company and the state solvency regulations to which we are subject.

INDEXED STRATEGIES

The Indexed Strategies provide returns that are based, in part, upon changes in an Index. The Indexed Strategies do not earn interest at a fixed rate. Unlike a traditional variable annuity, the values of the Indexed Strategies are not based on the investment performance of underlying portfolios.

At the end of a Term, any increase in the value of an Indexed Strategy is determined based on the rise in the applicable Index since the start of that Term and the Cap or Upside Participation Rate for that Term. At the end of a Term, any decrease in the value of an Indexed Strategy is determined based on the fall in the applicable Index since the start of that Term and the Downside Participation Rate, Floor, or Buffer.

Before the end of a Term, any increase or decrease in the value of an Indexed Strategy is based on the calculated price of hypothetical options related to the possible future change in the applicable Index over the Term, the initial cost of those options, and the trading cost related to those options. The calculated price of those options takes into account the Cap or the Upside Participation Rate for the Term and the Buffer, Floor, or Downside Participation Rate.

Each Indexed Strategy has a Cap or an Upside Participation Rate for each Term. We will set a new Cap or Upside Participation Rate for each Indexed Strategy prior to the start of each Term.

The Downside Participation Rate, Floor, or Buffer for a Strategy will not change from Term to Term. For each Term of each Downside Participation Rate Strategy that we currently offer, the Downside Participation Rate is 50%. For each Term of a Buffer Strategy that we currently offer, the Buffer is 10%. For each Term of a Floor Strategy that we currently offer, the Floor is -10%.

This means that each Term it is possible for you to lose a portion of the money you allocated to any Indexed Strategy.

Available Indexed Strategies

For this Contract, we currently offer ten Indexed Strategies. Each of these Indexed Strategies uses one of four Indexes: S&P 500® Index, SPDR Gold Shares ETF, iShares® MSCI EAFE ETF, and iShares® U.S. Real Estate ETF. Nine of these Indexed Strategies have one-year Terms, and one has a six-year Term.

S&P 500 1-Year -10% Floor with Cap Indexed Strategy

S&P 500 1-Year Participation Rate Indexed Strategy

S&P 500 1-Year 10% Buffer with Cap Indexed Strategy

S&P 500 6-Year 10% Buffer with Participation Rate Indexed Strategy

iShares MSCI EAFE ETF 1-Year Participation Rate Indexed Strategy

iShares MSCI EAFE ETF 1-Year 10% Buffer with Cap Indexed Strategy

SPDR Gold Shares ETF 1-Year Participation Rate Indexed Strategy

SPDR Gold Shares ETF 1-Year 10% Buffer with Cap Indexed Strategy

iShares US Real Estate ETF 1-Year Participation Rate Indexed Strategy

iShares US Real Estate ETF 1-Year 10% Buffer with Cap Indexed Strategy

Considerations in Choosing an Indexed Strategy

When choosing among Indexed Strategies, you should consider the characteristics and risk profiles of the Indexes, which are discussed in the Indexes section of this prospectus. You should also consider Term lengths. It is generally more difficult to predict Index performance over a longer Term. In addition, you cannot reallocate funds among Strategies before the end of a Term, and the only way to exit a Strategy before the end of a Term is to take a withdrawal or Surrender your Contract.

When choosing among Indexed Strategies that use the same Index, you should also consider how the Caps and Upside Participation Rates may affect the potential return.

•	A Cap Strategy provides you with the opportunity to participate fully in any rise in the Index up to the Cap, but you will not participate in any rise in the Index in excess of the Cap.

•	An Upside Participation Rate Strategy provides you with the opportunity to share in any rise in the Index without a Cap, but your share of any rise may be less than 100%.

If we assume the Participation Rate is less than 100%, here is how a Cap Strategy will perform in comparison to an Upside Participation Rate Strategy.

•	In any Term where the rise in the Index is less than the Cap, the Cap Strategy will always perform better than the corresponding Participation Rate Strategy.

•

In any Term where the rise in the Index is more than the Cap, but less than the Cap divided by the Upside Participation Rate, the Cap Strategy will always perform better than the corresponding Participation Rate Strategy.

•	In any Term where the rise in the Index is more than the Cap divided by the Upside Participation Rate, the Participation Rate Strategy will always perform better than the Cap Strategy.

Examples. These examples are intended to help you understand the interplay between Caps and Upside Participation Rates for Indexed Strategies with similar Terms in different market environments and how this interplay affects the comparative performance of such Strategies that use the same Index.

	Return at end of Term
Index rise over Term	12% Cap	75% Upside Participation Rate	Explanation

4%	4%	3%	The Cap Strategy has a better return than the Upside Participation Rate Strategy because the 4% rise in the Index is less than the 12% Cap.

14%	12%	10.5%

The Cap Strategy has a better return than the Upside Participation Rate

Strategy because the 14% rise in the Index is more than the 12% Cap, but less than 16% (the 12% Cap divided by the 75% Upside Participation Rate).

16%	12%	12%	Both Strategies have the same positive return because the rise in the Index is equal to 16% (the 12% Cap divided by the 75% Upside Participation Rate).

20%	12%	15%	The Upside Participation Rate Strategy has a better return than the Cap Strategy because the 20% rise in the Index is more than 16% (the 12% Cap divided by the 75%Upside Participation Rate)

See the “Examples: Impact of Withdrawals on Contract Values and Amounts Realized” section below for more information about the interplay between Caps and Participation Rates for Indexed Strategies with different Terms in different market environments,

When choosing among Indexed Strategies that use the same Index, you should also consider how the Buffers, Floors, and Downside Participation Rates may affect your potential risk of loss.

•	A Buffer Strategy protects you against losses up to the Buffer amount, but you are subject to any loss in excess of the Buffer.

•	A Floor Strategy limits your loss to the Floor amount, and you will be protected against any loss beyond the Floor.

•	A Downside Participation Rate Strategy means you will share in any fall in the Index without a Floor or a Buffer, but your share of any fall is limited by the Downside Participation Rate percentage.

Term

Each Term of an Indexed Strategy will start and end on a Strategy Application Date. Each Term is either one year long or six years long. A new Term will start at the end of the preceding Term.

If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of each Indexed Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Indexed Strategies on different Strategy Application Dates. In this case, an Indexed Strategy may have Terms that end on different dates in any given year.

Examples. These examples show how a Contract with multiple Purchase Payments may have Terms that end on different dates.

•

You make your initial Purchase Payment on March 10 and another Purchase Payment on March 17. You allocate both payments to the same Indexed Strategy and both payments are applied on March 20. Each Term of that Indexed Strategy will start and end on March 20.

•

You make your initial Purchase Payment on May 2 and another Purchase Payment on June 14. You allocate both payments to the same Indexed Strategy. Your initial Purchase Payment is applied on May 6 and the other Purchase Payment is applied on June 20. That Indexed Strategy will have Terms that start and end on May 6 and other Terms that start and end on June 20.

Investment Base

The value of an Indexed Strategy is calculated using the Investment Base. The Investment Base is not your Account Value, Surrender Value, Annuity Payout value, or Death Benefit value, but it is used to calculate those values.

The Investment Base is the amount applied to the Strategy at the start of the current Term, reduced proportionally for each withdrawal (including any withdrawals to pay advisory fees), and adjusted for each related Market Value Adjustment during the current Term.

A withdrawal and the related Market Value Adjustment reduce the Investment Base by an amount that is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal and the Market Value Adjustment.

•

If the Strategy value immediately before the withdrawal is greater than the Investment Base, then the reduction in the Investment Base will be less than the withdrawal and the related Market Value Adjustment.

•

If the Strategy value immediately before the withdrawal is less than the Investment Base, then the reduction in the Investment Base will be more than the withdrawal and the related Market Value Adjustment.

Here are the formulas that we use to calculate a reduction in the Investment Base for a withdrawal.

Withdrawal as a percentage of Strategy value = withdrawal and related Market Value Adjustment / Strategy value before withdrawal

Reduction in Investment Base = Investment Base before withdrawal x withdrawal as a percentage of Strategy value

Investment Base after withdrawal = Investment Base before withdrawal – reduction in Investment Base

Indexed Strategy Value

At the end of a Term, the value of an Indexed Strategy is equal to:

•	the Investment Base at the end of the Term; plus

•	any increase for a rise in the Index over the Term; or minus

•	any decrease for a fall in the Index over the Term.

In this formula, the Investment Base at the end of the Term is equal to the amount applied to the Strategy at the start of that Term, reduced proportionally for each withdrawal and adjusted by any related Market Value Adjustment that you took during that Term. After we calculate the Investment Base at the end of the Term, we calculate any increase for a rise in the Index over that Term or any decrease for a fall in the Index over that Term. Any increase for the Term is subject to the Cap or Upside Participation Rate for that Term. Any decrease for the Term is subject to the Downside Participation Rate, Floor, or Buffer.

Examples. At the end of a Term, the Investment Base in an Indexed Strategy is $5,000. You take a $1,000 withdrawal and no Market Value Adjustment applies to the withdrawal.

Assume that the Index had increased by 20% at the end of the Term, and either a Cap of 10% or an Upside Participation Rate of 50% was in place:

At Final Market Close of Term
Rise in Index	+20%
Increase as a Percentage	+10% (10% Cap, or 50% Par Rate x 20%)
Dollar Amount of Increase	+$500 ($5,000 x 10%)
Strategy value before Withdrawal	$5,500 ($5,000 + $500)

At Final Market Close of Term
Withdrawal Amount	$1,000
Strategy Value at Term End	$4,500 ($5,500 - $1,000)

If in this example a Market Value Adjustment of 5% applied to the entire withdrawal amount and you requested a net amount of $1,000, your withdrawal amount would have been $1,053 ($1,000 / (1 - 0.05)), resulting in a Strategy Value at Term End of $4,447 ($5,500 - $1,053).

Assume that the Index had decreased by 20% at the end of the Term, and a Buffer of 10%, a Floor of -10%, or a 50% Downside Participation Rate was in place:

At Final Market Close of Term
Fall in Index	-20%
Decrease as a Percentage	-10% (20% fall minus 10% Buffer, or 50% Par Rate x -20%, or -10% Floor)
Dollar Amount of Decrease	-$500 ($5,000 x -10%)
Strategy value before Withdrawal	$4,500 ($5,000 - $500)
Withdrawal Amount	$1,000
Strategy Value at Term End	$3,500 ($4,500 - $1,000)

If in this example a Market Value Adjustment of 5% applied to the entire withdrawal amount and you requested a net amount of $1,000, your withdrawal amount would have been $1,053 ($1,000 / (1 - 0.05)), resulting in a Strategy Value at Term End of $3,447 ($4,500 - $1,053).

On each day before the end of a Term, the value of an Indexed Strategy is equal to:

•	the Investment Base on that day; plus

•	any increase for a positive Daily Value Percentage; or minus

•	any decrease for a negative Daily Value Percentage.

In this formula, the Investment Base on each day before the end of the Term is equal to the amount applied to the Strategy at the start of that Term, reduced proportionally for each withdrawal and adjusted for any related Market Value Adjustment that you took on or before that day. After we calculate the Investment Base on that day, we calculate any increase for a positive Daily Value Percentage or any decrease for a negative Daily Value Percentage.

A withdrawal and the related Market Value Adjustment reduce the value of an Indexed Strategy by an amount equal to the withdrawal and the Market Value Adjustment.

Examples. You allocate $5,000 to an Indexed Strategy at the start of a Term. This means the Investment Base at the start of the Term is $5,000. You take a $1,000 withdrawal.

Assume that the Daily Value Percentage is 5% on the withdrawal date and no Market Value Adjustment applies.

•	The increase for the Daily Value Percentage is equal to $250 ($5,000 x 5%).

•	The Strategy value on the withdrawal date is $5,250 ($5,000 + $250).

•	The Strategy value after the withdrawal is $4,250 ($5,250 - $1,000).

•	The withdrawal as a percentage of the Strategy value is 19.05% ($1,000 / $5,250).

•	The reduction in the Investment Base is $952 ($5,000 x 19.05%).

•	The Investment Base after the withdrawal is $4,048 ($5,000 - $952).

•	Because the Strategy Value on the withdrawal date was more than the Investment Base, the reduction in the Investment Base is only $952, which is less than the $1000 withdrawal.

Assume that the Daily Value Percentage is 5% and a Market Value Adjustment of -5% applies, and you requested a net amount of $1,000:

•	The increase for the Daily Value Percentage is equal to $250 ($5,000 x 5%).

•	The Strategy value on the withdrawal date is $5,250 ($5,000 + $250).

•	The total amount withdrawn, grossed up to cover the Market Value Adjustment, is $1,053 ($1,000 / (1 – 0.05)).

•	The Strategy value after the withdrawal is $4,197 ($5,250 - $1,053).

•	The withdrawal as a percentage of the Strategy value is 20.05% ($1,053 / $5,250).

•	The reduction in the Investment Base is $1,003 ($5,000 x 20.05%).

•	The Investment Base after the withdrawal is $3,997 ($5,000 - $1,003).

•

Because the Strategy Value on the withdrawal date was more than the Investment Base, the reduction in the Investment Base was $1,003, which is less than the $1,053 withdrawal but greater than the $1,000 you receive.

Assume that the Daily Value Percentage is -10% on the withdrawal date and no Market Value Adjustment applies.

•	The reduction for the Daily Value Percentage is equal to $500 ($5,000 x -10%).

•	The Strategy value on the withdrawal date is $4,500 ($5,000 - $500).

•	The Strategy value after the withdrawal is $3,500 ($4,500 - $1,000).

•	The withdrawal as a percentage of the Strategy value is 22.22% ($1,000 / $4,500).

•	The reduction in the Investment Base is $1,111 ($5,000 x 22.22%).

•	The Investment Base after the withdrawal is $3,889 ($5,000 - $1,111).

•	Because the Strategy Value on the withdrawal date was less than the Investment Base, the reduction in the Investment Base was $1,111, which is greater than the $1,000 withdrawal.

Assume that the Daily Value Percentage is -10% and a Market Value Adjustment of -5% applies, and you requested a net amount of $1,000:

•	The reduction for the Daily Value Percentage is equal to $500 ($5,000 x 10%).

•	The Strategy value on the withdrawal date is $4,500 ($5,000 - $500).

•	The Strategy value after the withdrawal is $3,447 ($4,500 - $1,053).

•	The total amount withdrawn is $1,053 ($1,000 / (1 - 0.05)).

•	The withdrawal as a percentage of the Strategy value is 23.39% ($1,053 / $4,500).

•	The reduction in the Investment Base is $1,170 ($5,000 x 23.39%).

•	The Investment Base after the withdrawal is $3,830 ($5,000 - $1,170).

•

Because the Strategy Value on the withdrawal date was less than the Investment Base, the reduction in the Investment Base was $1,170, which is greater than the $1,053 withdrawal and the $1,000 you receive.

INDEXES

S&P 500 Index

The S&P 500® Index is designed to reflect the large-cap sector of the U.S. equity market and, due to its composition, it also represents the U.S. equity market in general. It includes 500 leading companies and captures approximately 80% coverage of available market capitalization. The S&P 500 Index does not include dividends declared by any of the companies in this index. Consequently, any positive change in the Index over a Term will be lower than the total return on a direct investment in the stocks that comprise the S&P 500 Index.

The S&P 500 Index is subject to multiple principal investment risks, such as those related to its investments in large-capitalization companies. The S&P 500 Index tracks a subset of the U.S. stock market, which could cause the S&P 500 Index to perform differently from the overall stock market. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. In addition, the S&P 500 Index may, at times, become focused in stocks of a particular market sector, which would subject the S&P 500 Index to proportionately higher exposure to the risks of that sector.

The S&P 500 Index is a product of S&P Dow Jones Indices LLC. For more information, visit www.US.SPIndices.com.

SPDR Gold Shares ETF

The SPDR Gold Shares represent units of beneficial interest in, and ownership of, the SPDR Gold Trust, an exchange traded fund that holds gold bullion. The investment objective of the trust is for the shares to reflect the performance of the price of gold bullion, less the trust’s expenses. The shares are designed to mirror as closely as possible the price of gold, and the value of the shares relates directly to the value of the gold held by the trust, less its liabilities. The value of the gold held by the trust is determined using the London Bullion Market Association (LBMA) Gold Price PM.

The fund is subject to several principal investment risks related to the price of gold. The price of gold has fluctuated widely over the past several years and the shares have experienced significant price fluctuations. Several factors may affect the price of gold, including:

•

Global gold supply and demand, which is influenced by such factors as gold’s uses in jewelry, technology and industrial applications, purchases made by investors in the form of bars, coins and other gold products, forward selling by gold producers, purchases made by gold producers to unwind gold hedge positions, central bank purchases and sales, and production and cost levels in major goldproducing countries such as China, the United States and Australia;

•	Global or regional political, economic or financial events and situations, especially those unexpected in nature;

•	Investors’ expectations with respect to the rate of inflation;

•	Currency exchange rates;

•	Interest rates;

•	Investment and trading activities of hedge funds and commodity funds; and

•	Other economic variables such as income growth, economic output, and monetary policies.

The principal investment risks of the fund are described in the fund’s prospectus, including the following risks: price risk, passive investment risk, trading market risk, and risk of loss, damage, theft, or restriction on access.

The Gold Shares trade on the NYSE Arca under the symbol GLD. For more information, visit www.spdrgoldshares.com.

iShares MSCI EAFE ETF

The iShares MSCI EAFE ETF is an exchange traded fund that seeks to track the investment results of an index composed of large- and mid-capitalization developed market equities, excluding the U.S. and Canada (MSCI EAFE Index). This underlying index includes stocks from Europe, Australasia and the Far East. It may include large- or mid-capitalization companies. The components of the underlying index, and the degree to which these components represent certain industries and/or countries, are likely to change over time. The fund’s adviser uses an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund’s performance will be reduced by its expenses and fees.

The fund is subject to several principal investment risks, such as those related to its investments in large- and mid-capitalization foreign companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. Generally, the securities of mid-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Mid-capitalization companies are also more likely to fail than larger companies. Securities issued by non-U.S. companies are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory and economic uncertainty). Because the fund is an ETF, it is also exposed to the risks associated with the operation of any ETF. The value of its shares, which are valued based on their trading prices in the secondary market, may change rapidly and unpredictably and may trade at premiums or discounts to the fund’s net asset value.

The principal investment risks of the fund are described in the fund’s prospectus, including the following risks: asset class risk, authorized participant concentration risk, concentration risk, currency risk, cyber security risk, equity securities risk, financials sector risk, geographic risk, index-related risk, issuer risk, large-capitalization companies risk, management risk, market risk, market trading risk, mid-capitalization companies risk, national closed market trading risk, non-U.S. securities risk, operational risk, passive investment risk, reliance on trading partners risk, risk of investing in developed countries, risk of investing in Japan, securities lending risk, structural risk, tracking error risk and valuation risk.

The fund’s shares trade on the NYSE Arca under the symbol EFA.

iShares U.S. Real Estate ETF

The iShares U.S. Real Estate ETF is an exchange traded fund that seeks to track the investment results of an index composed of U.S. equities in the real estate sector (Dow Jones U.S. Real Estate Index). This underlying index may include large-, mid- or small-capitalization companies. A significant portion of the underlying index is represented by real estate investment trusts (REITs), but the components are likely to change over time. The fund’s adviser uses an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund’s performance will be reduced by its expenses and fees.

The fund is subject to several principal investment risks, such as those related to its investments in large-, mid- and small-capitalization U.S. companies in the real estate sector. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. Generally, the securities of smaller companies (including mid- and small-capitalization companies) may be more volatile and may involve more risk than the securities of larger companies. Smaller companies are also more likely to fail than larger companies. Companies that invest in real estate are highly sensitive to the risks of owning real estate, to general and local economic conditions and developments in the real estate market, and to changes in interest rates. Many companies that invest in real estate utilize leverage (and some may be highly leveraged), which increases investment risk, and could potentially magnify the fund’s losses. Because the fund is an ETF, it is also exposed to the risks associated with the operation of any ETF. The value of its shares, which are valued based on their trading prices in the secondary market, may change rapidly and unpredictably and may trade at premiums or discounts to the fund’s net asset value.

The principal investment risks of the fund are described in the fund’s prospectus, including the following risks: asset class risk, authorized participant concentration risk, concentration risk, cyber security risk, dividend risk, equity securities risk, index-related risk, issuer risk, large-capitalization companies risk, management risk, market risk, market trading risk, mid-capitalization companies risk, operational risk, passive investment risk, real estate investment risk, risk of investing in the United States, securities lending risk and tracking error risk.

The fund’s shares trade on the NYSE Arca under the symbol IYR.

Index Values

For Indexed Strategies that use the S&P 500 Index, the Index is the level of the S&P 500 Index at the applicable Market Close. For Indexed Strategies that use the SPDR Gold Shares ETF, iShares MSCI EAFE ETF, or the iShares U.S. Real Estate ETF, the Index is the applicable exchange-traded fund’s share price on the NYSE Arca at the applicable Market Close.

We will use consistent sources to obtain the values of an Index. We currently obtain the values for the S&P 500 Index and the SPDR Gold Shares ETF from S&P Dow Jones Indices LLC and the values for the iShares MSCI EAFE ETF and iShares U.S. Real Estate ETF from BlackRock, Inc. If those sources are no longer available, we will select an alternative published source(s) to obtain such values.

Index Replacement

We may replace an Index, including the MVA Index, if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. We will notify you in writing at least 30 days before we replace an Index.

We would attempt to choose a replacement Index that is similar to the old Index. To determine if a new Index is similar, we will consider factors such as asset class, index composition, strategy or methodology inherent to the index and index liquidity.

If we replace an Index connected to an Indexed Strategy during a Term, we will calculate the rise and fall in the Index using the old Index up until the replacement date. After the replacement date, we will calculate the rise and fall in the Index using the new Index, but with a modified start of Term value for the new Index. The modified start of Term value for the new index will reflect the rise or fall in the Index for the old Index from the start of the Term to the replacement date.

If we replace an Index, the Caps and Upside Participation Rates for the Term and the Downside Participation Rate, Floor, or Buffer will not change.

Example. This example is intended to show how we would calculate the Strategy value on any day during a Term if we have replaced an Index during the Term. This example assumes: (1) you allocate $50,000 to an Indexed Strategy; and (2) the replacement is made on day 90 of the Term. To simplify the example, we assume that you take no withdrawals during the Term.

Rise or Fall of Index on Replacement Date for Old Index

Old Index at Term start	1000
Old Index on replacement date	1050
Rise or fall of old Index on replacement date	(1050 - 1000) /1,000 = 5%

The 5% rise in the old Index on the replacement date is then used to calculate the modified start of Term value for the new Index.

Modified Start of Term Value for New Index

Rise in old Index on replacement date	5%
New Index on replacement date	1785
Modified start of Term value for new Index	1785 / (100% + 5%) = 1700

The modified start of Term value for the new Index is then used to calculate the Indexed Strategy value on any date after the replacement date, including the value at the Term end.

Indexed Strategy Value at Term End

Investment Base at Term start	$50,000
Modified start of Term value for new Index	1700
Value of new Index at Term end	1853
Rise in new Index	(1853 - 1,700) / 1700) = 9%
Cap	8%
Rise in new Index limited by Cap	8%
Increase as a percentage	8% x 100% = 8%
Dollar amount of increase	$50,000 x 8% = $4,000
Strategy value at Term end	$50,000 + $4,000 = $54,000

CAPS, BUFFERS, FLOORS, AND PARTICIPATION RATES

We set limits for the increase and reduction in the value of an Indexed Strategy over a Term. We limit increases with a Cap or an Upside Participation Rate. We limit reductions with a Downside Participation Rate, a Floor, or a Buffer. For information about the current Caps and Participation Rates offered for new Contracts, please contact your registered representative or refer to our website (www.gaig.com/RILArates).

Cap. The Cap for an Indexed Strategy is the largest rise in the Index over a Term that is taken into account to determine the Strategy value at the end of that Term. Before the end of a Term, the Cap is reflected in the formulas that we use to calculate the Net Option Price.

•	The Cap will vary among Indexed Strategies.

•	The Cap for a given Indexed Strategy will vary from Term to Term.

•	We guarantee that the Cap for a Term of an Indexed Strategy will never be less than 1%.

•	For each Term, your return a Cap Strategy may be less than any rise in the Index over that Term.

•	For each Term, your return on a Cap Strategy may be less than the Cap for that Term.

Upside Participation Rate. The Upside Participation Rate for an Indexed Strategy is your share of any rise in the Index over a Term that is taken into account to determine the Strategy value at the end of that Term. Before the end of a Term, the Upside Participation Rate is reflected in the formulas that we use to calculate Net Option Price.

•	The Upside Participation Rate will vary among Indexed Strategies.

•	The Upside Participation Rare for a given Indexed Strategy will vary from Term to Term.

•	We guarantee that the Upside Participation Rate for a Term of an Indexed Strategy will never be less than 5%.

•	For each Term, your return on an Upside Participation Rate Strategy will be less than any rise in the Index over that Term unless the Upside Participation Rate equals or exceeds 100%.

Caps and Upside Participation Rates. We set Caps and Upside Participation Rates based on the cost of hedging, interest rates, and other market factors. On a non-discriminatory basis, we may also take into account the amount of the Purchase Payments received for a Contract. The Caps and Upside Participation Rates for Contracts with larger Purchase Payments may be higher than the Caps and Upside Participations Rates for Contracts with smaller Purchase Payments.

Caps and Upside Participation Rates for Initial Term. Your initial Term will start on the Strategy Application Date on which we apply your Purchase Payment to the Crediting Strategies. The Caps and Upside Participation Rates for each tier of Purchase Payments for your initial Term will be posted on our website (www.gaig.com/RILArates) at least 10 days before your initial Term starts.

It is possible for you to sign a purchase application before we post the Caps and Upside Participation Rates for your initial Term on our website. At least 10 days before your initial Term starts, you will be able determine the Caps and Upside Participation Rates for your Initial Term by checking our website. In addition, we will include the Caps and Upside Participation Rates for your initial Term in a confirmation letter that we will send to you within five business days of the start of your initial Term.

Caps and Upside Participation Rates for your initial Term can vary based on when a Purchase Payment is applied to an Indexed Strategy and the length of the Term of that Indexed Strategy.

When identifying the Cap or Upside Participation Rate that applies to a Purchase Payment in the initial Term of an Indexed Strategy, two dates are used: (1) the date that the application for the Contract is signed (the “Signature Date”) and (2) the third Strategy Application Date that is on or after the Signature Date (the “Third Strategy Application Date”).

If a Purchase Payment is applied to a 1-year Strategy:	Then the Cap or Upside Participation Rate for the initial Term of that 1-year Strategy is:
On or before the Third Strategy Application Date	The higher of: (1) the Cap or Upside Participation Rate on the First Strategy Application Date (2) the Cap or Upside Participation Rate on the Strategy Application Date for that Purchase Payment
After the Third Strategy Application Date	The Cap or Upside Participation Rate on the Strategy Application Date for that Purchase Payment

If a Purchase Payment is applied to a 6-year Strategy:	Then the Cap or Upside Participation Rate for the initial Term of that 6-year Strategy is:
On or before the Third Strategy Application Date	The Cap or Upside Participation Rate on the Signature Date

After the Third Strategy Application Date	The Cap or Upside Participation Rate on the Strategy Application Date for that Purchase Payment

If you are not satisfied with the Caps and Upside Participation Rates for your initial Term, you may rescind your Contract by returning it and giving written notice of your decision to rescind. You will have 20 days in which to rescind your Contract. The rescission period will end at midnight of the 20th day after the date you receive your Contract. The amount to be refunded upon rescission depends on the state where your Contract was issued. Please refer to the “Right to Cancel (Free Look)” section below.

Caps and Upside Participation Rate for Subsequent Terms. At least 10 days before the start of any Term, we will post the Caps and Upside Participation Rates for that Term on our website. At least 30 days before the end of each Term, we will send you a written notice with information about the Indexed Strategies that will be available for the next Term. The notice will point out that the Caps and Upside Participation Rates for the next Term will be posted on our website at least 10 days before the start of that Term. You should consider this information before finalizing your renewal or reallocation decision.

Downside Participation Rate. The Downside Participation Rate for an Indexed Strategy is your share of any fall in the Index over the Term that is taken into account to determine the Strategy value at the end of that Term. Before the end of a Term, the Downside Participation Rate is reflected in the formulas that we use to calculate the Net Option Price.

For each Term of each Downside Participation Rate Strategy that we currently offer for this Contract, the Downside Participation Rate is 50%. The Downside Participation Rate for an Indexed Strategy that is available on the Contract Effective Date will not change.

In the future, we may offer a new Strategy with a Downside Participation Rate that is more or less than 50%.

Buffer. The Buffer for an Indexed Strategy is the portion of any fall in the Index over the Term that is disregarded when determining the Strategy value at the end of that Term. Before the end of a Term, the Buffer is reflected in the formulas that we use to calculate the Net Option Price.

For each Term of each Buffer Strategy that we currently offer for this Contract, the Buffer is 10%. The Buffer for an Indexed Strategy that is available on the Contract Effective Date will not change.

In the future, we may offer a new Strategy with a Buffer that is more or less than 10%.

Floor. The Floor for an Indexed Strategy is the portion of any fall in the Index over the Term that is taken into account when determining the Strategy value at the end of that Term. Before the end of a Term, the Floor is reflected in the formulas that we use to calculate the Net Option Price.

For each Term of the Floor Strategy that we currently offer for this Contract, the Floor is -10%. The Floor for an Indexed Strategy that is available on the Contract Effective Date will not change.

In the future, we may offer a new Strategy with a Floor that is more or less than -10%.

INDEXED STRATEGY VALUE AT END OF TERM

On or after the final Market Day of a Term, the value of an Indexed Strategy is the Investment Base increased for any rise in the applicable Index or decreased for any fall in the applicable Index over that Term.

Any increase or decrease is based on the rise or fall in the applicable Index since the start of that Term. This rise or fall is expressed as a percentage of the Index at the start of the Term. It is measured from the Index at the last Market Close on or before the first day of that Term to the Index at the final Market Close of the Term.

Example. The Index was 1000 at the last Market Close on or before for first day of a Term.

•	If the Index at the final Market Close of the Term is 1065, then the Index has risen by 6.5% ((1065 - 1000) / 1000).

•	If the Index at the final Market Close of the Term is 925, then the Index has fallen by 7.5% ((925 - 1000) / 1000).

Floor with Cap Indexed Strategy

Here are the formulas that we use to calculate the Strategy value at the end of a Term of a Floor with Cap Indexed Strategy.

Strategy value at end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x increase or decrease percentage

Increase percentage = any rise in the Index over the Term, but never more than the Cap

Decrease percentage = any fall in the Index over the Term but never more than the Floor

Example. At the beginning of a Term, you allocate $100,000 to an Indexed Strategy with a -10% Floor and a 14% Cap. To simplify the example, we assume that you do not take any withdrawals during that Term, which means your Investment Base at the end of that Term is $100,000.

	At Final Market Close of Term	At Final Market Close of Term
Rise or fall in Index	+16%	–16%
Increase or decrease percentage	+14% (16% > 14% Cap)	–10% (-10% Floor)
Dollar amount of increase or decrease	+14,000 ($100,000 x 14%)	–10,000 ($100,000 x - 10%)
Strategy value at end of Term	$114,000 ($100,000 + $14,000)	$90,000 ($100,000 - $10,000)

Buffer with Cap Indexed Strategy

Here are the formulas that we use to calculate the Strategy value at the end of a Term of Buffer with Cap Indexed Strategy.

Strategy value at end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x increase or decrease percentage

Increase percentage = any rise in the Index over the Term, but never more than the Cap

Decrease percentage = any fall in the Index greater than the Buffer over the Term

Example. At the beginning of a Term, you allocate $100,000 to an Indexed Strategy with a 10% Buffer and a 14% Cap. To simplify the example, we assume that you do not take any withdrawals during that Term, which means your Investment Base at the end of that Term is $100,000.

	At Final Market Close of Term	At Final Market Close of Term
Rise or fall in Index	+16%	–16%
Increase or decrease percentage	+14% (16% > 14% Cap)	–6% (-16%- 10%)
Dollar amount of increase or decrease	+14,000 ($100,000 x 14%)	–6,000 ($100,000 x - 6%)
Strategy value at end of Term	$114,000 ($100,000 + $14,000)	$94,000 ($100,000 - $6,000)

Participation Rate Indexed Strategy (Strategy with Upside Participation Rate and Downside Participation Rate)

Here are the formulas that we use to calculate the Strategy value at the end of a Term of a Participation Rate Indexed Strategy.

Strategy value at end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x increase or decrease percentage

Increase percentage = any rise in the Index over the Term x Upside Participation Rate

Decrease percentage = any fall in the Index over the Term x Downside Participation Rate

Example. At the beginning of a Term, you allocate $100,000 to an Indexed Strategy with a 75% Upside Participation Rate and a 50% Downside Participation Rate. To simplify the example, we assume that you do not take any withdrawals during that Term, which means that your Investment Base at the end of that Term is $100,000.

	At Final Market Close of Term	At Final Market Close of Term
Rise or fall in Index	+16%	-16%
Increase or decrease percentage	+12% (75% of 16%)	-8% (50% of - 16%)
Dollar amount of increase or decrease	+12,000 ($100,000 x 12%)	-8,000 ($100,000 x - 8%)
Strategy value at end of Term	$112,000 ($100,000 + $12,000)	$92,000 ($100, 000 - $8,000)

Buffer with Participation Rate Indexed Strategy

Here are the formulas that we use to calculate the Strategy value at the end of a Term of a Buffer with Participation Rate Indexed Strategy.

Strategy value at end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x increase or decrease percentage

Increase percentage = any rise in the Index over the Term x Upside Participation Rate

Decrease percentage for Buffer Strategies = any fall in the Index greater than the Buffer over the Term

Example. At the beginning of a Term, you allocate $100,000 to an Indexed Strategy with a 10% Buffer and a 130% Upside Participation Rate. To simplify the example, we assume that you do not take any withdrawals during that Term, which means that your Investment Base at the end of that Term is $100,000.

	At Final Market Close of Term	At Final Market Close of Term
Rise or fall in Index	+16%	-16%
Increase or decrease percentage	+20.8% (130% of 16%)	-6% (-16% - -10%)
Dollar amount of increase or decrease	+20,800 ($100,000 x 20.8%)	-6,000 ($100,000 x - 6%)
Strategy value at end of Term	$120,800 ($100,000 + $20,800)	$94,000 ($100,000 - $6,000)

INDEXED STRATEGY VALUE BEFORE END OF TERM

Before the final Market Day of a Term, the value of an Indexed Strategy is the Investment Base increased or decreased by the Daily Value Percentage.

Here are the formulas that we use to calculate the Strategy value before the end of a Term.

Strategy value before end of Term = Investment Base + dollar amount of increase or decrease

Dollar amount of increase or decrease = Investment Base x Daily Value Percentage

Daily Value Percentage = Net Option Price – Amortized Option Cost – Trading Cost

Net Option Price

The Net Option Price is one part of the Daily Value Percentage. The Net Option Price is based on the calculated prices of hypothetical options that represent the projected changes in the Index over the full Term. The mathematical model we use to price those options is described in the Option Prices section of this prospectus.

Net Option Price for Floor with Cap Strategy

For an Indexed Strategy with a Floor and a Cap, four option prices are included in the calculation of the Net Option Price.

•	ATM Call Option Price, which represents the possible rise in the Index

•	OTM Call Option Price, which is subtracted in order to limit any rise in the Index by the Cap

•	ATM Put Option Price, which represents the possible fall in the Index

•	OTM Put Option Price, which represents the possible fall in the Index and is limited by the Floor in order to reflect your share in any such fall.

The Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price at the Market Close; minus (2) the OTM Call Option Price at the Market Close; (3) minus the ATM Put Option Price at the Market Close; and (4) plus the value of the OTM Put Option at the Market Close.

It is important to note that the Net Option Price will almost always be less than any rise in the Index because, when we calculate the Net Option Price, we subtract the amount by which the ATM Put Option Price exceeds the OTM Put Option Price, and the ATM Put Option Price always exceeds the OTM Put Option Price because the ATM Put Option Price represents the constant present potential for a fall in the Index before the end of the Term, while the OTM Put Option Price represents the lesser/included potential for a fall in the Index of more than the -10% Floor.

Net Option Price for Buffer with Cap Strategy

For an Indexed Strategy with a Buffer and a Cap, four option prices are included in the calculation of the Net Option Price.

•	ATM Call Option Price, which represents the possible rise in the Index

•	OTM Call Option Price, which is subtracted in order to limit any rise in the Index by the Cap

•	OTM Put Option Price, which represents the possible fall in the Index and is limited by the Buffer in order to reflect your share in any such fall.

The Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price at the Market Close; minus (2) the OTM Call Option Price at the Market Close; (3) minus the value of the OTM Put Option at the Market Close.

It is important to note that the Net Option Price will almost always be less than any rise in the Index because, when we calculate the Net Option Price, we subtract the OTM Put Option Price, and the OTM Put Option Price is always above zero due to the constant present potential for a fall in the Index in excess of the Buffer before the end of the Term.

Net Option Price for Buffer with Participation Rate Strategy

For an Indexed Strategy with a Buffer and an Upside Participation Rate, two option prices are included in the calculation of the Net Option Price.

•	ATM Call Option Price, which represents the possible rise in the Index and is multiplied by the Upside Participation Rate in order to reflect your share in any such rise

•	OTM Put Option Price, which represents the possible fall in the Index and is limited by the Buffer in order to reflect your share in any such fall.

The Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price at the Market Close multiplied by the Upside Participation Rate; minus (2) the OTM Put Option Price at the Market Close

Net Option Price for Participation Rate Strategy (Strategy with Upside Participation Rate and Downside Participation Rate)

For aan Indexed Strategy with an Upside Participation Rate and a Downside Participation Rate, two option prices are included in the calculation of the Net Option Price.

•	ATM Call Option Price, which represents the possible rise in the Index and is multiplied by the Upside Participation Rate in order to reflect your share in any such rise

•	ATM Put Option Price, which represents the possible fall in the Index and is multiplied by the Downside Participation Rate in order to reflect your share in any such fall.

The Net Option Price as of a Market Close is a percentage equal to: (1) the ATM Call Option Price at the Market Close multiplied by the Upside Participation Rate; minus (2) the ATM Put Option Price at the Market Close multiplied by the Downside Participation Rate

It is important to note that the Net Option Price will almost always be less than any rise in the Index because, when we calculate the Net Option Price, we subtract the ATM Put Option Price, and the ATM Put Option Price is always above zero due to the constant present potential for a fall in the Index before the end of the Term.

It is important to note that the Net Option Price will almost always be less than any rise in the Index because, when we calculate the Net Option Price, we subtract the OTM Put Option Price, and the OTM Put Option Price is always above zero due to the constant present potential for a fall in the Index before the end of the Term.

Amortized Option Cost

The Amortized Option Cost is one part of the Daily Value Percentage. The Amortized Option Cost starts with the Net Option Price at the beginning of a Term, which is calculated using the formulas set out above. That Net Option Price is then multiplied by the time remaining in the Term as a percentage of the length of the Term.

The Amortized Option Cost as of a Market Close is a percentage equal to: (1) the Net Option Price for the Strategy at the beginning of the Term; multiplied by (2) the number of days remaining until the final Market Close of the Term divided by 365 for a one-year Term or by 2,192 days for a six-year Term.

Trading Cost

The Trading Cost is one part of the Daily Value Percentage. The Trading Cost as of a Market Close is the estimated cost of selling the hypothetical options before the end of a Term. It is a percentage that reflects the average market difference between option average bid-ask prices and option bid prices.

Daily Value Percentage Examples

Examples. Here are examples that show how the Daily Value Percentage formula works for Indexed Strategies.

Assumptions for Examples 1 - 3

Option Price Assumptions	Price at Start of Term	Price at Current Market Close
ATM Call Option Price	6.00%	7.47%
OTM Call Option Price	1.15%	1.81%
ATM Put Option Price	5.40%	3.36%
OTM Put Option Price	4.50%	2.80%

Strategy Assumptions
Investment Base for each Strategy	$100,000
Cap Strategy: Cap for one-year Term	11%
Participation Rate Strategy: Upside Participation Rate for one-year Term	75%
Participation Rate Strategy: Downside Participation Rate	50%
Days remaining to last Market Day of one-year Term	275

Trading Cost Assumption	0.15%

Example 1: Floor with Cap Strategy

Current ATM Call Option Price – Current OTM Call Option Price	5.66%	(7.47% - 1.81%)
Current OTM Put Option Price – Current ATM Put Option Price limited by Floor	-0.56%%	(2.80% - 3.36%)

Net Option Price	= 5.10%
Initial ATM Call Option Price – Initial OTM Call Option Price	4.85%	(6.00% - 1.15%)
Initial OTM Put Option Price – Initial ATM Put Option Price	– 0.90%	(4.50% - 5.40%)

Net Option Cost	= 5.75%%
Amortization Factor for days remaining to final Market Day of Term	x 75.34%	(275 / 365)

Amortized Option Cost	= 4.33%
Net Option Price	5.10%
Amortized Option Cost	– 4.33%
Assumed Trading Cost	– 0.15%

Daily Value Percentage	= 0.62%

Dollar amount of increase	$620	($100,000 x 0.622%)
Value of Cap Strategy	$100,620	($100,000 + $620)

Example 2: Buffer with Cap Strategy

Current ATM Call Option Price – Current OTM Call Option Price	5.66%	(7.47%-1.81%)
Current OTM Put Option Price	–2.80%

Net Option Price	= 2.86%
Initial ATM Call Option Price – Initial OTM Call Option Price	4.85%	(6.00%-1.15%)
Initial OTM Put Option Price	– 4.50%
Net Option Cost	= 0.35%
Amortization Factor for days remaining to final Market Day of Term	x 75.34%	(275 / 365)

Amortized Option Cost	0.26%
Net Option Price	2.86%
Amortized Option Cost	–0.26%
Assumed Trading Cost	– 0.15%

Daily Value Percentage	= 2.45%

Increase as a dollar amount	$2,450	($100,000 x 2.45%)
Value of Cap Rate Strategy	$102,450	($100,000 + $2,450)

Example 3: Participation Rate Strategy (Strategy with Upside Participation Rate and Downside Participation Rate)

Current ATM Call Option Price x Upside Participation Rate	5.60%	(75% of 7.47%)
Current ATM Put Option Price x Downside Participation Rate	– 1.68%	(50% of 3.36%)

Net Option Price	= 3.92%
Initial ATM Call Option Price x Upside Participation Rate	4.50%	(75% of 6.00%)
Initial ATM Put Option Price x Downside Participation Rate	– 2.70%	(50% of 5.40%)
Net Option Cost	= 1.80%
Amortization Factor for days remaining to final Market Day of Term	x 75.34%	(275 /365)

Amortized Option Cost	1.36%
Net Option Price	3.92%
Amortized Option Cost	–1.36%
Assumed Trading Cost	– 0.15%

Daily Value Percentage	= 2.41%

Increase as a dollar amount	$2,410	($100,000 x 2.41%)
Value of Participation Rate Strategy	$102,410	($100,000 + $2,410)

Examples. Here is an example that shows how the Daily Value Percentage formula works with a six-year Buffer Strategy. In this example, we calculate the Daily Value Percentage at the Market Close on day 2010 of a six-year Term.

Assumptions for Example 4

Option Price Assumptions	Price at Start of Term	Price at Current Market Close
ATM Call Option Price	20.59%	18.04%
OTM Put Option Price	15.47%	16.35%
Strategy Assumptions
Investment Base for each Strategy			$100,000
Upside Participation Rate for six-year Term			110%
Buffer			10%
Days remaining to last Market Day of six-year Term			182
Trading Cost Assumption	2.03%

Example 4: Buffer with Participation Rate Strategy

Current ATM Call Option Price x Upside Participation Rate	19.84%	(110% of 18.04%)
Current OTM Put Option Price	– 16.35%

Net Option Price	= 3.49%
Initial ATM Call Option Price x Upside Participation Rate	22.65%	(110% of 20.59%)
Initial OTM Put Option Price	– 15.47%
Net Option Cost	= 7.18%
Amortization Factor for days remaining to final Market Day of Term	x 8.30%	(182 / 2192)

Amortized Option Cost	0.60%
Net Option Price	3.49%
Amortized Option Cost	–0.60%
Assumed Trading Cost	– 2.03%

Daily Value Percentage	= 0.87%

Increase as a dollar amount	$870	($100,000 x 0.87%)
Value of Participation Rate Strategy	$100,870	($100,000 + $870)

DECLARED RATE STRATEGY

The Declared Rate Strategy earns interest at a fixed rate with annual compounding. Interest will be credited daily to amounts held under the Declared Rate Strategy. Note: The Declared Rate Strategy is not available for Contracts issued in Missouri. For Contracts issued in Missouri, see the State Variations section below for more information about the Temporary Holding Account, which has many of the same features as the Declared Rate Strategy.

Declared Rates

We will set the Declared Rate for a Term before that Term starts. It will be guaranteed for the entire Term.

At least 10 days before the initial Term starts, we will post the Declared Rate that will apply to the Declared Rate Strategy for that Term on our website (www.gaig.com/RILArates).

If you are not satisfied with the Declared Rate offered for your initial Term, you may rescind your Contract by returning it and giving written notice of your decision to rescind. You will have 20 days in which to rescind your Contract. The rescission period will end at midnight of the 20th day after the date you receive your Contract. The amount to be refunded upon rescission depends on the state where your Contract was issued. Please refer to the “Right to Cancel (Free Look)” section below.

At least 10 days before the next Term starts, we will post the Declared Rate that will apply to the Declared Rate Strategy for that next Term on our website (www.gaig.com/RILArates).

We may set a different Declared Rate for each subsequent Term. For a Term, different rates may apply with respect to amounts attributable to Purchase Payments received on different dates.

In any event, the Declared Rate for a Term will never be less than the guaranteed minimum interest rate set out in the Declared Rate Strategy endorsement included in your Contract. This rate will be at least 1% per year.

Term

Each Term of the Declared Rate Strategy is one year long and will start and end on a Strategy Application Date. A new Term will start at the end of the preceding Term.

If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of the Declared Rate Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Crediting Strategies on different Strategy Application Dates. In this case, the Declared Rate Strategy will have Terms that end on different dates in any given year.

Declared Rate Strategy Value

The value of the Declared Rate Strategy is equal to:

•	the amounts applied to the Strategy at the start of the current Term; minus

•	each withdrawal taken from the Strategy during the current Term; plus

•	interest that we have credited on the balances in the Strategy for the current Term.

The rise or fall of an Index does not affect the value of the Declared Rate Strategy. A withdrawal from the Declared Rate Strategy reduces the Declared Rate Strategy Value by an amount equal to the withdrawal.

Allocation Limit

When a Purchase Payment is applied to Crediting Strategies, the percentage of the Purchase Payment Account applied to the Declared Rate Strategy cannot exceed the Allocation Limit of 12%. When ending values are reallocated to Crediting Strategies at the end of a Term, the percentage of the Account Value to be applied to the Declared Rate Strategy cannot exceed the Allocation Limit. If you do not make a request to reallocate the ending values of your Crediting Strategies for a given Term, the ending value of the Declared Rate Strategy may be applied to a new Term of that same Strategy even if it exceeds the Allocation Limit for the Declared Rate Strategy.

PURCHASE

You may purchase a Contract only through a registered representative of a broker-dealer that has a selling agreement with our affiliated underwriter, Great American Advisors, LLC.

Any Owner or Annuitant must be age 80 or younger on the Contract Effective Date. To determine eligibility, we will use the person’s age on his/her last birthday. We may make exceptions with respect to the maximum issue age in our discretion.

The Contract is not available in all states. To find out if it is available in the state where you live, ask your registered representative. The Contract may not be available for purchase during certain periods. There are a number of reasons why the Contract periodically may not be available, including that we want to limit the volume of sales of the Contract. You may wish to speak to your registered representative about how this may affect your purchase. For example, in order to purchase the Contract, you may be required to submit your application prior to a specific date. In that case, if there is a delay because your application is incomplete or otherwise not in good order, you might not be able to purchase the Contract. Your broker-dealer may impose conditions on the purchase of the Contract, such as a lower maximum issue age, than we or other selling firms impose. We reserve the right to reject any application in our discretion. We also reserve the right to discontinue the sale of the Contracts at any time.

Purchase Payments

The Contract is a modified single premium annuity contract. This means you may make one or more Purchase Payments during the purchase payment period. The purchase payment period begins on the Contract Effective Date. It will end two months after the Contract Effective Date.

We must receive your initial Purchase Payment on or before the Contract Effective Date. We must receive each additional Purchase Payment on or before the last day of the purchase payment period. We will not accept any Purchase Payment that we receive after the date that the Contract is cancelled or Surrendered or after a death for which a Death Benefit is payable.

The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if you want to make a Purchase Payment(s) of more than $2,000,000.

We reserve the right to refuse a Purchase Payment made in the form of a personal check in excess of $100,000. We may accept a Purchase Payment over $100,000 made in other forms, such as EFT/wire transfers, or certified checks or other checks written by financial institutions. We will not accept a Purchase Payment(s) made with cash, money orders, or traveler’s checks.

Exchanges, Transfers, or Rollovers

If you own an annuity or tax-qualified account, you may be able to exchange it for an Index Achiever Advisory annuity, directly transfer it to an Index Achiever Advisory annuity, or roll it over to an Index Achiever Advisory annuity without paying taxes. Before you do, compare the benefits, features, and costs of each annuity or account. You may pay an early withdrawal charge under the old annuity or account. You may pay a Market Value Adjustment if you later take withdrawals, including withdrawals to pay advisory fees, from your Index Achiever Advisory annuity in excess of the amount in the Declared Rate Strategy. Please note that some financial professionals may have a financial incentive to offer this Contract in place of the one the investor already owns. Ask your registered representative whether an exchange, transfer, or rollover would be advantageous, based on the features, benefits, and charges of the Index Achiever Advisory annuity.

If you purchase your Contract with an exchange, transfer, or rollover, a delay in processing the exchange, transfer, or rollover may delay the issuance of your new Contract or prevent the application of additional Purchase Payments to your existing Contract.

You should only exchange your existing contract for this Contract if you determine after comparing the features, fees, and risks of both contracts that it is preferable for you to purchase this Contract rather than continuing to own your existing contract.

Application of Purchase Payments

Each Purchase Payment will be held in the Purchase Payment Account until it is applied to a Crediting Strategy on a Strategy Application Date. On each Strategy Application Date, we will apply the then current balance of the Purchase Payment Account to the Crediting Strategies you selected.

We will credit interest daily on amounts held in the Purchase Payment Account at the annual effective rate set out in your Contract. This rate will be at least 1%.

In certain states, we are required to give back your Purchase Payment(s) if you decide to cancel your Contract during the free look period. If we are required by law to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period. If we do so and you cancel your Contract before that Strategy Application Date, we will refund your Purchase Payment(s) but you will forfeit any interest credited to the Purchase Payment Account.

Purchase Payment Account Value

On any day, the value of the Purchase Payment Account is equal to:

•	Purchase Payments received by us plus interest earned daily; minus

•	the premium tax or other tax that may apply to the Purchase Payments; and minus

•	each withdrawal taken from the Purchase Payment Account since the last Strategy Application Date.

Unforeseen Processing Delays

We are exposed to risks related to natural and man-made disasters and catastrophes, such as (but not limited to) storms, fires, floods, earthquakes, public health crises, malicious acts, and terrorist acts, any of which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as COVID-19), could affect the ability or willingness of our employees or the employees of our service providers to perform their job responsibilities. While many of our employees and the employees of our service providers are able to work remotely, those remote work arrangements may result in our business operations being less efficient than under normal circumstances and could lead to delays in our processing of contract-related transactions, including orders from contract owners. Catastrophic events may negatively affect the computer and other systems on which we rely, impact our ability to calculate values under your Contract, or have other possible negative impacts. There can be no assurance that our service providers will be able to successfully avoid negative impacts associated with natural and man-made disasters and catastrophes.

A processing delay will not affect the effective date as of which we process transactions, including orders from contract owners, the date that a Term begins or ends, or the values used to process the transaction.

INITIAL STRATEGY SELECTIONS

You make your initial selection of Crediting Strategies in your purchase application. Your initial selection is set out on your Contract Specifications Page.

Your initial selection will also apply to each subsequent Purchase Payment. If you wish to change your selection for a specific Purchase Payment, we must receive a Request in Good Order that identifies the Crediting Strategies you are selecting for that Purchase Payment before the Strategy Application Date that applies to that Purchase Payment.

When you select a Crediting Strategy, you must also indicate the percentage of the Purchase Payment that you wish to allocate to that Crediting Strategy. All allocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.

Currently there are no limitations on the amounts that may be applied to an Indexed Strategy. When allocating or reallocating, the amount applied to the Declared Rate Strategy cannot exceed the Allocation Limit of 12%.

The S&P 500 6-Year 10% Buffer with Participation Rate Indexed Strategy is only be available for Terms that begin in the first Contract Year.

We may establish minimum and maximum amounts or percentages that may be applied to a given Crediting Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum. We may limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Strategies may not be available in all states.

STRATEGY SELECTIONS AT TERM END

At the end of a Term, you may choose to reallocate your money among the Indexed Strategies or you may choose to take no action. If you do not send us a reallocation request, your current allocations will automatically continue in the new Term as long as the same Indexed Strategies are available.

Reallocations

At the end of a Term, you may reallocate the ending values of the Crediting Strategies for that Term among the available Strategies. You can only reallocate amounts from one Crediting Strategy to another at the end of the Term for which such amount is being held. You cannot make a reallocation at any other time.

We will send you written notice at least 30 days before the end of a Term to provide you with the opportunity to make a reallocation. We must receive your Request in Good Order for a reallocation on or before the last day of the Term. For example, if the end of a Term falls on a weekend, we must receive your request on the last Market Day before that weekend.

Continuing Allocations

You do not need to take any action if you want to continue your current allocations and all of your strategies are available for the next Term. If you do not send us a reallocation request, then we will automatically apply the ending value of each Indexed Strategy to a new Term of that same Strategy.

Unavailable Strategies

A Crediting Strategy may be unavailable for the next Term because we are no longer offering that Strategy or we have set a minimum or maximum for that Strategy. The S&P 500 6-Year 10% Buffer with Participation Rate Indexed Strategy will not be available for Terms that begin after the first Contract Year.

When an Indexed Strategy is unavailable for the next Term, you may choose to reallocate the funds held in that Strategy.

If funds are allocated to the S&P 500 6-Year 10% Buffer with Participation Rate Indexed Strategy and you take no action and do not send us a reallocation request at the end of the six-year Term, then we will apply the ending value of that Strategy to a new Term of the S&P 500 1-Year 10% Buffer with Cap Indexed Strategy. For any other Crediting Strategy, if you take no action and do not send us a reallocation request, then any amount that cannot be applied to that Crediting Strategy for the next Term will be applied as follows:

1)	to another Indexed Strategy that we designate that uses the same index as the given Indexed Strategy and has a Term that is no longer than the given Indexed Strategy; or

2)	to the Declared Rate Strategy to the extent it does not cause the allocation to exceed the Allocation Limit; or

3)	to the extent that it cannot be allocated to the Declared Rate Strategy, then to the S&P 500 –10% Floor Strategy.

Surrender or Withdrawal at Term End

At the end of a Term, you may choose to Surrender your Contract or to take a withdrawal from your Contract. You may do so for any reason, including dissatisfaction with the available Crediting Strategies. A Market Value Adjustment may apply on Surrender or to a withdrawal that exceeds the balance in the Declared Rate Strategy. In addition, there may be tax consequences if you Surrender your Contract or take a withdrawal. You should seek advice on tax questions based on your particular circumstances from a tax advisor.

Contract values calculated at the end of a Term will reflect the applicable Strategy values and any Market Value Adjustment that would apply upon a Surrender. The value of an Indexed Strategy at the end of the Term will not reflect any Daily Value Percentage because it is calculated based on the rise or fall of the applicable Index over the Term.

Limitations

Reallocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.

Any reallocation or continuing allocation will be subject to Strategy availability, minimums and maximums. Currently there are no limitations on the amounts that may be applied to any single Crediting Strategy. We may establish minimum and maximum amounts or percentages that may be applied to a given Crediting Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum.

The new Term of each Strategy is subject to the Declared Rate, Cap or Upside Participation Rate in effect for that Strategy for that new Term. For example, the Upside Participation Rate for an Indexed Strategy for a new Term may be different than the Upside Participation Rate for that Indexed Strategy for the Term that is ending. The Downside Participation Rate, Floor, or Buffer will not change from Term to Term.

Availability of Strategies

We will send you a written notice at least 30 days before the end of each Term with information about the Strategies that will be available for the next Term. At least 10 days before the next Term starts, we will post the Declared Rate, Caps, and Upside Participation Rates that will apply for the next Term on our website (www.gaig.com/RILArates).

At least one Indexed Strategy and a Declared Rate Strategy will always be available. We are not obligated to offer any one particular Declared Rate Strategy or any one particular Indexed Strategy. At the end of a Term, we can add or stop offering any Crediting Strategy at our discretion. We reserve the right to limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Crediting Strategies may not be available in all states.

If we intend to add or stop offering a Crediting Strategy at the end of a Term, we will send you a notification at least 30 days before the end of the Term to provide you with the opportunity to make a reallocation. If funds are held in a Crediting Strategy that will no longer be available after the end of a Term, the funds will remain in that Strategy until the end of that Term.

Default Strategy

At the end of a Term, to the extent any amount cannot be applied to a given Crediting Strategy for the next Term because that Strategy is no longer available or the amount is under the minimum or over the maximum for that Strategy for the new Term, unless you send us a request to reallocate that amount we will apply the amount as follows:

1)	to another Indexed Strategy that we designate that uses the same index as the given Indexed Strategy and has a Term that is no longer than the given Indexed Strategy; or

2)	to the Declared Rate Strategy to the extent it does not cause the allocation to exceed the Allocation Limit; or

3)	to the extent that it cannot be allocated to the Declared Rate Strategy, then to the S&P 500 –10% Floor Strategy.

For example, if you allocate only to a SPDR Gold Shares 1-Year Strategy and that Strategy is no longer available, we will apply the amount allocated to that Strategy to another SPDR Gold Shares 1-Year Strategy for the next Term unless you send us a request to reallocate. If no other SPDR Gold Shares 1-Year Strategy exists, we will apply up to 12% of the Strategy Value to the Declared Rate Strategy and the remainder to the S&P 500 –10% Floor Strategy.

If the amount to be applied exceeds the maximum, then only the excess amount will be applied using those rules. For example, if the maximum amount for a Crediting Strategy is $50,000 and the amount to be applied is $54,000, then we will apply the excess $4,000 to the another Indexed Strategy that we designate that uses the same index as the given Indexed Strategy and has a Term that is no longer than the given Indexed Strategy. If no other Indexed Strategy uses the same index, then as much of the $4,000 will be allocated to the Declared Rate Strategy without exceeding the Allocation Limit, and any remainder will be allocated to the S&P 500 –10% Floor Strategy.

We must receive your Request in Good Order for a reallocation on or before the last day of the Term. For example, if the end of a Term falls on a weekend, we must receive your request on the last Market Day before that weekend.

Note: For Contracts issued in Missouri where the Declared Rate Strategy is not available, the same rules will apply except the Temporary Holding Account will be used instead of the Declared Rate Strategy.

CASH BENEFIT

Surrender

You may Surrender your Contract at any time before the earlier of: (1) the Annuity Payout Initiation Date; or (2) a death for which a Death Benefit is payable. The right to Surrender may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).

A Surrender must be made by a Request in Good Order. The amount paid upon Surrender is the Surrender Value. If you Surrender your Contract, the Contract terminates.

Withdrawals

You may take a withdrawal, including a withdrawal to pay advisory fees, from your Contract at any time before the earliest of: (1) the Annuity Payout Initiation Date; (2) a death for which a Death Benefit is payable; or (3) the date that this Contract is Surrendered. The right to withdraw may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).

A withdrawal must be made by a Request in Good Order. The amount of any withdrawal must be at least $500. If the withdrawal would reduce the Account Value to less than the minimum value of $5,000, we will treat the withdrawal request as a request to withdraw the maximum amount that may be taken without reducing your Account Value to less than $5,000.

We will withdraw funds from your Account Value as of the date on which we receive your Request in Good Order or any later specified effective date. You may designate the Crediting Strategy or Strategies from which a withdrawal will be taken by a Request in Good Order prior to the date of the withdrawal. If you do not make a designation, we will take the withdrawal from the Crediting Strategies in the following order:

•	first from the Purchase Payment Account;

•	then proportionally from the Declared Rate Strategy; and

•	then proportionally from Indexed Strategies having the shortest Term.

Effect of Withdrawals

A withdrawal (including any withdrawals to pay advisory fees) reduces the Account Value, which in turn reduces the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit.

If a Market Value Adjustment applies to your withdrawal and you do not request otherwise, you will receive the amount that you requested, and your Account Value will be adjusted by the amount you receive plus the amount needed to pay a negative Market Value Adjustment. A withdrawal from an Indexed Strategy other than at the end of a Term also reduces the Investment Base used to calculate the Strategy value later in the Term. The reduction in the Investment Base for a withdrawal and any related Market Value Adjustment is proportional to the reduction in the Strategy Value.

Automatic Withdrawals

You may elect to automatically withdraw money from your Contract under any automatic withdrawal program that we offer. Your Account Value must be at least $10,000 in order to make an automatic withdrawal election. The minimum amount of each automatic withdrawal payment is $100. Automatic withdrawals will be taken from the Purchase Payment Account and Crediting Strategies of your Contract in the same order as any other withdrawal.

Subject to the terms and conditions of the automatic withdrawal program, you may begin or discontinue automatic withdrawals at any time. You must give us at least 30 days’ notice to change any automatic withdrawal instructions that are currently in place. Any request to begin, discontinue or change automatic withdrawals must be a Request in Good Order. We reserve the right to discontinue offering automatic withdrawals at any time.

Currently, we do not charge a fee to participate in an automatic withdrawal program. However, we reserve the right to impose an annual fee in such amount as we may then determine to be reasonable for participation in the automatic withdrawal program. If imposed, the fee will not exceed $30 annually.

Before electing an automatic withdrawal, you should consult with your registered investment advisor.

•

Automatic withdrawals are similar to starting Annuity Payout Benefit payments, but will result in different taxation of payments and potentially a different amount of total payments over the life of your Contract.

•	Unless taken from the Declared Rate Strategy, an automatic withdrawal may be subject to a Market Value Adjustment during the first six Contract Years.

•

If taken from an Indexed Strategy, an automatic withdrawal during a Term will reduce the Investment Base, which will reduce any subsequent increase in the Strategy value due to a positive Daily Value Percentage during that Term or a rise in the applicable Index at the end of that Term. Such reductions could be significant.

•	If taken from an Indexed Strategy, the value of an Indexed Strategy on an automatic withdrawal date will reflect the Daily Value Percentage on that date.

Withdrawals to Pay Advisory Fees

You may authorize withdrawals from your Contract to pay advisory fees to a registered investment advisor with respect to the management of your Contract. Those fees cannot exceed 1.5% of the Account Value per year. The fees must relate only to investment advice rendered in connection with the Contract. Withdrawals to pay advisory fees will be taken from the Purchase Payment Account and Crediting Strategies of your Contract in the same order as any other withdrawal.

•	Based on a private letter ruling issued by the IRS to the Company, we will not report a withdrawal to pay advisory fees as taxable income to you if the conditions of that ruling are satisfied.

•

If the conditions of that ruling are not satisfied, we will report a withdrawal to pay advisory fees as taxable income to you, and your withdrawal may be subject to federal and state income taxes and if you are under age 59 1⁄2, a 10% federal penalty tax.

•	Unless taken from the Declared Rate Strategy, a withdrawal to pay advisory fees may be subject to a Market Value Adjustment during the first six Contract Years.

•

If taken from an Indexed Strategy, a withdrawal to pay advisory fees during a Term will reduce the Investment Base, which will reduce any subsequent increase in the Strategy value due to a positive Daily Value Percentage during that Term or a rise in the applicable Index at the end of that Term.

•	If taken from an Indexed Strategy, the value of an Indexed Strategy on a withdrawal to pay advisory fees will reflect the Daily Value Percentage on that date.

Exchanges, Transfers, and Rollovers

An amount paid on a withdrawal or surrender may be paid to or for another annuity or tax-qualified account in a tax-free exchange, transfer, or rollover to the extent allowed by federal tax law.

FEES AND CHARGES

MARKET VALUE ADJUSTMENT

We impose a Market Value Adjustment to reimburse us for contract sales expenses, including distribution, promotion, and acquisition expenses, and to allow us to invest assets for a longer duration, which supports higher declared interest rates, Caps, and Upside Participation Rates.

The Market Value Adjustment applies if, during the first six Contract Years, you take a withdrawal from an Indexed Strategy of your Contract or Surrender it. After that, the Market Value Adjustment does not apply.

During the first six Contract Years, the Market Value Adjustment applies to each withdrawal, including withdrawals under an automatic withdrawal program, withdrawals to pay advisory fees, withdrawals taken to satisfy a required distribution, and withdrawals to pay advisory fees. The Market Value Adjustment does not apply to Death Benefit payments or Annuity Payout Benefit payments. The Market Value Adjustment does not apply to any amount withdrawn from the Purchase Payment Account or Declared Rate Strategy.

A Market Value Adjustment may reduce your Account Value.

•

If you take a withdrawal from your Contract, the amount subject to the charge is the amount you withdraw from an Indexed Strategy, which includes any amount needed to pay the Market Value Adjustment. This means that at your direction either we will adjust the amount paid to you to reflect the Market Value Adjustment or we will increase the amount withdrawn as needed to cover the Market Value Adjustment.

•	If you Surrender your Contract, the amount subject to the Market Value Adjustment is the sum of your Indexed Strategy values.

•	If you Surrrender your Contract, the amount subject to the Market Value Adjustment will not include the amount, if any, that qualifies for a waiver as described below.

The Market Value Adjustment equals the MVA factor multiplied by the amount subject to the adjustment.

The MVA factor is equal to:

(A – (B + K)) x N

Where:

A=	the MVA Index Interest Rate on the Contract Effective Date;

B=	the MVA Index Interest Rate for the date of the withdrawal or surrender;

K=	the spread factor of 0.25% (see State Variations section below for exceptions); and

N=	the number of whole and partial years remaining to the sixth Contract Anniversary.

For Contracts issued in certain states, the spread factor does not apply. See the State Variations section below for any special rule relating to the spread factor in your state.

Examples.

Negative MVA: On the fifth Contract Anniversary your Account Value is $100,000 and is all held under the Indexed Strategies. The MVA Index Interest Rate on the Contract Effective Date was 3%, the MVA Index Interest Rate is now 4%, and a spread factor of 0.25% applies. No Market Value Adjustment exception applies. The MVA Factor equals -1.25% (3% - (4% + 0.25%)) X 1 = -1.25%).

•	You take a withdrawal of $12,000. A negative Market Value Adjustment of $150 ($12,000 x -1.25%) is applied and you receive $11,850.

•	You Surrender your Contract. A negative Market Value Adjustment of $1,250 ($100,000 x -1.25%) is applied and you receive $98,750.

Positive MVA: On the fifth Contract Anniversary, your Account Value is $100,000 and is all held under the Indexed Strategies. The MVA Index Interest Rate on the Contract Effective Date was 4%, the MVA Index Interest Rate is now 3%, and a spread factor of 0.25% applies. No Market Value Adjustment exception applies. The MVA Factor equals 0.75% (4% - (3% + 0.25%)) X 1 = 0.75%).

•	You take a withdrawal of $12,000. A positive Market Value Adjustment of $90 ($12,000 x 0.75%) is applied and you receive $12,090.

•	You Surrender your Contract. A positive Market Value Adjustment of $750 ($100,000 x -0.75%) is applied and you receive $100,750.

Market Value Adjustment Waivers

Extended Care Waiver. (Rider form ICC22-R1843722NW -Waiver of Market Value Adjustments for Extended Care Rider). We will waive any negative Market Value Adjustments that would otherwise apply on a Surrender of your Contract if you make a Request in Good Order and:

•	your Contract is modified by the Extended Care Waiver Rider;

•	you are confined in a long-term care facility or hospital and the confinement is prescribed by a physician and is medically necessary;

•	the first day of the confinement is at least one year after the Contract Effective Date; and

•	the confinement has continued for a period of at least 90 consecutive days.

You must provide us with satisfactory proof that you meet these conditions before the date of the Surrender. There is no charge for this rider, but it may not be available in all states. (See the State Variations section below for information about availability in your state.) You do not need to take any action to add this waiver rider. Before you request a waiver, carefully review the rider to ensure that you understand how it works. This waiver does not apply to a withdrawal of less than your full Surrender Value.

Terminal Illness Waiver. (Rider form ICC22-R1843822NW -Waiver of Market Value Adjustment Upon Terminal Illness Rider). We will waive any negative Market Value Adjustment that would otherwise apply on a Surrender of your Contract if you make a Request in Good Order and:

•	your Contract is modified by the Waiver of Market Value Adjustment upon Terminal Illness Rider;

•	you are diagnosed with a terminal illness by a physician and, as a result of the terminal illness, you have a life expectancy of less than 12 months from the date of diagnosis; and

•	the diagnosis is rendered by a physician more than one year after the Contract Effective Date.

You must provide us with satisfactory proof that you meet these conditions before the date of the Surrender. There is no charge for this rider, but it may not be available in all states. (See the State Variations section below for information about availability in your state.) You do not need to take any action to add this waiver rider. Before you request a waiver, carefully review the rider to ensure that you understand how it works. This waiver does not apply to a withdrawal of less than your full Surrender Value.

MVA Index

The Market Value Adjustment depends on changes in the MVA Index Interest Rate since the Contract Effective Date and the amount of time remaining until the sixth Contract Anniversary. The MVA Index is the BofA Merrill Lynch 5-10 Year US Corporate Bond Index.

The BofA Merrill Lynch 5-10 Year US Corporate Bond Index measures market performance of USD-denominated investment grade corporate debt publicly issued in the U.S. domestic market with a remaining term to final maturity between 5 and 10 years.

We may replace the MVA Index if it is discontinued, or we are no longer able to use it, or its calculation changes substantially. We may do so at the end of a Term or during a Term. We will notify you in writing at least 30 days before we replace an Index.

Automatic Withdrawal Program Charges

Currently, we do not charge a fee to participate in an automatic withdrawal program. However, we reserve the right to impose an annual fee in such amount as we may then determine to be reasonable for participation in the automatic withdrawal program. If imposed, the fee will not exceed $30 annually.

State Limitations. In some states, our ability to waive fees or charges may be limited by applicable laws, regulations or administrative positions.

ANNUITY PAYOUT BENEFIT

Under the Contract you may receive regular Annuity Payout Benefit payments for the duration of the period that you select. Once Annuity Payout Benefit payments start, you can no longer surrender the Contract or take a withdrawal, no Death Benefit will be payable under your Contract, and your Beneficiary designations will no longer apply. The amount payable after death, if any, is governed by the Payout Option you select.

The Annuity Payout Benefit is payable if the Annuity Payout Initiation Date is reached before the earlier of: (1) a death for which a Death Benefit is payable; or (2) the date that this Contract is Surrendered.

Annuity Payout Initiation Date

The Annuity Payout Initiation Date is the first day of the first payment interval for which payment of the Annuity Payout Benefit is to be made. Annuity Payout Benefit payments are made at the end of each payment interval. This means that for annual payments, the first payment will be made one year after the Annuity Payout Initiation Date.

You may select the Annuity Payout Initiation Date by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date you selected and at least 30 days before the first Annuity Payout Benefit payment is to be made.

•	The earliest Annuity Payout Initiation you may select is the first Contract Anniversary.

•

Unless we agree to a later date, the latest Annuity Payout Initiation Date you may select is the Contract Anniversary following your 95th birthday or the 95th birthday, of a joint owner, if earlier. If the Owner is not a human being such as a trust or a corporation, then the Annuity Payout Initiation Date may not be later than the Contract Anniversary following the 95th birthday of the eldest Annuitant, unless we agree to a later date.

The earliest permitted date and the latest permitted date for the Annuity Payout Initiation Date are set out on your Contract Specifications Page. The latest permitted date may change if an Owner changes.

If you do not select an Annuity Payout Initiation Date by the latest permitted date, we may select it for you. We will notify you in writing at least 45 days before the date we select. We will give you an opportunity to select an earlier date.

Annuity Payout Amount

The amount of each payment under the Annuity Payout Benefit is determined on the Annuity Payout Initiation Date based on the Annuity Payout value on that date, the Payout Option that applies, and the payment interval.

The Annuity Payout value is the amount that can be applied to the Annuity Payout Benefit is equal to: (1) the Account Value on the Annuity Payout Initiation Date; minus (2) premium tax or other taxes not previously deducted. If the Annuity Payout value is determined on a date other than the end of the Term, the Annuity Payout value will be based on the Daily Value Percentage. Please see the Indexed Strategy Value before End of Term section above for more information about the Daily Value Percentage.

Form of Annuity Payout Benefit

The Annuity Payout Benefit is paid in the form of annual payments as a Life Payout with Payments for at Least a Fixed Period. That fixed period will be 10 years or, if fewer, the maximum number of whole years permitted by any tax qualification endorsement.

In place of that, you may elect to have the Annuity Payout Benefit paid in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. You may elect a Payout Option by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date and at least 30 days before the first Annuity Payout Benefit payment is to be made.

Payee for Annuity Payout Benefit

Payment of the Annuity Payout Benefit generally is made to the surviving Owner(s) as the payee(s). In place of that, the surviving Owner(s) may elect for payment to be made as a tax-free exchange, transfer, or rollover, or for payment to be made to the Annuitant. That election must be made by a Request in Good Order that we receive at least 30 days before the payment date.

Payments that become due after the death of the payee are made to:

•	the surviving Owner(s); or if none

•	then to the surviving contingent payee(s) designated by the surviving Owner(s); or if none;

•	the estate of the last payee who received payments.

The portion of any Annuity Payout Benefit remaining after the death of an Owner or Annuitant must be paid at least as rapidly as payments were being made at the time of such death.

You may designate a contingent payee by a Request in Good Order. If you designate your spouse as a contingent payee and your marriage ends before your death, then we will treat your former spouse as having predeceased you except in the following situations: (1) if a court order provides that the former spouse’s rights as a contingent payee are to continue; or (2) if the former spouse remains or becomes an Owner.

DEATH BENEFIT

A Death Benefit is payable under your Contract if you die before the Annuity Payout Initiation Date and before the Contract is Surrendered. If your spouse becomes a successor owner of the Contract, no Death Benefit will be payable on account of your death.

When the Owner is a non-natural person, a Death Benefit is payable under the Contract if the Annuitant dies before the Annuity Payout Initiation Date and before the Contract is Surrendered. For this purpose, a non-natural person is a trust, custodial account, corporation, limited liability company, partnership, or other entity.

Only one Death Benefit will be paid under the Contract. If a Death Benefit becomes payable, it will be in place of all other benefits under the Contract, and all other rights under this Contract will terminate except for rights related to the Death Benefit.

Death Benefit Payout Date

•	If the Death Benefit is to be paid as a lump sum, then it will be paid as soon as practicable after receipt of proof of death and a Request in Good Order for a lump sum payment.

•

If the Death Benefit is to be paid under a Payout Option, then we will apply the Death Benefit value to a Payout Option as soon as practicable after receipt of proof of death and a Request in Good Order. That application date will be the first day of the first payment interval for which a payment is to be made. Death Benefit payments under a Payout Option are made at the end of each payment interval. This means that, for annual payments, the first payment will be made one year after that application date.

Death Benefit Amount

•	If the Death Benefit is paid in a lump sum, then it is equal to the Death Benefit value, increased by any additional post- death interest as required by law.

•

If the Death Benefit will be paid as a series of periodic payments under a Payout Option, then the amount of each payment under the Death Benefit is determined on the date that the Death Benefit value is applied to the Payout Option. The amount or each payment will be based on the Death Benefit value (increased by any additional post-death interest as required by law to the date it is applied to the Payout Option), the Payout Option that applies, and the payment interval.

Death Benefit Value

The Death Benefit value is the greater of:

•	the Account Value determined as of the date that the Death Benefit value is determined; or

•	the Return of Premium Guarantee.

In either case, the Death Benefit value is reduced by premium tax or other taxes not previously deducted.

The Account Value will reflect the applicable Strategy values as calculated on the date the Death Benefit is determined. If the Death Benefit value is determined on a date other than the end of the Term, the Death Benefit value will be based on the Daily Value Percentage. Please see the Indexed Strategy Value before End of Term section above for more information about the Daily Value Percentage.

Return of Premium Guarantee

The Return of Premium Guarantee is equal to your Purchase Payments (the “Purchase Payment base”), reduced proportionally for all withdrawals (including withdrawals to pay advisory fees), but not including amounts applied to pay negative Market Value Adjustments.

The reduction in your Purchase Payment base for withdrawals will be in the same proportion that your Account Value was reduced on the date of the withdrawal. A proportional reduction in your Purchase Payment base could be larger than the dollar amount of your withdrawal.

Example. Here is an example of how we calculate a proportional reduction of your Purchase Payment base. In this example, we assume you take an $8,000 withdrawal and the Purchase Payment base is larger than the Account Value at the time of the withdrawal. To simplify the example, we also assume no Market Value Adjustment, no premium tax is deducted, and no additional post-death interest is added.

	Before Withdrawal	After Withdrawal	Explanation
Account Value	$100,000	$92,000	Your withdrawal reduces your Account Value by $8,000 (which is an 8% reduction in your Account Value). $8,000 / $100,000 = 8%
Purchase Payment base for Death Benefit	$120,000	$110,400	After the withdrawal, the Purchase Payment base for the Death Benefit is also reduced by 8% or $9,600. $120,000 x 8% = $9,600

Determination Date

The date that the Death Benefit value is determined is the date that we have received both proof of death and Requests in Good Order with instructions as to the form of Death Benefit from all Beneficiaries. Until then, the Contract values remain in the Crediting Strategies will renew into new Terms of the same Strategies if the end of a Term is reached, and the Indexed Strategy values may fluctuate. This risk is borne by the Beneficiaries.

Proof of Death. Before making payment of a Death Benefit, or any other payment or transfer of ownership rights that depends on the death of a specified person, we will require proof of death. We may delay making any payment until it is received. For this purpose, proof of death is:

•	a certified copy of a death certificate showing the cause and manner of death;

•	a certified copy of a decree that is made by a court of competent jurisdiction as to the finding of death; or

•	other proof that is satisfactory to us.

Form of Death Benefit

The Death Benefit is paid in the form of annual payments for a fixed period of two years.

In place of that, you may elect to have the Death Benefit paid in one lump sum or in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. There is no additional charge associated with this election. Any election is subject to the Death Benefit Distribution Rules described below.

You may make an election by a Request in Good Order. We must receive your request on or before the date of death for which a Death Benefit is payable. If you do not make such an election, the Beneficiary may make that election after the date of death. The Beneficiary’s election must be made by a Request in Good Order that is received by us no later than the date that the Death Benefit value is applied to a Payout Option and at least 30 days before the date of the first payment to be made.

Additional Rules for Payout Options. A Payout Option that is contingent on life is based on the life of the Beneficiary or, in some cases, the life of a person to whom the Beneficiary is obligated. We will pay the Death Benefit as a lump sum rather than as payments under a Payout Option if: (1) the Death Benefit is less than $2,000; or (2) as of the date that the Death Benefit value is to be applied to a Payout Option, the Death Benefit Distribution Rules do not allow a two-year payout.

Payee of Death Benefit Payments

Death Benefit payments generally are made to the Beneficiary as the payee.

In place of that, the Beneficiary may elect to have payments made:

•	as a tax-free exchange, transfer, or rollover to or for an annuity or tax-qualified account as permitted by federal tax law; or

•

in cases where the Beneficiary is an estate, trust, custodial account, corporation, limited liability company, partnership, or other entity, to a person to whom the Beneficiary is obligated to make corresponding payments.

Payments that become due after the death of the Beneficiary are made to:

•	the contingent payee designated as part of a Death Benefit Payout Option elected by you; or if none

•	then to a contingent payee designated by the Beneficiary; or if none

•	the estate of the last payee who received payments.

Such payments are subject to the Death Benefit Distribution Rules described below.

You may designate a contingent payee by a Request in Good Order. A Beneficiary may make or change a payee or contingent payee, except a Beneficiary may not change a designation made as part of a Payout Option election made by you for the Death Benefit. If the Beneficiary designates his or her spouse as a contingent payee and their marriage ends before the Beneficiary’s death, then we will treat the former spouse as having predeceased the Beneficiary except to the extent a court order provides that the former spouse’s rights as a contingent payee are to continue.

Death Benefit Distribution Rules

The Death Benefit Distribution Rules are summarized below.

•	For a Tax Qualified Contract. The Death Benefit must be paid in accordance with the tax qualification endorsement.

•

For a Nonqualified Contract. The Death Benefit must be paid either: (1) in full within five years of the date of death; or (2) over the life of the Beneficiary or over a period certain not exceeding the Beneficiary’s life expectancy, with payments at least annually, and with the first payment made within one year of the date of death.

PAYOUT OPTIONS

The standard Payout Options are described below. We will make payments in any other form of Payout Option that is acceptable to us at the time of any election. More than one Payout Option may be elected if the requirements for each Payout Option elected are satisfied. All elected Payout Options must comply with pertinent laws and regulations.

Payments under each standard Payout Option are made at the end of a payment interval. For example, if the Annuity Payout Initiation Date is October 31, 2028 and you select annual payments, then the first payment will be paid as of October 31, 2029.

Fixed Period Payout

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the Annuitant, if you direct, for the fixed period of time that you select. For a nonqualified contract, fixed periods shorter than 10 years are not available. For a Tax-Qualified Contract, the only fixed period available is 10 years.

•

If the payee dies before the end of the fixed period, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments.

•	In all cases, payments will stop at the end of the fixed period.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for the fixed period of time that you or the Beneficiary selects. The fixed period cannot exceed the life expectancy of the Beneficiary. For a Tax-Qualified Contract, the fixed period also cannot exceed 10 years.

•

If the Beneficiary dies before the end of the fixed period, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments.

•	In all cases, payments will stop at the end of the fixed period.

Life Payout

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives. Payments will stop on the death of the Annuitant. This means that, even if we have made only one payment when the Annuitant dies, payments will stop.

If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not yet been reached.

•

If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option.

•	If the Annuitant’s death before the Annuity Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives. Payments will stop on the death of the Beneficiary. This means that, even if we have made only one payment when the Beneficiary dies, payments will stop. For a Tax-Qualified Contract, a Life Payout is not available to all Beneficiaries.

If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

Life Payout with Payments for at Least a Fixed Period

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives. For a Tax-Qualified Contract, fixed periods longer than 10 years are not available.

•	If the Annuitant dies after the end of the fixed period you selected, then payments will stop on the death of the Annuitant.

•

If the Annuitant dies before the end of the fixed period you selected, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you selected.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives. The fixed period cannot exceed the life expectancy of the Beneficiary. For a Tax-Qualified Contract, a Life Payout with Payments for at Least a Fixed Period is not available to all Beneficiaries, and the fixed period also cannot exceed 10 years.

•	If the Beneficiary dies after the end of the fixed period selected, then payments will stop on the death of the Beneficiary.

•

If the Beneficiary dies before the end of the fixed period you or the Beneficiary selected, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you or the Beneficiary selected.

Joint and One-Half Survivor Payout

•	For the Annuity Payout Benefit

We will make periodic payments to you, or to the primary Annuitant, if you direct, for as long as the primary Annuitant lives.

•

If the primary Annuitant dies and the secondary Annuitant does not survive the primary Annuitant, then payments will stop on the death of the primary Annuitant. This means that, even if we have made only one payment when the primary Annuitant dies, payments will stop unless the secondary Annuitant survives.

•

If the primary Annuitant dies and the secondary Annuitant is surviving, then we will make one-half of the periodic payment to you, or the secondary Annuitant, if you direct, for the rest of the secondary Annuitant’s life. In this case, payments will stop on the death of the secondary Annuitant.

If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Joint and One-Half Survivor Payout will never provide the full payment amount. In that case, if the secondary Annuitant agrees, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not been reached.

•

If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option.

•	If the Annuitant’s death before the Annuity Benefit Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

•	For the Death Benefit

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.

•

If the Beneficiary dies and the contingent payee does not survive the Beneficiary, then payments will stop on the death of the Beneficiary. This means that, even if we have made only one payment when the Beneficiary dies, payments will stop unless the contingent payee survives.

•

If the Beneficiary dies and the contingent payee designated as part of the Death Benefit Payout Option election is surviving, then we will make one-half of the periodic payment to the contingent payee for the rest of the contingent payee’s life. In this case, payments will stop on the death of the contingent payee.

If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Joint and One-Half Survivor Payout will never provide the full payment amount. In that case, if the contingent payee agrees, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

For a Tax-Qualified Contract, a Joint and One-Half Survivor Payout is only available in certain cases where the Beneficiary is the surviving spouse of the owner.

Payments under a Payout Option

Payments under a Payout Option are calculated and paid as fixed dollar payments. The stream of payments is an obligation of the general account of Great American Life. Fixed dollar payments will remain level for the duration of the payment period. Once payments begin under a Payout Option, the Payout Option may not be changed. Once the Contract value is applied to a Payout Option, the periodic payments cannot be accelerated or converted into a lump sum payment unless we agree.

We will use the 2012 Individual Annuity Reserving Table with projection scale G2 for blended lives (60% female/40% male) with interest at 1% per year, compounded annually, to compute all guaranteed Payout Option factors, values, and benefits under the Contract. For purposes of calculating payments based on the age of a person, we will use his or her age as of his or her last birthday.

Considerations in Selecting a Payout Option

Payments under a Payout Option are affected by various factors, including the length of the payment period, the life expectancy of the person on whose life payments are based, and the frequency of the payment interval (monthly, quarterly, semi-annually or annually).

•	Generally, the longer the period over which payments are made or the more frequently the payments are made, the lower the amount of each payment because more payments will be made.

•	For Life Payout Options, the longer the life expectancy of the Annuitant or Beneficiary, the lower the amount of each payment because more payments are expected to be paid.

Non-Human Payees under a Payout Option

Except as stated below, the primary payee under a Payout Option must be a human being. All payments during his or her life must be made by check payable to the primary payee or by electronic transfer to a bank account owned by the primary payee.

Exceptions. Below are some exceptions to the general rule that the primary payee must be a human being. We may make other exceptions in our discretion.

•	A nonhuman that is the Owner of the Contract may be the primary payee. For example, if the Owner is a trust, that trust may be the primary payee.

•

Payments may be made payable to another insurance company or financial institution as a tax-free exchange, transfer, or rollover to or for another annuity or tax-qualified account as allowed by federal tax law.

PROCESSING PURCHASE PAYMENTS AND REQUESTS

Processing Purchase Payments

•	If we receive a Purchase Payment on a Market Day before the Market Close, we will apply it to your Contract on that Market Day.

•	If we receive a Purchase Payment on a Market Day after the Market Close or on a day that is not a Market Day, then we will apply it to your Contract on the next Market Day.

An amount applied to a Contract will be held in the Purchase Payment Account until it is applied to a Crediting Strategy or Strategies on a Strategy Application Date pursuant to your instructions. We cannot apply an amount held in the Purchase Payment Account to a Crediting Strategy or Strategies if we do not have complete instructions from you.

If you have any questions, you should contact us or your registered representative before sending a Purchase Payment.

Processing Requests

•	Requests may be made by mail at P.O. Box 5423, Cincinnati OH 45201-5423.

•	Requests by fax may be made at 513-768-5115.

•

Requests for reallocations among Crediting Strategies may be made by telephone at 1-800-789-6771 between 8:00 AM and 4:00 PM Eastern Time Monday through Friday. We may also permit reallocation requests to be made at our website (www.GAIGannuities.com). Some selling firms may restrict the ability of their registered representatives to convey reallocation requests by telephone or Internet on your behalf.

To obtain one of our forms (for example, a Strategy Selection form or a Withdrawal Request form) or to obtain more information about how to make a request, call us at 1-800-789-6771 or send us a fax at 513-768-5115. You can also request forms or information by mail at Great American Life Insurance Company, P.O. Box 5423, Cincinnati OH 45201-5423. You may also obtain forms on our website, (www.GAIGannuities.com).

We cannot process a request unless it is a Request in Good Order. A request may be rejected or delayed if it is not a Request in Good Order.

•	If we receive a Request in Good Order on a Market Day before the Market Close, we will process it using values determined at the Market Close on that Market Day.

•	If we receive a Request in Good Order after the Market Close or on a day that is not a Market Day, then we will treat that request as received at the start of the next Market Day.

If you have any questions, you should contact us or your registered representative before submitting the request.

Exception. If a withdrawal under an automatic withdrawal program is scheduled for a date that is not a Market Day, then we will process the withdrawal on the scheduled date using values at the most recent Market Close. For example, if the automatic withdrawal is scheduled for a date that falls on Sunday and there was a Market Close at 4:00 PM on the previous Friday, then we will process the withdrawal on Sunday using values determined at 4:00 PM on that Friday.

Market Days and Market Close

A Market Day is each day that all markets that are used to measure available Indexed Strategies are open for regular trading.

•	Saturdays, Sundays, holidays and any other day that the New York Stock Exchange and the NYSE Arca are closed are not Market Days.

•

The NYSE and the NYSE Arca observe the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

A Market Close is the close of the regular or core trading session on the market used to measure a given Indexed Strategy.

•	Regular trading hours on the NYSE and core trading sessions on the NYSE Arca usually end at 4:00 PM Eastern Time

•	Trading hours on the NYSE and core trading sessions on the NYSE Arca end at 1:00 PM Eastern Time on the day before the Fourth of July and the Friday after Thanksgiving and Christmas Eve.

Regular trading or a core trading session may end at a different time on a Market Day under certain circumstances when and as permitted under applicable rules. Such circumstances generally cannot be predicted in advance.

Specific information about NYSE and NYSE Arca holidays and trading hours in any given calendar year is available at https://www.nyse.com/markets/hours-calendars.

Receipt of Purchase Payments, Applications, and Requests

For purposes of processing, we deem Purchase Payments and applications, Requests in Good Order, and other instructions (paperwork) mailed to our post office box as received by us at our administrative office when the Purchase Payment or the paperwork reaches the applicable processing department located at 301 E. 4th Street, Cincinnati OH 45202.

Risks and Limitations Related to Requests by Telephone or Internet

We will use reasonable procedures such as requiring certain identifying information, tape recording the telephone instructions, and providing written confirmation of the transaction, in order to confirm that instructions communicated by telephone, fax, Internet or other means are genuine. Any telephone, fax or Internet instructions reasonably believed by us to be genuine will be your responsibility, including losses arising from any errors in the communication of instructions. As a result of this policy, you will bear the risk of loss. We are not responsible for the validity of any request or action.

Telephone and computer systems may not always be available. Any telephone or computer system, whether it is yours, your service provider’s, your agent’s, or ours, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you experience technical difficulties or problems, you should consider making your request by mail.

Suspension of Payments or Transfers

We may be required to suspend or delay payments, withdrawals and reallocations when we cannot obtain an Index value because:

•	the New York Stock Exchange or NYSE Arca is closed (other than customary weekend and holiday closings);

•	trading on the New York Stock Exchange or NYSE Arca is restricted; or

•	an emergency exists such that it is not reasonably practicable to determine fairly the value of the Index.

In this case, we will make payments and process withdrawals and reallocations as soon as practicable after we are able to obtain the Index value.

We may suspend or delay payments, withdrawals and reallocations when we are permitted to do so under a regulatory order. In this case, we will make payments and process withdrawals and reallocations when the order is no longer in effect.

Restrictions on Financial Transactions

Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block an Owner’s ability to make certain transactions. This means that we may be required to refuse to accept any request for withdrawals, Surrenders, Annuity Payout Benefit payments or Death Benefit payments, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

RIGHT TO CANCEL (FREE LOOK)

If you change your mind about owning the Contract, you may cancel it within 20 days after you receive it. If you purchase this Contract to replace an existing annuity contract or life insurance policy, you have 30 days after you receive it. This is known as a “free look.” The right to cancel period may be longer in some states.

To cancel your Contract, you must submit your request to cancel to the producer who sold it or send it to us at P.O. Box 5423, Cincinnati, OH 45201-5423. If sent to us by mail, it is effective on the date postmarked with proper address and postage paid. Your request to cancel must be in writing and signed by you.

If you cancel your Contract, you will receive a refund. The amount of the refund will depend on where you live. When you cancel the Contract within this free look period, we will not assess a Market Value Adjustment.

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If you live in a state where we are required to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period.

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If you live in a state where we are required to refund the Account Value of your Contract, you will receive the Account Value on the day that we receive your cancellation Request in Good Order. If the Account Value includes the value of an Indexed Strategy, that Strategy value will reflect the applicable Daily Value Percentage. The amount you receive may be more or less than your Purchase Payment(s) depending upon any interest earned by your Contract and the value of your Indexed Strategies. This means that you bear the risk of any decline in the Account Value of your Contract before we receive your cancellation request. No adjustment will be made for the Daily Value Percentage and no Market Value Adjustments will apply to the amount refunded. Unless required by state law, we do not refund any Market Value Adjustments assessed during the free look period that relate to a withdrawal (including withdrawals to pay advisory fees),taken before you cancel the Contract.

The State Variations section of this prospectus contains a summary of the state law provisions related to the free look period and the required refund amount.

There may be tax consequences if you cancel the Contract. You should seek advice on tax questions based on your particular circumstances from a tax advisor.

ANNUAL STATEMENT AND CONFIRMATIONS

At least once each calendar year, we will send you a statement that will show: (1) your Account Value; (2) all transactions regarding your Contract during the year; and (3) any interest credited to your Contract and/or any other changes in Strategy value credited to your Contract.

We will also send you written confirmations of Purchase Payments, Crediting Strategy allocations and renewals, withdrawals, and other financial transactions under your Contract. Statements and confirmations will be sent to your last known address on our records.

You should promptly report any inaccuracy or discrepancy in a statement or confirmation. To report an inaccuracy or discrepancy, contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, or call us at 1-800-789-6771. To protect your rights, you should consider reconfirming any oral communications by sending a written statement to P.O. Box 5423, Cincinnati, OH 45201-5423.

ELECTRONIC DELIVERY

You may elect to receive electronic delivery of the Contract prospectus and other Contract related documents. Contact us at our website at www.GAIGannuities.com for more information and to enroll.

ABANDONED PROPERTY REQUIREMENTS

Every state has unclaimed property laws. These laws generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from: (1) the latest permitted Annuity Payout Initiation Date; or (2) the date of death for which a Death Benefit is due and payable. For example, if the payment of a death benefit has been triggered, but the beneficiary does not come forward to claim the death benefit in a timely manner, the unclaimed property laws will apply.

If a Death Benefit, Annuity Payout Benefit payments or other contract proceeds are unclaimed, we will pay them to the abandoned property division or unclaimed property office of the applicable state. (Escheatment is the formal, legal name for this process.) For example, on an unclaimed Death Benefit, depending on the circumstances, the proceeds are paid: (1) to the state where the beneficiary last resided, as shown on our books and records; (2) to the state where the contract owner last resided, as shown on our books and records; or (3) to Ohio, which is our state of domicile. The state will hold the proceeds without interest until a valid claim is made by the person entitled to the proceeds.

To prevent escheatment of the Death Benefit, Annuity Payout Benefit payments, or other proceeds from your Contract, it is important:

•	to update your contact information, such as your address, phone number, and email address, if and as it changes; and

•	to update your Beneficiary and other designations, including complete names, complete addresses, phone numbers, and social security numbers, if and as they change.

Please contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, or call us at 1-800-789-6771, to make such updates.

State unclaimed property laws do not apply to annuity contracts that are held under an employer retirement plan that is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

OWNER

The Owner on the Contract Effective Date is set out on your Contract Specifications Page. The Owner possesses all of the ownership rights under a Contract, such as making allocations among the Crediting Strategies, electing a Payout Option, and designating a Beneficiary.

If an Owner is a trust, custodial account, corporation, limited liability company, partnership, or other entity, then the age of the eldest Annuitant is treated as the age of the Owner for all purposes of this Contract.

Joint Owners

•	For a Nonqualified Contract. Two persons may jointly own the Contract. In this case, the term “Owner” includes the joint Owner and you must exercise all rights of ownership by joint action.

•	For a Tax Qualified Contract. No joint owner is permitted.

Change of Owner

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For a Nonqualified Contract. You may change the Owner only with our written consent. A change of Owner cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

•	For a Tax Qualified Contract. You cannot change the Owner except to the limited extent permitted by the tax qualification endorsement.

A change of Owner must be made by a Request in Good Order. A change of Owner may have adverse tax consequences.

Assignment

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For a Nonqualified Contract. You may pledge, charge, encumber or assign you interest in this Contract only with our written consent. If we grant our consent, you may assign all or any part of your rights under this Contract except your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option.

•	For a Tax Qualified Contract. You cannot pledge, charge, encumber or in any way assign your interest in this Contract except to the limited extent permitted by the tax qualification endorsement.

An assignment must be requested by a Request in Good Order. We are not responsible for the validity of any assignment. An assignment may have adverse tax consequences.

If we have consented to an assignment, the rights of a person holding the assignment, including the right to any payment under this Contract, come before the rights of an Owner, Annuitant, Beneficiary, or other payee. An assignment may be ended only the person holding it or as provided by law.

Successor Owner

Your spouse becomes the successor owner of the Contract and succeeds to all rights of ownership if all of the following requirements are met:

•	a Death Benefit is payable on account of your death;

•	the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse;

•	either you make that election by a Request in Good Order before your death or your spouse makes that election by a Request in Good Order before the Death Benefit Payment Date; and

•	you were not a successor owner of the Contract.

A successor owner election cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

In some states, state law extends this successor owner right to a civil union partner or other person who is not your spouse as defined by federal tax law. In that case, distributions after your death must be made as required by the Death Benefit Distributions Rules described in the Death Benefit section above.

Community Property

If you live in a community property state and have a spouse at any time while you own this Contract, the laws of that state may vary your ownership rights.

ANNUITANT

The Annuitant is the natural person on whose life Annuity Payout Benefit payments are based. The Annuitant on the Contract Effective Date is set out on your Contract Specifications Page.

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For a Nonqualified Contract. The Annuitant cannot be changed at any time that the Contract is owned by a trust, custodial account, corporation, limited liability company, partnership, or other entity. Otherwise, you may change a designation of Annuitant at any time before the Annuity Payout Initiation Date.

•	For a Tax Qualified Contract. The Annuitant must be the natural person covered under the retirement arrangement for whose benefit the Contract is held.

A change of Annuitant must be made by a Request in Good Order. A change of Annuitant does not cancel a designation of a Beneficiary or a Payout Option election.

If an Annuitant dies before the Annuity Payout Initiation Date and no Death Benefit is payable, then in the absence of a new designation, the Annuitant will be:

•	the surviving joint Annuitant(s); or if none

•	the Owner(s).

BENEFICIARY

A Beneficiary is a person entitled to receive all or part of a Death Benefit that is to be paid under this Contract on account of a death before the Annuity Payout Initiation Date.

•	If a Death Benefit becomes payable on account of your death or the death of a joint Owner, then the surviving Owner is the Beneficiary no matter what other designation you may have made.

•	In all other cases, you may designate a person or person who will be the Beneficiaries as provided in the Designation of Beneficiary provision of the Contract.

•	If no designated Beneficiary is surviving, then the Beneficiary is your estate.

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If the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse and all other requirements for successor ownership are met, then your spouse may become the successor owner of the Contract in lieu of receiving the Death Benefit.

A designation of Beneficiary must be made by a Request in Good Order. We must receive the request on or before the date of death for which a Death Benefit is payable.

•	You may designate two or more persons jointly as the Beneficiaries. Unless you state otherwise, joint Beneficiaries that are surviving are entitled to equal shares.

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You may designate one or more persons as contingent Beneficiary. Unless you state otherwise, a contingent Beneficiary is entitled to a benefit only if there is no primary Beneficiary who that is surviving.

Survivorship Required

In order to be entitled to receive a Death Benefit, a Beneficiary must survive for at least 30 days after the death for which the Death Benefit is payable.

If you designate your spouse as a Beneficiary and your marriage ends before your death, we will treat your former spouse as having predeceased you unless:

•	a court order provides that the former spouse’s rights as a beneficiary are to continue; or

•	the former spouse remains or becomes an Owner.

OTHER CONTRACT PROVISIONS

Amendment of the Contract

We reserve the right to amend the Contract to comply with applicable Federal or state laws or regulations. We will notify you in writing of any such amendments.

Misstatement

We may require proof of the age of the Annuitant, Owner and/or the Beneficiary before making any payments under the Contract that are measured by such person’s life. If the age of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age. If payments based on the correct age would have been higher, we will pay the underpaid amount with interest. If payments would be lower, we may deduct the overpaid amount, with interest, from succeeding payments.

Involuntary Termination

If the Account Value on any anniversary of the initial Strategy Application Date is less than the minimum required value of $5,000 due to poor market performance or withdrawals from the Contract (including any withdrawals to pay advisory fees), we may terminate your Contract on that anniversary.

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If you make only one Purchase Payment, each Term will end on an anniversary of the initial Strategy Application Date. In this case, any involuntary termination will occur on a date that is the end of a Term.

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If you make multiple Purchase Payments, Terms may end on different dates. In this case, any involuntary termination will occur on a date that is the end of a Term, but it will occur before the end of other Terms. In this case, the Surrender Value payable upon termination of your Contract will reflect the Daily Value Percentages used to calculate the value of Indexed Strategies with Terms that are not ending on the termination date.

The examples below show the relationship between the date of an involuntary termination and the end of a Term.

Example A. You make one Purchase Payment that is applied to the Crediting Strategies on June 20, 2021. Terms will start and end on June 20 and the anniversary of the initial Strategy Application Date will be June 20. If your Account Value is less than $5,000 on June 20, 2024, we may terminate your Contract on that anniversary date.

Example B. You make two Purchase Payments. One Purchase Payment is applied to the Crediting Strategies on May 6, 2021 and the other Purchase Payment is applied to the Crediting Strategies on June 20, 2021. Terms will start and end on May 6 and on June 20. The anniversary of the initial Strategy Application Date will be May 6.

•	If your Account Value is less than $5,000 on June 20, 2024, we may not terminate your Contract because June 20 is not an anniversary of the initial Strategy Application Date.

•	If your Account Value is less than $5,000 on May 6, 2025, we may terminate your Contract on that anniversary date even though the other Term will not end until June 20, 2025.

If we terminate your Contract, we will pay you the Surrender Value determined as of the date that we terminate your Contract. The Surrender Value will reflect the applicable Indexed Strategy Values as calculated on the day that we terminate your Contract.

Loans

Loans are not available under the Contract.

FEDERAL TAX CONSIDERATIONS

This section provides a general description of federal income tax considerations relating to the Contracts. The purchase, holding and transfer of a Contract may have federal estate and gift tax consequences in addition to income tax consequences. Estate and gift taxation is not discussed in this prospectus. State taxation will vary, depending on the state in which you reside, and is not discussed in this prospectus.

The tax information provided in this prospectus is not intended or written to be used as legal or tax advice. It is written solely to provide general information related to the sale and holding of the Contracts. You should seek advice on legal or tax questions based on your particular circumstances from an attorney or tax advisor.

Tax Deferral on Annuities

Internal Revenue Code (“IRC”) Section 72 governs taxation of annuities in general. The income earned on a Contract is generally not included in income until it is withdrawn from the Contract. In other words, a Contract is a tax-deferred investment. Tax deferral is not available for a Contract when an Owner is not a natural person unless the Contract is part of a tax-qualified retirement plan or the Owner is a mere agent for a natural person. For a nonqualified deferred compensation plan, this rule means that the employer as Owner of the Contract will generally be taxed currently on any increase in the Surrender Value, although the plan itself may provide a tax deferral to the participating employee.

Under certain circumstances, based on a rule known as the “Investor Control Doctrine,” the IRS has stated that the holder of an annuity contract could be treated as the owner (for tax purposes) of the assets of a separate account that supports the annuity contract. If you were treated as the owner of an interest in the separate account, then you would be taxed on the income, gain, and loss arising out of your interest in the separate account. Although the IRS has not provided definitive guidance on the application of this rule to indexed annuity contracts, we do not believe that this rule applies to the Contract because you have no specific, fractional, or unitized interest in the separate account assets, we are not obligated to invest the separate account in any particular assets, the investment return and market value of the separate account assets is not allocated in an identical manner to any Contract, the Contract values are determined based on gains and losses regardless of the performance of the separate account assets, and the derivatives that we may hold in the separate account are not publicly traded.

Tax-Qualified Retirement Plans

Annuities may also qualify for tax-deferred treatment, or serve as a funding vehicle, under tax-qualified retirement plans that are governed by other IRC provisions. These provisions include IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b) (tax-sheltered annuities), IRC Sections 408 and 408A (individual retirement annuities), and IRC Section 457(b) (governmental deferred compensation plans). Tax-deferral is generally also available under these tax-qualified retirement plans through the use of a trust or custodial account without the use of an annuity.

The tax law rules governing tax-qualified retirement plans and the treatment of amounts held and distributed under such plans are complex. If the Contract is to be used in connection with a tax-qualified retirement plan, including an individual retirement annuity (“IRA”) under a Simplified Employee Pension (SEP) Plan, you should seek competent legal and tax advice regarding the suitability of the Contract for your particular situation.

Contributions to a Tax-Qualified Contract are typically made with pre-tax dollars, while contributions to other Contracts are typically made from after-tax dollars, though there are exceptions in either case. Tax-Qualified Contracts may also be subject to restrictions on withdrawals that do not apply to other Contracts. These restrictions may be imposed to meet the requirements of the IRC or of an employer plan.

Following is a brief description of the types of tax-qualified retirement plans for which the Contracts are available.

Individual Retirement Annuities. IRC Sections 219 and 408 permit certain individuals or their employers to contribute to an individual retirement arrangement known as an “Individual Retirement Annuity” or “IRA”. Under applicable limitations, an individual may claim a tax deduction for certain contributions to an IRA. Contributions made to an IRA for an employee under a Simplified Employee Pension (SEP) Plan or Savings Incentive Match Plan for Employees (SIMPLE) established by an employer are not includable in the gross income of the employee until distributed from the IRA. Distributions from an IRA are taxable to the extent that they represent contributions for which a tax deduction was claimed, contributions made under a SEP plan or SIMPLE, or income earned within the IRA.

Roth IRAs. IRC Section 408A permits certain individuals to contribute to a Roth IRA. Contributions to a Roth IRA are not tax deductible. Tax-free distributions of contributions may be made at any time. Distributions of earnings are tax-free following the five-year period beginning with the first year for which a Roth IRA contribution was made if the Owner has attained age 59 1⁄2, become disabled, or died, or for qualified first-time homebuyer expenses.

Tax-Sheltered Annuities. IRC Section 403(b) of permits public schools and charitable, religious, educational, and scientific organizations described in IRC Section 501(c)(3) to establish “tax-sheltered annuity” or “TSA” plans for their employees. TSA contributions and Contract earnings are generally not included in the gross income of the employee until distributed from the TSA. Amounts attributable to contributions made under a salary reduction agreement cannot be distributed until the employee attains age 59 1⁄2, severs employment, becomes disabled, incurs a hardship, is eligible for a qualified reservist distribution, or dies. The IRC and the plan may impose additional restrictions on distributions.

Pension, Profit-Sharing, and 401(k) Plans. IRC Section 401 permits employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish such plans for themselves and their employees. These plans may use annuity contracts to fund plan benefits. Generally, contributions are deductible to the employer in the year made, and contributions and earnings are generally not included in the gross income of the employee until distributed from the plan. The IRC and the plan may impose restrictions on distributions. Purchasers of a Contract for use with such plans should seek competent advice regarding the suitability of the Contract under the particular plan.

Governmental Eligible Deferred Compensation Plans. State and local government employers may purchase annuity contracts to fund eligible deferred compensation plans for their employees, as described in IRC Section 457(b). Contributions and earnings are generally not included in the gross income of the employee until the employee receives distributions from the plan. Amounts cannot be distributed until the employee attains age 70 1⁄2, severs employment, becomes disabled, incurs an unforeseeable emergency, or dies. The plan may impose additional restrictions on distributions.

Roth TSAs, Roth 401(k)s, and Roth 457(b)s. IRC Section 402A permits TSA plans, 401(k) plans, and governmental 457(b) plans to allow participating employees to designate some part or all of their future elective contributions as Roth contributions. Roth contributions to a TSA plan, 401(k) plan, or governmental 457(b) plan are included in the employee’s taxable income as earned. Amounts attributable to Roth TSA, Roth 401(k), or Roth 457(b) contributions must be held in a separate account from amounts attributable to traditional pre-tax TSA, 401(k), or 457(b) contributions. Distributions from a Roth TSA, Roth 401(k), or Roth 457(b) account are considered to come proportionally from contributions and earnings. Distributions attributable to Roth account contributions are tax-free. Distributions attributable to Roth account earnings are tax-free following the five-year period beginning with the first year for which Roth contributions are made to the plan if the employee has attained age 59 1⁄2, become disabled, or died. A Roth TSA, Roth 401(k), or Roth 457(b) account is subject to the same distribution restrictions that apply to amounts attributable to traditional pre-tax TSA, 401(k), or 457(b) contributions made under a salary reduction agreement. The plan may impose additional restrictions on distributions.

Nonqualified Deferred Compensation Plans

Employers may invest in annuity contracts in connection with unfunded deferred compensation plans for their employees. Such plans may include eligible deferred compensation plans of non-governmental tax-exempt employers, as described in IRC Section 457(b); deferred compensation plans of both governmental and nongovernmental tax-exempt employers that are taxed under IRC Section 457(f) and subject to Section 409A; and nonqualified deferred compensation plans of for-profit employers subject to Section 409A. In most cases, these plans are designed so that amounts credited under the plan will not be includable in the employees’ gross income until paid under the plan. In these situations, the annuity contracts are not plan assets and are subject to the claims of the employer’s general creditors. Whether or not made from the Contract, plan benefit payments are subject to restrictions imposed by the IRC and the plan.

Summary of Income Tax Rules

The following chart summarizes the basic income tax rules governing tax-qualified retirement plans, nonqualified deferred compensation plans, and other non-tax-qualified Contracts.

	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Other Non-Tax-Qualified Contracts
Plan Types

•  IRC §408 (IRA, SEP, SIMPLE IRA)

•  IRC §408A (Roth IRA)

•  IRC §403(b) (Tax-Sheltered Annuity)

•  IRC §401 (Pension, Profit– Sharing, 401(k))

•  Governmental IRC §457(b)

•  IRC §402A (Roth TSA, Roth 401(k), or Roth 457(b))

		• IRC §409A • Nongovernmental IRC §457(b) • IRC §457(f)	• IRC §72 only
Who May Purchase a Contract	Eligible employee, employer, or employer plan.	Employer on behalf of eligible employee. Employer generally loses tax-deferred status of Contract itself.	Anyone. Non-natural person will generally lose tax-deferred status.
Contribution Limits	Contributions are limited by IRC and/or plan requirements.		None.
Distribution Restrictions	Distributions from Contract and/or plan may be restricted to meet IRC and/or plan requirements.		None.
Taxation of Withdrawals, Surrenders, and Lump Sum Death Benefit

Generally, 100% of distributions must be included in taxable income. However, the portion that represents an after-tax investment is not taxable. Distributions from Roth IRA are deemed to come first from after- tax contributions. Distributions from other plans are generally deemed to come from income and after-tax investment (if any) on a pro-rata basis. Distributions from §408A Roth IRA or §402A Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

For tax purposes, all IRAs and SEP IRAs of an owner are treated as a single IRA, and all Roth IRAs of an owner are treated as a single Roth IRA.

Generally, distributions must be included in taxable income until all accumulated earnings are paid out. Thereafter, distributions are tax-free return of the original investment. However, distributions are tax-free until any investment made before August 14, 1982 is returned.

For tax purposes, all non-tax-qualified annuity contracts issued to the same owner by the same insurer in the same calendar year are treated as one contract.

Taxation of Payout Option Payments (Annuity Benefit or Death Benefit)	A percentage of each payment is tax free equal to the ratio of after-tax investment (if any) to the total expected payments, and the balance is included in taxable income. Once the after-tax investment has been recovered, the full amount of each benefit payment is included in taxable income. Distributions from a Roth IRA, Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.
Possible Penalty Taxes for Distributions Before Age 59 1⁄2	Taxable portion of payments made before age 59 1⁄2 may be subject to 10% penalty tax (or 25% for a SIMPLE IRA during the first two years of participation). Penalty taxes do not apply to payments after the participant’s death, or to §457 plans. Other exceptions may apply.	None.	Taxable portion of payments made before age 59 1⁄2 may be subject to a 10% penalty tax. Penalty taxes do not apply to payments after the Owner’s death. Other exceptions may apply.
Assignment/ Transfer of Contract	Assignment and transfer of Ownership generally not permitted.		Generally, deferred earnings taxable to transferor upon transfer or assignment. Gift tax consequences are not discussed herein.
Federal Income Tax Withholding	Eligible rollover distributions from §401, §403(b), and governmental §457(b) plans are subject to 20% mandatory withholding on taxable portion unless direct rollover. For other payments, Payee may generally elect to have taxes withheld or not.	Generally subject to wage withholding.	Generally, Payee may elect to have taxes withheld or not.

Rollovers, Transfers, and Exchanges

Amounts from a Tax-Qualified Contract may be rolled over, transferred, or exchanged into another tax-qualified account or retirement plan as permitted by the IRC and plan(s). Amounts may be rolled over, transferred, or exchanged into a Tax-Qualified Contract from another tax-qualified account or retirement plan as permitted by the IRC and plan(s). In most cases, such a rollover, transfer, or exchange is not taxable, unless the rollover of pre-tax amounts is made into a Roth IRA, a Roth TSA, Roth 401(k), or Roth 457(b). Rollovers, transfers, and exchanges are not subject to normal contribution limits. The IRC or plan may require that rollovers be held in a separate Contract from other plan funds.

Amounts from a non-tax-qualified Contract may be transferred to another non-tax-qualified annuity or to a qualified long-term care policy as a tax-free exchange as permitted by the IRC Section 1035. Amounts from another non-tax-qualified annuity or from a life insurance or endowment policy may be transferred to a Contract as a tax-free exchange under IRC Section 1035.

Required Distributions

The Contracts are subject to the required distribution rules of federal tax law. These rules vary based on the tax qualification of the Contract or the plan under which it is issued.

For a Tax-Qualified Contract other than a Roth IRA, required minimum distributions must generally begin by April 1 following attainment of age 72 (age 70 1/2 if born before July 1, 1949). However, for a 403(b) Tax-Sheltered Annuity Plan, a 401 Pension, Profit-Sharing, or 401(k) Plan, or a 457(b) Governmental Deferred Compensation Plan, a participant who is not a 5% owner of the employer may delay required minimum distributions until April 1 following the year in which the participant retires from that employer. The required minimum distributions during life are calculated based on standard life expectancy tables adopted under federal tax law.

For a Roth IRA or for a Contract that is not tax-qualified, there are no required distributions during life.

A Tax-Qualified Contract must make required distributions after death. The required distributions vary depending on the type of beneficiary. Some beneficiaries may take payments over life or life expectancy, and others must receive all benefits within five or ten years after death. A non-tax-qualified Contract that has begun making payments under a payout option during the Owner’s life must make any remaining payments at least as rapidly after death. If payments from a non-tax-qualified Contract have not begun, then the death benefit must be paid out in full within five years after death, or must be paid out in substantially equal payments beginning within one year of death over a period not exceeding the life expectancy of the designated beneficiary.

For a traditional IRA, a Roth IRA, or a Contract that is not tax-qualified, a beneficiary who is a surviving spouse may elect out of these requirements, and apply the required distribution rules as if the Contract were his or her own. For this purpose, federal tax law recognizes as married any two people whose marriage is valid in the state in which it was celebrated. A civil union or domestic partnership is not considered a marriage.

Withdrawals to Pay Advisory Fees

A series of IRS private letter rulings to various providers of tax-qualified contracts and accounts have concluded that if advisory fees are withdrawn from a tax-qualified contract or account and paid directly to the registered investment advisor, and if the fees are paid under an agreement between you, the investment advisor, and the contract or account provider, and those advisory fees are solely for investment advice related to the tax-qualified contract or account, then the payment of the advisory fees is not treated as a distribution from the tax-qualified contract or account. The Company is not a party to these private letter rulings, and they are not binding precedent on the IRS. However, these private letter rulings indicate a long-standing position of the IRS. As long as the conditions of these rulings are satisfied and the IRS does not issue guidance to the contrary, the Company will not report the payment of fees from Tax-Qualified Contracts as income to you.

An IRS private letter ruling issued to the Company in 2019 concluded that if advisory fees are withdrawn from a non-tax-qualified index-linked deferred annuity contract issued by the Company, the annuity contract is designed for use with a registered investment advisor, the advisory fees are paid under an agreement with you, the advisory fees are paid directly to the registered investment advisor, the fees on an annual basis do not exceed 1.5% of the Account Value of the annuity contract, those advisory fees are solely for investment advice related to the annuity contract, and the investment adviser has not received a commission on the sale of the annuity contract, then the payment of the advisory fees is not treated as a distribution from the annuity contract. Unless withdrawn, this private letter ruling is binding on the IRS with respect to the Company and its tax reporting obligations. As long as the conditions of this ruling are satisfied, the Company will not report the payment of fees from a non-tax-qualified Contract as income to you.

If the conditions of these rulings are not satisfied, the Company will report a withdrawal from your Contract to pay advisory fees as a distribution to you. That distribution may be subject to federal and state income taxes. If you are under age 59 1/2, it may also be subject to an additional 10% penalty tax.

Tax laws, and the position of the IRS in private letter rulings, are subject to change.

PREMIUM AND OTHER TAXES

We reserve the right to deduct from the Purchase Payment or Account Value any taxes relating to the Contract paid by us to any government entity (including, but not limited to, premium taxes, additional taxes, and maintenance taxes on insurers, Federal, state and local withholding of income, estate, inheritance, or other taxes required by law from annuity purchase payments, and any new or increased taxes on insurers or annuity purchase payments that may be enacted into law).

Currently some state governments impose premium taxes, additional taxes, and maintenance taxes on insurers based on annuity purchase payments received or applied to an annuity payout benefit. These taxes currently range from zero to 3.5% depending upon the jurisdiction and the tax qualification of the Contract. A federal premium tax has been proposed but not enacted. We may deduct any such premium or other taxes from the Purchase Payments or the Account Value at the time that the tax is imposed. We may also deduct any such tax not previously deducted from the Annuity Payout value or Death Benefit value.

We reserve the right to deduct from the Contract for any income taxes that we incur because of the Contract. At the present time, however, we are not incurring any such income tax or making any such deductions.

DISTRIBUTION OF THE CONTRACTS

Great American Advisors, LLC (“GAA”) is the principal underwriter and distributor of the securities offered through this prospectus. GALIC and GAA are affiliated because GAA is a subsidiary of GALIC. GAA also acts as the principal underwriter and distributor of the variable annuity contracts that are issued by one of our subsidiaries.

GAA’s principal executive offices are located at 301 E Fourth Street, Cincinnati, Ohio 45202. GAA is registered as a broker- dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as well as the securities regulators in the states in which it operates and registration is required. GAA is a member of the Financial Industry Regulatory Authority (“FINRA”).

Contracts are sold by licensed insurance agents (the “Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be appointed agents of GALIC and will be registered representatives of broker-dealer firms (the “Selling Broker-Dealers”) that have entered into selling agreements with us and GAA. Selling Broker-Dealers will be registered under the Securities Exchange Act of 1934 and will be members of FINRA.

FINRA provides background information about broker-dealers and their registered representatives through FINRA BrokerCheck. You may contact the FINRA BrokerCheck Hotline at 1-800-289-9999, or log on to www.finra.org to learn more about GAA, your Selling Agent, and his or her Selling Broker Dealer.

GAA receives no compensation for acting as underwriter of the Contracts; however, GALIC pays for some of GAA’s operating and other expenses, including overhead and legal and accounting fees. GALIC may reimburse GAA for certain sales expenses, such as marketing materials and advertising expenses, and other expenses of distributing the Contracts.

GALIC or GAA do not pay compensation for the promotion and sale of the Contract to the Selling Broker-Dealers or to the Selling Agents who solicit sales of the Contract. Instead, the registered investment adviser providing services to you is compensated by advisory fees based on your agreement with your adviser. With your agreement, the advisory fees with respect to this Contract may be taken as withdrawals from this Contract. You should ask your registered investment adviser about the advisory fees to be charged in connection with the investment adviser services to provided, including the amount and timing of those fees, and whether it expects fees to be taken from this Contract or from other assets under management.

GALIC may pay compensation, in certain circumstances referred to as “override” compensations, or reimbursements to wholesaling broker-dealers or other firms or intermediaries in return for wholesaling services such as providing marketing and sales support, transaction processing, product training, and administrative services to the Selling Agents or Selling Broker-Dealers. These allowances may be based on a percentage of a Purchase Payment or as a percentage of actual or expected aggregate sales, and/or a fixed dollar amount. These payments are not offered to all wholesaling broker-dealers, other firms, or intermediaries, and the terms of any particular agreement governing the payments may vary depending on, among other things, the level and type of marketing and distribution support provided.

There is no front-end sales load deducted from the Purchase Payment(s) to pay compensation. Any compensation paid by GALIC and GAA in connection with the Contract is not charged directly to you. We intend to recoup any such compensation through the spread between the earnings and losses credited to or deducted from Contract values and the earnings and losses on the assets in our general account and the non-unitized separate account.

GREAT AMERICAN LIFE’S GENERAL ACCOUNT

Our general account (the “General Account”) holds all our assets other than assets in our insulated separate accounts. We own our General Account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. Our General Account assets fund the guarantees provided in the Contracts.

We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in Federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.

We place a majority of the Purchase Payments made under the Contract in our General Account where we primarily invest the assets in a variety of fixed income securities.

We place a portion of the Purchase Payments made under the Contract in a non-unitized separate account (the “Separate Account”) that is not registered with the Securities and Exchange Commission. We established and maintain the Separate Account pursuant to the laws of our domiciliary state for the purpose of supporting our obligation to adjust the Indexed Strategy values based on the Daily Value Percentage or rise or fall of the Index. The assets of the Separate Account are held in our name on behalf of the Separate Account and legally belong to us. The assets in the Separate Account are not chargeable with liabilities arising out of any other business that we conduct. We may invest these assets in hedging instruments, including derivative contracts as well as other assets permitted under state law. To support our obligations to adjust the Indexed Strategy values, we may move money between the Separate Account and our General Account. We are not obligated to invest the assets of the Separate Account according to any particular plan except as we may be required to by state insurance laws. Regardless of your Strategy allocations, we do not intend to invest the assets of the Separate Account in the SPDR Gold Share exchange traded fund, iShares MSCI EAFE exchange traded fund or iShares U.S. Real Estate exchange traded fund. We may or may not hold the hypothetical options described in this prospectus in the Separate Account.

Contract owners do not have any interest in or claim on the assets in the Separate Account nor do Contract owners participate in any way in the performance of assets held in the Separate Account.

LEGAL MATTERS

Reliance on Rule 12h-7

Great American Life relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of the 1934 Act from the requirement to file reports pursuant to Section 15(d) of that Act.

Legal Proceedings

Great American Life and its subsidiaries are involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by contract owners and policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices of insurance subsidiaries. Also, from time to time, state and federal regulators or other officials conduct formal and informal examinations or undertake other actions dealing with various aspects of the financial services and insurance industries. It is not possible to predict with certainty the ultimate outcome of any pending legal proceeding or regulatory action. However, Great American Life does not believe any such action or proceeding will have a material adverse effect upon its ability to meet its obligations under the Contracts.

Legal Opinion on Contracts

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of Great American Life, its authority to issue such Contracts under Ohio law, and the validity of the forms of the Contracts under Ohio law have been passed on by John P. Gruber, General Counsel of Great American Life.

Securities and Exchange Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Great American Life pursuant to its articles of incorporation or its code of regulations or pursuant to any insurance coverage or otherwise, Great American Life has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXPERTS

The consolidated financial statements and the accompanying financial statement schedule of Great American Life Insurance Company at December 31, 2021, and 2020, and for each of the three years in the period ended December 31, 2021, appearing in this Prospectus and Registration Statement have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

THE REGISTRATION STATEMENT

We filed a Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933 relating to the Contracts offered by this prospectus. This prospectus was filed as a part of the Registration Statement, but it does not constitute the complete Registration Statement. The Registration Statement contains further information relating to the Company and the Contracts. The Registration Statement and the exhibits thereto may be inspected and copied at the office of the Securities and Exchange Commission, located at 100 F Street, N.E., Washington, D.C., and may also be accessed at www.sec.gov. The Securities and Exchange Commission file number for the Contract is 333-______.

Statements in this prospectus discussing the content of the Contracts and other legal instruments are summaries. The actual documents are filed as exhibits to the Registration Statement. For a complete statement of the terms of the Contracts or any other legal document, refer to the appropriate exhibit to the Registration Statement.

OPTION PRICES

In order to calculate the Daily Value Percentage of an Indexed Strategy, we determine the prices of the hypothetical options using a valuation model. The price of each option is stated as a percentage of the Index at the last Market Close on or before the first day of the Term.

•	ATM Call Option Price (at-the-money call option)

The ATM Call Option Price is the calculated price of a hypothetical call option that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term.

•	ATM Put Option Price (at-the-money put option)

The ATM Put Option Price is the calculated price of a hypothetical put option that will pay the holder an amount equal to the percentage fall, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term.

•	OTM Call Option Price (out-of-the-money call option)

The OTM Call Option Price is the calculated price of a hypothetical call option that will pay the holder an amount equal to the percentage rise, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term, but only to the extent it exceeds the Cap for the Term.

•	OTM Put Option Price (out-of-the-money put option)

The OTM Put Option Price is the calculated price of a hypothetical put option that will pay the holder an amount equal to the percentage fall, if any, in the Index from the last Market Close on or before the start of the Term to the final Market Close of the Term, but only to the extent it exceeds the Buffer or Floor for the Term.

Valuation Model

We use a mathematical model to calculate the price of the hypothetical options in our formulas because direct prices of comparable options are generally not available. Options in the marketplace do not directly align with (1) the time remaining in a Term and (2) the strike prices for any of the hypothetical options used in the calculation of the Daily Value Percentage.

The valuation model is widely used for option pricing. It calculates the theoretical price of options using the following components: initial and current Index levels or prices, expected dividend yield, option strike prices, expected interest rates, time, and implied volatility of option prices. Below is a brief explanation of the components of the model.

•	Index Levels or Prices

The initial Index level or price for a Term is the Index at the last Market Close on or before the first day of the Term. The current Index level or price is the Index as of the most recent Market Close.

•	Dividend Yield (Div)

Dividend Yield is the dividend yield to the end of the Term as of a calculation date where the dividend yield is (1) interpolated from yields or (2) implied from market data as reported by Bloomberg or another market source.

For the S&P 500 Index, the dividend yield will reduce the Index level and the applicable call option prices.

•	Strike Price (K)

Strike Price is a value that varies for each type of option.

ATM call option strike price = Index at the start of the Term

ATM put option strike price = Index at the start of the Term

OTM call option strike price = Index at the start of the Term multiplied by (1 + Cap)

OTM put option strike price = Index at the start of the Term multiplied by (1- Buffer) for a Buffer Strategy or (1 – Floor) for a Floor Strategy

•	Interest Rate (Rate)

Interest Rate is a rate based on key derivative interest rates obtained from information provided by Bloomberg or another market source. These interest rates are obtained for maturities adjacent to the actual time remaining in the Term on the calculation date. We use interpolation to derive the rate used as our input for the model.

•	Time (T)

Time is the portion of the Term that remains as measured by the following formula.

Time = number of calendar days from calculation date to end of Term / number of calendar days in Term

•	Implied Volatility (Vol)

Volatility is the implied volatility of option prices. It is approximated daily using observed option prices as reported by Bloomberg or another market source. For each hypothetical option included in the calculation, we approximate the volatility of option prices by interpolating between (1) implied volatilities for similar options with the closest available time remaining and (2) strike prices.

Implied volatility varies with (1) how much time remains until the end of a Term, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (2) the relationship between the strike price of that option and the value of the Index at the time of the calculation. This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to strike price.

Direct market data for these inputs is generally not available because options on an Index that actually trade in the market have (1) specific maturity dates that are unlikely to precisely match the end date of a Term and (2) moneyness values that are unlikely to precisely match the moneyness of the designated option that we use in our calculations. Accordingly, we interpolate between the implied volatility quotes that are based on the actual maturities and moneyness values.

EXAMPLES: IMPACT OF WITHDRAWALS ON CONTRACT VALUES AND AMOUNTS REALIZED

These examples are intended to show you how a withdrawal from an Indexed Strategy before the end of the Term affects the Indexed Strategy values and amounts realized at the end of the Term. These examples assume that you allocate $50,000 to the S&P 500 1-Year 10% Buffer with Cap Strategy and $50,000 to the S&P 500 1-Year Participation Rate Strategy.

Example A: Withdrawal When Index Rising Steadily

This example assumes:

•	you allocate $50,000 to the S&P 500 1-Year 10% Buffer with Cap Strategy and $50,000 to the S&P 500 1-Year Participation Rate Strategy;

•	the Cap for the initial Term of the S&P 500 1-Year 10% Buffer with Cap Strategy is 10%;

•	the Participation Rate for the initial Term of the S&P 500 1-Year Participation Rate Strategy is 75%;

•	the S&P 500 is 1000 on the Term start date;

•	you request a $10,000 withdrawal on Day 146 when the Daily Value Percentage is 2.15% for the S&P 500 1-Year 10% Buffer with Cap Strategy and 2.33% for the S&P 500 1-Year Participation Rate Strategy;

•	advisory fees are taken from other assets under management, or only at the end of the Term;

•	you do not take any other withdrawals during the initial Term;

•

the MVA Interest Rate has fallen by an amount equal to the spread factor and therefore no Market Value Adjustments apply (If Market Value Adjustments did apply, the amounts realized at the end of the Term would be reduced by the withdrawal and reduced or increased by the amount of the Market Value Adjustment); and

•	the S&P 500 is 1130 on the Term end date.

Please note that even with a rising Index, the Daily Value Percentage may be negative or lower than the Index rise because the Net Option Price is not equal to the current Index price, and because the Daily Value Percentage calculation subtracts the Amortized Option Cost and Trading Cost from the Net Option Price.

Impact of $10,000 Withdrawal from Each Strategy in Month 4 of Term	S&P 500 1-Year 10% Buffer with Cap	S&P 500 1-Year Participation Rate
Investment Base at Term Start	$50,000	$50,000
Daily Value Percentage on Withdrawal Date	2.15%	2.33%
Dollar Amount of Increase on Withdrawal Date	$50,000 x .0215 = $1,075	$50,000 x .0233 = $1,165
Strategy Value before Withdrawal	$50,000 + $1,075 = $51,075	$50,000 + $1,165 = $51,165
Amount Withdrawn*	$4,996	$5,004
Withdrawal as Percentage of Strategy Value	$4,996 / $51,075 = 9.78%	$5,004 / $51,165 = 9.78%
Proportional Reduction in Investment Base	$50,000 x .0978 = $4,890	$50,000 x .0978 = $4,890
Investment Base after Withdrawal	$50,000 - $4,890 = $45,110	$50,000 - $4,890 = $45,110
Value at End of Term
Investment Base after Withdrawal	$45,110	$45,110
Index at Term Start	1000	1000
Index at Term End	1130	1130
Rise in Index	13%	13%
Cap	10%	n/a
Upside Participation Rate	n/a	75%
Increase as a Percentage	10%	13% x 75% = 9.75%
Dollar Amount of Increase	$45,110 x .10 = $4,511	$45,110 x .0975 = $4,398
Strategy Value at Term End	$45,110 + $4,511 = $49,621	$45,110 + $4,398 = $49,508

*

Note: The withdrawal is taken proportionally from each Indexed Strategy, based on the ratio of that Strategy’s value to the total value of all Indexed Strategies immediately before the withdrawal. In this example, the total value of all Indexed Strategies immediately before the withdrawal was $102,240 ($51,075 + $51,165). The S&P 500 1-Year 10% Buffer with Cap Strategy value was 49.96% of that total value ($51,075 / $102,240 = 49.96%), so 49.96% of the $10,000 withdrawal ($4,996) was taken from it. The S&P 500 1-Year Participation Rate Strategy value was 50.04% of that total value ($51,165 / $102,240 = 50.04%), so 50.04% of the $10,000 withdrawal ($5,004) was taken from it.

In this example, you invested $50,000 in the Cap Strategy and $50,000 in the Upside Participation Rate Strategy, and at the end of the Term you realized $109,129 ($10,000 withdrawal plus the Strategy values of $49,621 and $49,508 at the end of the Term). Had no withdrawal occurred, your Strategy values at the end of the Term would have totaled $109,875 ($50,000 plus 10% increase for the Cap Strategy, and $50,000 plus 9.75% increase for the Upside Participation Rate Strategy).

This hypothetical combined Strategy values of $109,875 exceeds the amount realized of $109,129 because the portion of the Investment Base withdrawn from each Strategy did not earn the 10% increase it would have earned if it had been left in the respective Strategy for the entire Term.

In this example, the Cap Strategy performed better than the Upside Participation Rate Strategy because the Upside Participation Rate limited the increase more than the Cap did.

Example B: Withdrawal When Index Falling Steadily

This example assumes:

•	you allocate $50,000 to an S&P 500 1-Year Participation Rate Strategy and $50,000 to the S&P 500 1-Year 10% Buffer with Cap Strategy;

•	the S&P 500 is 1000 on the Term start date;

•	you request a $10,000 withdrawal on Day 146 when the Daily Value Percentage is -2% for the S&P 500 1-Year Participation Rate Strategy and -2.1% for the S&P 500 1-Year 10% Buffer with Cap Strategy;

•	advisory fees are taken from other assets under management, or only at the end of the Term;

•	you do not take any other withdrawals during the initial Term;

•

the MVA Interest Rate has fallen by an amount equal to the spread factor and therefore no Market Value Adjustments apply (If Market Value Adjustments did apply, the amounts realized at the end of the Term would be reduced by the withdrawal and reduced or increased by the amount of the Market Value Adjustment); and

•	the S&P 500 is 800 on the Term end date.

Please note that the Daily Value Percentage may be more negative than the fall in the Index because the Net Option Price is not equal to the current Index price, and because the Daily Value Percentage calculation subtracts the Amortized Option Cost and Trading Cost from the Net Option Price.

Impact of $10,000 Withdrawal from Each Strategy in Month 4 of Term	S&P 500 1-Year 10% Buffer with Cap		S&P 500 1-Year Participation Rate
Investment Base at Term Start		$50,000		$50,000
Daily Value Percentage on Withdrawal Date		-12%		-2%
Dollar Amount of Decrease on Withdrawal Date		$50,000 x -.12 = $6,000	$ .02 = $	50,000 x - 1,000
Strategy Value before Withdrawal	$ $	50,000 - 6,000 = $44,000	$ $	50,000 - 1,000 = $49,000
Amount Withdrawn*		$4,731		$5,269
Withdrawal as Percentage of Strategy Value	$ $	4,731 / 44,000 = 10.75%	$ $	5,269 / 49,000 = 10.75%
Proportional Reduction in Investment Base		$50,000 x .1075 = $5,376	$ $	50,000 x .1075 = 5,376
Investment Base after Withdrawal	$ $	50,000 - 5,376 = $44,624	$ $	50,000 - 5,376 = $44,624
Value at End of Term
Investment Base after Withdrawal		$44,624		$44,624
Index at Term Start		1000		1000
Index at Term End		800		800
Fall in Index		-20%		-20%
Downside Participation Rate		n/a		50%
Buffer		10%		n/a
Decrease as a Percentage		-20% - -10% = -10%		-20% x 50% = -10%
Dollar Amount of Decrease		$44,624 x -.10 = $4,462	$ $	44,624 x -.10 = 4,462
Strategy Value at Term End	$ $	44,624 - 4,462 = $40,161	$ $	44,624 - 4,462 = $40,161

*

Note: The withdrawal is taken proportionally from each Indexed Strategy, based on the ratio of that Strategy’s value to the total value of all Indexed Strategies immediately before the withdrawal. In this example, the total value of all Indexed Strategies immediately before the withdrawal was $93,000 ($49,000 + $44,000). The S&P 500 1-Year 10% Buffer with Cap Strategy value was 47.31% of that total value ($44,000 / $93,000 = 47.31%), so 47.31% of the $10,000 withdrawal ($4,731) was taken from it. The S&P 500 1-Year Participation Rate Strategy value was 52.69% of that total value ($49,000 / $93,000 = 52.69%), so 52.69% of the $10,000 withdrawal ($5,269) was taken from it.

In this example, you invested $50,000 in the Buffer Strategy and $50,000 in the Downside Participation Rate Strategy, and at the end of the Term you realized $90,323 ($10,000 withdrawal plus the Strategy values of $40,161 and $40,161 at the end of the Term). Had no withdrawal occurred, your Strategy values at the end of the Term would have totaled $90,000 ($50,000 minus 10% decrease for the Buffer Strategy and $50,000 minus 10% decrease for the Downside Participation Rate Strategy).

The amount realized of $90,323 exceeds this hypothetical combined Strategy value of $90,000 because the portion of the Investment Base withdrawn from each Strategy was not subject to the 10% decrease it would have suffered if it had been left in the respective Strategy for the entire Term.

The Strategy value at Term end is the same for both the Buffer Strategy and the Downside Participation Rate Strategy ($40,161) because both Strategies apply the same decrease as a percentage to a 20% fall in the Index, and because the proportionality rules relating to withdrawals keep each Strategy’s Investment Base equal to the other.

Example C: Withdrawal When Index Rises

This example assumes:

•	you allocate your entire $50,000 Purchase Payment to the S&P 500 1-Year 10% Buffer with Cap Strategy when the S&P 500 is 1900;

•	the Contract Effective Date and the Term start date are both April 6, 2022;

•	the Cap for the initial Term of that Strategy is 12%;

•	you request a $10,000 withdrawal on August 1, 2022 when the Daily Value Percentage is 1% and the MVA factor is -4.17%;

•	advisory fees are taken from other assets under management, or only at the end of the Term;

•	you do not take any other withdrawals during the initial Term; and

•	the S&P 500 is 2033 on the Term end date of April 6, 2023.

Term Start Date	April 6, 2022
Strategy Value	$50,000	See Footnote 1 below.
Investment Base	$50,000	See Footnote 1 below.
Cap for Term	12%	See Footnote 2 below.
Index	1900

Withdrawal Date	August 1, 2022
Daily Value Percentage on Withdrawal Date	1%
Dollar Amount of Increase on Withdrawal Date	$500	See Footnote 3 below.
Strategy Value before Withdrawal	$50,500	See Footnote 4 below.
Amount of Withdrawal Requested (Net After MVA)	$10,000
Negative Market Value Adjustment	$435	See Footnote 5 below.
Total Amount Withdrawn	$10,435	See Footnote 5 below.
Withdrawal as Percentage of Strategy Value	20.66%	See Footnote 6 below.
Proportional Reduction in Investment Base	$10,330	See Footnote 6 below.
Investment Base after Withdrawal	$39,670	See Footnote 7 below.
Strategy Value after Withdrawal	$40,065	See Footnote 8 below.

Term End Date	April 6, 2023
Index	2033
Rise in Index	7%	See Footnote 9 below.
Increase as a Percentage	7%	See Footnote 10 below.
Investment Base after Withdrawal	$39,670	See Footnote 7 below.
Dollar Amount of Increase	$2,777	See Footnote 10 below.
Strategy Value at Term End	$42,447	See Footnote 11 below.

Footnote 1. On the Term start date, the Strategy value is equal to the amount applied to the Strategy on the Term start date. The amount applied on the Term start date is also the beginning Investment Base.

Footnote 2. The Cap is the largest rise in the Index over the Term taken into account to determine any increase at the end of a Term. In this example, the Cap is 12%, which means it will not affect the calculation of any increase unless the Index rises by more than 12%.

Footnote 3. When the Daily Value Percentage is positive, we use the following formula to calculate the Strategy value before the end of the Term.

Formula	Investment Base x Daily Value Percentage = dollar amount of increase
Calculation	$50,000 x 1% = $500

Footnote 4. In this example, the Daily Value Percentage is positive on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base plus the increase for the Daily Value Percentage on that date.

Formula	Investment Base + dollar amount of increase = Strategy value
Calculation	$50,000 + $500 = $50,500

Footnote 5. The Market Value Adjustment that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the MVA factor. The amount subject to the charge includes the charge itself. In this example, the withdrawal occurs when the MVA factor is -4.17%. There is no Market Value Adjustment after Contract Year 6.

In this example you requested a specific withdrawal amount, so you will receive the amount you requested. If a Market Value Adjustment applies, we also increase or decrease the amount withdrawn from your Contract by an amount equal to the Market Value Adjustment.

To determine the amount of the Market Value Adjustment, the total amount withdrawn can be determined first by dividing the requested withdrawal by the sum of 1 and the MVA factor.

Formula	Requested withdrawal / (1.00 + MVA factor) = total amount withdrawn
Calculation	$10,000 / (1.00 + -0.0417) = $10,000 / 0.9583 = $10,435

The Market Value Adjustment can then be calculated by multiplying the total amount withdrawn by the MVA factor.

Formula	Total amount withdrawn x MVA factor = Market Value Adjustment
Calculation	$10,435 x -0.0417 = -$435, or a negative Market Value Adjustment of $435

Footnote 6. When you take a withdrawal, the deduction from the Investment Base taken is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If the Strategy value on the withdrawal date is higher than the Investment Base, the proportional reduction in the Investment Base will be less than the total amount withdrawn.

Formula	Total amount withdrawn / Strategy value before withdrawal = withdrawal as percentage of Strategy value
Calculation	$10,435 / $50,500 = 20.66%

Formula	Investment Base before withdrawal x withdrawal as percentage of Strategy value = proportional reduction in Investment Base
Calculation	$50,000 x 20.66% = $10,330

Footnote 7. On the withdrawal date after the withdrawal, the Investment Base is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal - proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal
Calculation	$50,000 - $10,330 = $39,670

Footnote 8. On the withdrawal date, the Strategy value after the withdrawal is equal to Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal - total amount withdrawn = Strategy value after withdrawal
Calculation	$50,500 - $10,435 = $40,065

Footnote 9. The rise in the Index on the Term end date is equal to the percentage change in the Index measured from the Term start date to the Term end date.

Formula	(Index on Term end date - Index on Term start date) / Index on Term start date = rise in Index
Calculation	(2033 - 1900) / 1900 = 7%

Footnote 10. When the Index has risen over the Term, we use the following formulas to calculate the increase for a Cap Strategy.

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index
Calculation	7% rise in Index < 12% cap, so increase percentage = 7%

Formula	Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index
Calculation	$39,670 x 7% = $2,777

Footnote 11. In this example, there has been a rise in the Index over the Term and you have taken a $10,000 withdrawal during the Term. This means the Strategy value at the end of the Term is the Investment Base on the Term end date plus the increase for the rise in the Index over the Term.

Formula	Investment Base on Term end date + dollar amount of increase based on rise in Index = Strategy value on Term end date
Calculation	$39,670 + $2,777 = $42,447

Example D: Withdrawal When Index Falls

This example assumes:

•	you allocate your entire $50,000 Purchase Payment to the S&P 500 1-Year Participation Rate Strategy when the S&P 500 is 1900;

•	the Contract Effective Date and the Term Start Date are both April 6, 2022;

•	you request a $10,000 withdrawal on August 1, 2022 when the Daily Value Percentage is -6% and the MVA factor is -4.17%;

•	advisory fees are taken from other assets under management, or only at the end of the Term;

•	you do not take any other withdrawals during the initial Term; and

•	the S&P 500 is 1748 on the Term end date of April 6, 2023.

Term Start Date	April 6, 2022
Strategy Value		$50,000	See Footnote 1 below.
Investment Base		$50,000	See Footnote 1 below.
Downside Participation Rate		50%	See Footnote 2 below.
Index		1900

Withdrawal Date	August 1, 2022
Daily Value Percentage on Withdrawal Date		-6%
Dollar Amount of Decrease on Withdrawal Date	-$	3,000	See Footnote 3 below.
Strategy Value before Withdrawal		$47,000	See Footnote 4 below.
Amount of Withdrawal Requested (Net After MVA)		$10,000
Negative Market Value Adjustment		$435	See Footnote 5 below.
Total Amount Withdrawn		$10,435	See Footnote 5 below.
Withdrawal as Percentage of Strategy Value		22.2%	See Footnote 6 below.
Proportional Reduction in Investment Base		$11,101	See Footnote 6 below.
Investment Base after Withdrawal		$38,899	See Footnote 7 below.
Strategy Value after Withdrawal		$36,565	See Footnote 8 below.

Term End Date	April 6, 2023
Index		1748
Fall in Index		-8%	See Footnote 9 below.
Decrease as a Percentage		-4%	See Footnote 10 below.
Investment Base after Withdrawal		$38,899	See Footnote 7 below.
Dollar Amount of Decrease	-$	1,556	See Footnote 10 below.
Strategy Value at Term End		$37,343	See Footnote 11 below.

Footnote 1. On the Term start date, the Strategy value is equal to the amount applied to the Strategy on the Term start date. The amount applied on the Term start date is also the beginning Investment Base.

Footnote 2. The Downside Participation Rate is your share of any fall in the Index over the Term taken into account to determine any decrease at the end of the Term. For each Term of each Indexed Strategy that we currently offer with this Contract, the Downside Participation Rate is 50%. The Downside Participation Rate will not change from Term to Term.

Footnote 3. When the Daily Value Percentage is negative, we use the following formula to calculate the Strategy value before the end of the Term.

Formula	Investment Base x Daily Value Percentage = dollar amount of decrease
Calculation	$50,000 x -6% = -$3,000

Footnote 4. In this example, the Daily Value Percentage is negative on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base, minus the decrease for the Daily Value Percentage on that date.

Formula	Investment Base – dollar amount of decrease = Strategy value
Calculation	$50,000 - $3,000 = $47,000

Footnote 5. The Market Value Adjustment that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the MVA factor. The amount subject to the charge includes the charge itself. In this example, the withdrawal occurs when the MVA factor is -4.17%. There is no Market Value Adjustment after Contract Year 6.

In this example you requested a specific withdrawal amount, so you will receive the amount you requested. If a Market Value Adjustment applies, we also increase or decrease the amount withdrawn from your Contract by an amount equal to the Market Value Adjustment.

To determine the amount of the Market Value Adjustment, the total amount withdrawn can be determined first by dividing the requested withdrawal by the sum of 1 and the MVA factor.

Formula	Requested withdrawal / (1.00 + MVA factor) = total amount withdrawn
Calculation	$10,000 / (1.00 + -0.0417) = $10,000 / 0.9583 = $10,435

The Market Value Adjustment can then be calculated by multiplying the total amount withdrawn by the MVA factor.

Formula	Total amount withdrawn x MVA factor = Market Value Adjustment
Calculation	$10,435 x -0.0417 = -$435, or a negative Market Value Adjustment of $435

Footnote 6. When you take a withdrawal, the deduction from the Investment Base taken is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If the Strategy value on the withdrawal date is less than the Investment Base, the proportional reduction in the Investment Base will be more than the total amount withdrawn.

Formula	total amount withdrawn / Strategy value before withdrawal = withdrawal as percentage of Strategy value
Calculation	$10,435 / $47,000 = 22.2%

Formula	Investment Base before withdrawal x withdrawal as percentage of Strategy value = proportional reduction in Investment Base
Calculation	$50,000 x 22.2% = $11,101

Footnote 7. On the withdrawal date, the Investment Based after the withdrawal is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal - proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal
Calculation	$50,000 - $11,101 = $38,899

Footnote 8. On the withdrawal date, the Strategy value after the withdrawal is equal to the Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal - total amount withdrawn = Strategy value after withdrawal
Calculation	$47,000 - $10,435 = $36,565

Footnote 9. The fall in the Index on the Term end date is equal to the percentage change in the Index measured from the Term start date to the Term end date.

Formula	(Index on Term end date - Index on Term start date) / Index on Term start date
Calculation	(1748 - 1900) / 1900 = -8%

Footnote 10. When the Index has fallen over the Term, we use the following formula to calculate the decrease.

Formula	Fall in Index x Downside Participation Rate = decrease as a percentage based on fall in Index
Calculation	-8% x 50% = -4%

Formula	Investment Base x decrease percentage based on fall in Index = dollar amount of decrease based on fall in Index
Calculation	$38,899 x -4% = -$1,556

Footnote 11. In this example, there has been a fall in the Index over the Term and you have taken a $10,000 withdrawal during the Term. This means the Strategy value on at the end of the Term is the Investment Base on the Term end date minus the decrease for the fall in the Index over the Term.

Formula	Investment Base on Term end date – dollar amount of decrease based on fall in Index = Strategy value on Term end date
Calculation	$38,899 - $1,556 = $37,343

Example E: Amount Available for a Withdrawal After 6 Years When Index Rises Steadily

The following example is intended to help you understand the amount that may be available for withdrawal for Indexed Strategies that have different Term lengths after a six-year period when the Index rises at a steady rate. In many market conditions, at the end of six years an Indexed Strategy with a six-year Term will outperform Indexed Strategies with shorter Terms that use the same Index.

This example assumes:

•	you allocate a $50,000 Purchase Payment to the S&P 500 1-Year 10% Buffer with Cap Strategy when the S&P 500 is 1000;

•	you allocate a $50,000 Purchase Payment to the S&P 500 1-Year Participation Rate Strategy when the S&P 500 is 1000;

•	you allocate a $50,000 Purchase Payment to the S&P 500 6-Year 10% Buffer with Participation Rate Indexed Strategy when the S&P 500 is 1000;

•	the Contract Effective Date and the Term Start Date are both April 6, 2022;

•	to simplify this example, we assume that advisory fees are taken from other assets under management and that you do not take any other withdrawals during the first six Contract Years; and

•

the S&P 500 is at 1040 on the 1-Year Term end date of April 6, 2023; 1082 on the 1-Year Term end date of April 6, 2024, 1125 on the 1-Year Term end date of April 6, 2025; 1170 on the 1-Year Term end date of April 6, 2026, 1217 on the 1-Year Term end date of April 6, 2027; and 1266 on the Term end date of April 6, 2028.

	S&P 500 1-Year 10% Buffer with Cap Strategy	S&P 500 1-Year Participation Rate Strategy	S&P 500 6-Year 10% Buffer with Participation Rate Strategy
Contract Year 1
Strategy Value - April 6, 2022	$50,000	$50,000	$50,000	See Footnote 1 below.
Investment Base - April 6, 2022	$50,000	$50,000	$50,000	See Footnote 1 below.
Remaining Investment Base - April 6, 2023	$50,000	$50,000	$50,000	See Footnote 2 below.
Rise in Index for Period	4.0%	4.0%	4.0%	See Footnote 3 below.
Cap for Period	10%	n/a	n/a	See Footnote 4 below.
Participation Rate For Period	n/a	75%	n/a	See Footnote 5 below.
Increase as a Percentage	4.0%	3.0%	DVP	See Footnote 6 below.
Dollar Amount of Increase	$2,000	$1,500	$50,000 X DVP	See Footnote 7 below.
Strategy Value - April 6, 2023	$52,000	$51,500	$50,000 + ($50,000 x DVP)	See Footnote 8 below.
Contract Year 2
Investment Base - April 6, 2023	$52,000	$51,500	$50,000	See Footnote 8 below.
Remaining Investment Base - April 6, 2024	$52,000	$51,500	$50,000	See Footnote 9 below.
Rise in Index for Period	4.0%	4.0%	4.0%	See Footnote 10 below.
Cap for Period	10%	n/a	n/a	See Footnote 11 below.
Participation Rate For Period	n/a	75%	n/a	See Footnote 12 below.
Increase as a Percentage	4.0%	3.0%	DVP	See Footnote 13 below.
Dollar Amount of Increase	$2,080	$1,545	($50,000 x DVP)	See Footnote 14 below.
Strategy Value-April 6, 2024	$54,080	$53,045	$50,000 + ($50,000 x DVP)	See Footnote 15 below.
Contract Year 3
Investment Base - April 6, 2024	$54,080	$53,045	$50,000	See Footnote 15 below.
Remaining Investment Base - April 6, 2025	$54,080	$53,045	$50,000	See Footnote 16 below.
Rise in Index for Period	4.0%	4.0%	4.0%	See Footnote 17 below.
Cap for Period	10%	n/a	n/a	See Footnote 18 below.
Participation Rate For Period	n/a	75%	n/a	See Footnote 19 below.
Increase as a Percentage	4.0%	3.0%	DVP	See Footnote 20 below.
Dollar Amount of Increase	$2,163	$1,591	$50,000 x DVP	See Footnote 21 below.
Strategy Value-April 6, 2025	$56,243	$54,636	$50,000 + ($50,000 x DVP)	See Footnote 22 below.
Contract Year 4
Investment Base - April 6, 2025	$56,243	$54,636	$50,000	See Footnote 22 below.
Remaining Investment Base - April 6, 2026	$56,243	$54,636	$50,000	See Footnote 23 below.
Rise in Index for Period	4.0%	4.0%	4.0%	See Footnote 24 below.
Cap for Period	10%	n/a	n/a	See Footnote 25 below.
Participation Rate For Period	n/a	75%	n/a	See Footnote 26 below.
Increase as a Percentage	4.0%	3.0%	DVP	See Footnote 27 below.
Dollar Amount of Increase	$2,250	$1,639	$50,000 x DVP)	See Footnote 28 below.
Strategy Value - April 6, 2026	$58,493	$56,275	$50,000 + ($50,000 x DVP)	See Footnote 29 below.
Contract Year 5
Investment Base - April 6, 2026	$58,493	$56,275	$50,000	See Footnote 29 below.

Remaining Investment Base - April 6, 2027	$58,493	$56,275	$50,000	See Footnote 30 below.
Rise in Index for Period	4.0%	4.0%	4.0%	See Footnote 31 below.
Cap for Period	10%	n/a	n/a	See Footnote 32 below.
Participation Rate For Period	n/a	75%	n/a	See Footnote 33 below.
Increase as a Percentage	4.0%	3.0%	DVP	See Footnote 34 below.
Dollar Amount of Increase	$2,340	$1,688	$50,000 x DVP	See Footnote 35 below.
Strategy Value - April 6, 2027	$60,833	$57,964	$50,000 + ($50,000 x DVP)	See Footnote 36 below.
Contract Year 6
Investment Base - April 6, 2027	$60,833	$57,964	$50,000	See Footnote 36 below.
Remaining Investment Base - April 6, 2028	$60,833	$57,964	$50,000	See Footnote 37 below.
Rise in Index for Period	4.0%	4.0%	26.6%	See Footnote 38 below.
Cap for Period	10%	n/a	n/a	See Footnote 39 below.
Participation Rate For Period	n/a	75%	110%	See Footnote 40 below.
Increase as a Percentage	4.0%	3.0%	29.3%	See Footnote 41 below.
Dollar Amount of Increase	$2,433	$1,739	$14,630	See Footnote 42 below.
Strategy Value - April 6, 2028	$63,266	$59,703	$64,630	See Footnote 43 below.

Footnote 1. At the beginning of the Contract Year, the Strategy value is equal to the amount applied to the Strategy on the Contract Year start date. The amount applied on the Contract Year start date is also the beginning Investment Base.

Footnote 2. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Market Value Adjustments.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Market Value Adjustments = remaining Investment Base
Calculation	$50,000 - $0 = $50,000 for all Indexed Strategies

Footnote 3. The Rise in Index on the Contract Year End Date is equal to the percentage change in the Index Value measured from the Contract Year Start Date to the Contract Year End Date.

Formula	(Index Value on Contract Year End Date—Index Value on Contract Year Start Date) / Index Value on Contract Year Start Date
Calculation	(1040 - 1000) / 1000 = 4.0%

Footnote 4. The Cap is the largest rise in the Index over a Term taken into account to determine any increase at the end of the Term. In this example, the 1-Year Cap Strategy completed a Term in Contract Year 1 and has a Cap of 10%, which means it will not affect the calculation of any increase unless the Index rises by more than 10%.

Footnote 5. The Upside Participation Rate is your share of any rise in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the S&P 500 1-Year Participation Rate Strategy completed a Term in Contract Year 1 and has an Upside Participation Rate of 75%, which means the calculation of any increase will include 75% of any Index rise. The 6-Year Strategy did not complete a Term in Contract Year 1, so no Upside Participation Rate will be applied to that Strategy in Contract Year 1.

Footnote 6.

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-Year Cap Strategy.

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index
Calculation	4.0% rise in Index < 10% cap, so increase percentage = 4.0%

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-Year Strategy with an Upside Participation Rate.

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage
Calculation	4.0% x 75% = 3.0%

For the 6-Year Strategy with an Upside Participation Rate, the percentage of any increase or decrease at the end of Contract Year 1 is equal to the Daily Value Percentage on that date.

Footnote 7.

When the Index has risen over Contract Year 1, we use the following formula to calculate the increase.

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index
Calculation

1-Year Cap Strategy:	$50,000 x 4.0% = $2,000
1-Year Upside Participation Rate Strategy:	$50,000 x 3.0% = $1,500

For the 6-Year Strategy with an Upside Participation Rate, the amount of any increase or decrease at the end of Contract Year 1 is equal to the Investment Base of $50,000 multiplied by the Daily Value Percentage.

Footnote 8. In this example, there has been a rise in the Index over Contract Year 1. This means the Strategy value for the 1-Year Strategies at the end of Contract Year 1 is the Remaining Investment Base on the Contract Year end date plus the increase for the rise in the Index over the Contract Year.

Formula	Remaining Investment Base on Contract Year end date + dollar amount of increase based on rise in Index = Strategy value on Contract Year end date

Calculation

1-Year Cap Strategy	$50,000 + $2,000 = $52,000
1-Year Upside Participation Rate Strategy	$50,000 + $1,500 = $51,500

Since the end of Contract Year 1 does not mark the end of a Term for the 6-Year Strategy, the Strategy value for that Strategy at the end of Contract Year 1 is calculated using the same formula used on any other day before the end of a Term: Investment Base increased or decreased by the Daily Value Percentage.

For the 1-Year Strategies, the Strategy value at the end of Contract Year 1 is also the Investment Base for the new Term at the beginning of Contract Year 2. For the 6-Year Strategy, there is no change to the Investment Base because the Term has not ended.

Footnote 9. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Market Value Adjustments.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Market Value Adjustments = remaining Investment Base

Calculation

1-Year Cap Strategy	$52,000 - $0 = $52,000
1-Year Upside Participation Rate Strategy	$51,500 - $0 = $51,500
6-Year Upside Participation Rate Strategy	$50,000 - $0 = $50,000

Footnote 10. The Rise in Index on the Contract Year End Date is equal to the percentage change in the Index Value measured from the Contract Year Start Date to the Contract Year End Date.

Formula	(Index Value on Contract Year End Date—Index Value on Contract Year Start Date) / Index Value on Contract Year Start Date
Calculation	(1082 - 1040) / 1040 = 4.0%

Footnote 11. The Cap is the largest rise in the Index over a Term taken into account to determine any increase at the end of the Term. In this example, the 1-Year Cap Strategy completed a Term in Contract Year 2 and has a Cap of 10%, which means it will not affect the calculation of any increase unless the Index rises by more than 10%.

Footnote 12. The Upside Participation Rate is your share of any rise in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-Year Upside Participation Rate Strategy completed a Term in Contract Year 2 and has an Upside Participation Rate of 75%, which means the calculation of any increase will include 75% of any Index rise. The 6-Year Strategy did not complete a Term in Contract Year 2, so no Upside Participation Rate will be applied to that Strategy in Contract Year 2.

Footnote 13.

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-Year Cap Strategy.

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index

Calculation	4.0% rise in Index < 10% cap, so increase percentage = 4.0%

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-Year Strategy with an Upside Participation Rate.

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	4.0% x 75% = 3.0%

For the 6-Year Strategy with an Upside Participation Rate, the percentage of any increase or decrease at the end of Contract Year 2 is equal to the Daily Value Percentage on that date.

Footnote 14.

When the Index has risen over Contract Year 2, we use the following formula to calculate the increase.

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index
Calculation

1-Year Cap Strategy	$52,000 x 4.0% = $2,080
1-Year Upside Participation Rate Strategy	$51,500 x 3.0% = $1,545

For the 6-Year Strategy with an Upside Participation Rate, the amount of any increase or decrease at the end of Contract Year 2 is equal to the Investment Base of $50,000 multiplied by the Daily Value Percentage.

Footnote 15. In this example, there has been a rise in the Index over Contract Year 2. This means the Strategy value for the 1-Year Strategies at the end of Contract Year 2 is the Remaining Investment Base on the Contract Year end date plus the increase for the rise in the Index over the Contract Year.

Formula	Remaining Investment Base on Contract Year end date + dollar amount of increase based on rise in Index = Strategy value on Contract Year end date
Calculation

1-Year Cap Strategy	$52,000 + $2,080 = $54,080
1-Year Upside Participation Rate Strategy	$51,500 + $1,545 = $53,045

Since the end of Contract Year 2 does not mark the end of a Term for the 6-Year Strategy, the Strategy value for that Strategy at the end of Contract Year 2 is calculated using the same formula used on any other day before the end of a Term: Investment Base increased or decreased by the Daily Value Percentage.

For the 1-Year Strategies, the Strategy value at the end of Contract Year 2 is also the Investment Base for the new Term at the beginning of Contract Year 3. For the 6-Year Strategy, there is no change to the Investment Base because the Term has not ended.

Footnote 16. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Market Value Adjustments.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Market Value Adjustments = remaining Investment Base
Calculation

1-Year Cap Strategy	$54,080 - $0 = $54,080
1-Year Upside Participation Rate Strategy	$53,045 - $0 = $53,045
6-Year Upside Participation Rate Strategy	$50,000 - $0 = $50,000

Footnote 17. The Rise in Index on the Contract Year End Date is equal to the percentage change in the Index Value measured from the Contract Year Start Date to the Contract Year End Date.

Formula	(Index Value on Contract Year End Date – Index Value on Contract Year Start Date) / Index Value on Contract Year Start Date
Calculation	(1125- 1082) / 1082 = 4.0%

Footnote 18. The Cap is the largest rise in the Index over a Term taken into account to determine any increase at the end of the Term. In this example, the 1-Year Cap Strategy completed a Term in Contract Year 3 and has a Cap of 10%, which means it will not affect the calculation of any increase unless the Index rises by more than 10%.

Footnote 19. The Upside Participation Rate is your share of any rise in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-Year Upside Participation Rate Strategy completed a Term in Contract Year 3 and has an Upside Participation Rate of 75%, which means the calculation of any increase will include 75% of any Index rise. The 6-Year Strategy did not complete a Term in Contract Year 3, so no Upside Participation Rate will be applied to that Strategy in Contract Year 3.

Footnote 20.

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-Year Cap Strategy.

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index
Calculation	4.0% rise in Index < 10% cap, so increase percentage = 4.0%

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-Year Strategy with an Upside Participation Rate.

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage
Calculation	4.0% x 75% = 3.0%

For the 6-Year Strategy with an Upside Participation Rate, the percentage of any increase or decrease at the end of Contract Year 3 is equal to the Daily Value Percentage on that date.

Footnote 21.

When the Index has risen over Contract Year 3, we use the following formula to calculate the increase.

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index
Calculation

1-Year Cap Strategy	$54,080 x 4.0% = $2,163
1-Year Upside Participation Rate Strategy	$53,045 x 3.0% = $1,591

For the 6-Year Strategy with an Upside Participation Rate, the amount of any increase or decrease at the end of Contract Year 3 is equal to the Investment Base of $50,000 multiplied by the Daily Value Percentage.

Footnote 22. In this example, there has been a rise in the Index over Contract Year 3. This means the Strategy value for the 1-Year Strategies at the end of Contract Year 3 is the Remaining Investment Base on the Contract Year end date plus the increase for the rise in the Index over the Contract Year.

Formula	Remaining Investment Base on Contract Year end date + dollar amount of increase based on rise in Index = Strategy value on Contract Year end date
Calculation

1-Year Cap Strategy	$54,080 + $2,163 = $56,243
1-Year Upside Participation Rate Strategy	$53,045 + $1,591 = $54,636

Since the end of Contract Year 3 does not mark the end of a Term for the 6-Year Strategy, the Strategy value for that Strategy at the end of Contract Year 3 is calculated using the same formula used on any other day before the end of a Term: Investment Base increased or decreased by the Daily Value Percentage.

For the 1-Year Strategies, the Strategy value at the end of Contract Year 3 is also the Investment Base for the new Term at the beginning of Contract Year 4. For the 6-Year Strategy, there is no change to the Investment Base because the Term has not ended.

Footnote 23. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Market Value Adjustments.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Market Value Adjustments = remaining Investment Base
Calculation

1-Year Cap Strategy	$56,243 - $0 = $56,243
1-Year Upside Participation Rate Strategy	$54,636 - $0 = $54,636
6-Year Upside Participation Rate Strategy	$50,000 - $0 = $50,000

Footnote 24. The Rise in Index on the Contract Year End Date is equal to the percentage change in the Index Value measured from the Contract Year Start Date to the Contract Year End Date.

Formula	(Index Value on Contract Year End Date – Index Value on Contract Year Start Date) / Index Value on Contract Year Start Date
Calculation	(1170 – 1125) / 1125 = 4.0%

Footnote 25. The Cap is the largest rise in the Index over a Term taken into account to determine any increase at the end of the Term. In this example, the 1-Year Cap Strategy completed a Term in Contract Year 4 and has a Cap of 10%, which means it will not affect the calculation of any increase unless the Index rises by more than 10%.

Footnote 26. The Upside Participation Rate is your share of any rise in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-Year Upside Participation Rate Strategy completed a Term in Contract Year 4 and has an Upside Participation Rate of 75%, which means the calculation of any increase will include 75% of any Index rise. The 6-Year Strategy did not complete a Term in Contract Year 4, so no Upside Participation Rate will be applied to that Strategy in Contract Year 4.

Footnote 27.

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-Year Cap Strategy

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index
Calculation	4.0% rise in Index < 10% cap, so increase percentage = 4.0%

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-Year Strategy with an Upside Participation Rate.

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage
Calculation	4.0% x 75% = 3.0%

For the 6-Year Strategy with an Upside Participation Rate, the percentage of any increase or decrease at the end of Contract Year 4 is equal to the Daily Value Percentage on that date.

Footnote 28.

When the Index has risen over Contract Year 4, we use the following formula to calculate the increase.

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index
Calculation

1-Year Cap Strategy	$56,243 x 4.0% = $2,250
1-Year Upside Participation Rate Strategy	$54,636 x 3.0% = $1,639

For the 6-Year Strategy with an Upside Participation Rate, the amount of any increase or decrease at the end of Contract Year 4 is equal to the Investment Base of $50,000 multiplied by the Daily Value Percentage.

Footnote 29. In this example, there has been a rise in the Index over Contract Year 4. This means the Strategy value for the 1-Year Strategies at the end of Contract Year 4 is the Remaining Investment Base on the Contract Year end date plus the increase for the rise in the Index over the Contract Year.

Formula	Remaining Investment Base on Contract Year end date + dollar amount of increase based on rise in Index = Strategy value on Contract Year end date
Calculation

1-Year Cap Strategy	$56,243 + $2,250 = $58,493
1-Year Upside Participation Rate Strategy	$54,636 + $1,639 = $56,275

Since the end of Contract Year 4 does not mark the end of a Term for the 6-Year Strategy, the Strategy value for that Strategy at the end of Contract Year 4 is calculated using the same formula used on any other day before the end of a Term: Investment Base increased or decreased by the Daily Value Percentage.

For the 1-Year Strategies, the Strategy value at the end of Contract Year 4 is also the Investment Base for the new Term at the beginning of Contract Year 5. For the 6-Year Strategy, there is no change to the Investment Base because the Term has not ended.

Footnote 30. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Market Value Adjustments.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Market Value Adjustments = remaining Investment Base
Calculation

1-Year Cap Strategy	$58,493 - $0 = $58,493
1-Year Upside Participation Rate Strategy	$56,275 - $0 = $56,275
6-Year Upside Participation Rate Strategy	$50,000 - $0 = $50,000

Footnote 31. The Rise in Index on the Contract Year End Date is equal to the percentage change in the Index Value measured from the Contract Year Start Date to the Contract Year End Date.

Formula	(Index Value on Contract Year End Date – Index Value on Contract Year Start Date) / Index Value on Contract Year Start Date
Calculation	(1217 – 1170) / 1170 = 4.0%

Footnote 32. The Cap is the largest rise in the Index over a Term taken into account to determine any increase at the end of the Term. In this example, the 1-Year Cap Strategy completed a Term in Contract Year 5 and has a Cap of 10%, which means it will not affect the calculation of any increase unless the Index rises by more than 10%.

Footnote 33. The Upside Participation Rate is your share of any rise in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-Year Upside Participation Rate Strategy completed a Term in Contract Year 5 and has an Upside Participation Rate of 75%, which means the calculation of any increase will include 75% of any Index rise. The 6-Year Strategy did not complete a Term in Contract Year 5, so no Upside Participation Rate will be applied to that Strategy in Contract Year 5.

Footnote 34.

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-Year Cap Strategy.

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index
Calculation	4.0% rise in Index < 10% cap, so increase percentage = 4.0%

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-Year Strategy with an Upside Participation Rate.

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage
Calculation	4.0% x 75% = 3.0%

For the 6-Year Strategy with an Upside Participation Rate, the percentage of any increase or decrease at the end of Contract Year 5 is equal to the Daily Value Percentage on that date.

Footnote 35.

When the Index has risen over Contract Year 5, we use the following formula to calculate the increase.

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index

Calculation

1-Year Cap Strategy	$58,493 x 4.0% = $2,340
1-Year Upside Participation Rate Strategy	$56,275 x 3.0% = $1,688

For the 6-Year Strategy with an Upside Participation Rate, the amount of any increase or decrease at the end of Contract Year 5 is equal to the Investment Base of $50,000 multiplied by the Daily Value Percentage.

Footnote 36. In this example, there has been a rise in the Index over Contract Year 5. This means the Strategy value for the 1-Year Strategies at the end of Contract Year 5 is the Remaining Investment Base on the Contract Year end date plus the increase for the rise in the Index over the Contract Year.

Formula	Remaining Investment Base on Contract Year end date + dollar amount of increase based on rise in Index = Strategy value on Contract Year end date

Calculation

1-Year Cap Strategy	$58,493 + $2,340 = $60,833
1-Year Upside Participation Rate Strategy	$56,275 + $1,688 = $57,964

Since the end of Contract Year 5 does not mark the end of a Term for the 6-Year Strategy, the Strategy value for that Strategy at the end of Contract Year 5 is calculated using the same formula used on any other day before the end of a Term: Investment Base increased or decreased by the Daily Value Percentage.

For the 1-Year Strategies, the Strategy value at the end of Contract Year 5 is also the Investment Base for the new Term at the beginning of Contract Year 6. For the 6-Year Strategy, there is no change to the Investment Base because the Term has not ended.

Footnote 37. The remaining Investment Base is equal to the beginning Investment Base minus the proportional reduction for any prior withdrawals and related Market Value Adjustments.

Formula	Beginning Investment Base – proportional reduction for any prior Withdrawals and related Market Value Adjustments = remaining Investment Base
Calculation

1-Year Cap Strategy	$60,833 - $0 = $60,833
1-Year Upside Participation Rate Strategy	$57,964 - $0 = $57,964
6-Year Upside Participation Rate Strategy	$50,000 - $0 = $50,000

Footnote 38. For the 1-Year Strategies, the Rise in Index on the Contract Year End Date is equal to the percentage change in the Index Value measured from the Contract Year Start Date to the Contract Year End Date.

Formula	(Index Value on Contract Year End Date - Index Value on Contract Year Start Date) / Index Value on Contract Year Start Date
Calculation	(1266 - 1217) / 1217 = 4.0%

For the 6-Year Strategy, the Rise in Index on the 6-Year Term End Date is equal to the percentage change in the Index Value measured from the Contract Year 1 Start Date to the Contract Year 6 End Date.

Formula	(Index Value on Contract Year End Date - Index Value on Contract Year Start Date) / Index Value on Contract Year Start Date
Calculation	(1266 - 1000) / 1000 = 26.6%

Footnote 39. The Cap is the largest rise in the Index over a Term taken into account to determine any increase at the end of the Term. In this example, the 1-Year Cap Strategy completed a Term in Contract Year 6 and has a Cap of 10%, which means it will not affect the calculation of any increase unless the Index rises by more than 10%.

Footnote 40. The Upside Participation Rate is your share of any rise in the Index over a Term taken into account to determine the Strategy value at the end of the Term. In this example, the 1-Year Upside Participation Rate Strategy completed a Term in Contract Year 6 and has an Upside Participation Rate of 75%, which means the calculation of any increase will include 75% of any Index rise. The 6-Year Strategy completed a Term in Contract Year 6 and has an Upside Participation Rate of 130%, which means the calculation of any increase will include 130% of any Index rise.

Footnote 41.

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-Year Cap Strategy.

Formula	If the rise in Index is less than Cap, then rise in Index = increase percentage based on rise in Index

Calculation	4.0% rise in Index < 10% cap, so increase percentage = 4.0%

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 1-Year Strategy with an Upside Participation Rate.

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	4.0% x 75% = 3.0%

When the Index has risen over a Term, we use the following formulas to calculate the increase for the 6-Year Strategy with an Upside Participation Rate.

Formula	Rise in Index for Term x Upside Participation Rate for Term = Increase as a Percentage

Calculation	26.6% x 110% = 29.3%

Footnote 42.

When the Index has risen over Contract Year 6, we use the following formula to calculate the increase.

Formula	Remaining Investment Base x increase percentage based on rise in Index = dollar amount of increase based on rise in Index
Calculation

1-Year Cap Strategy	$60,833 x 4.0% = $2,433
1-Year Upside Participation Rate Strategy	$57,964 x 3.0% = $1,739
6-Year Upside Participation Rate Strategy	$50,000 x 29.3% = $14,630

Footnote 43. In this example, there has been a rise in the Index over Contract Year 6. This means the Strategy value at the end of Contract Year 6 is the Remaining Investment Base on the Contract Year end date plus the increase for the rise in the Index over the Contract Year.

Formula	Remaining Investment Base on Contract Year end date + dollar amount of increase based on rise in Index = Strategy value on Contract Year end date
Calculation

1-Year Cap Strategy	$60,833 + $2,433 = $63,266
1-Year Upside Participation Rate Strategy	$57,964 + $1,739 = $59,703
6-Year Upside Participation Rate Strategy	$50,000 + $14,630 = $64,630

STATE VARIATIONS

This prospectus describes the material features of the Contract. Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. However, please note that the maximum charge is set forth in this prospectus. If you would like to review a copy of the Contract and any endorsements, contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, visit our website at www.GAIGannuities.com or call us at 1-800-789-6771.

The following information is a summary of material state variations as of the date of this prospectus.

Temporary Holding Account

For Contracts Issued in Missouri

For Contract issued in Missouri, there is no Declared Rate Strategy. Amounts can be allocated or reallocated to a Temporary Holding Account. The value of the Temporary Holding Account is equal to: (1) the amounts applied to the Temporary Holding Account at the start of the current Term; minus (2) each withdrawal taken from the Temporary Holding Account during the current Term; minus (3) each rider charge taken from the Temporary Holding Account during the current Term; and plus (4) interest that we have credited on the balances in the Temporary Holding Account for the current Term.

The Temporary Holding Account earns interest daily at an annual effective rate equal to the interest rate used to calculate the minimum value under Missouri standard nonforfeiture law for a fixed annuity contract on the Contract issue date.

Allocations and reallocations to the Temporary Holding Account are subject to the Allocation Limit.

At the end of a Term, to the extent any amount cannot be applied to a given Crediting Strategy for the next Term because that Strategy is no longer available or the amount is under the minimum or over the maximum for that Strategy for the new Term, unless you send us a request to reallocate that amount we will apply the amount as follows:

1)	to another Indexed Strategy that we designate that uses the same index as the given Indexed Strategy and has a Term that is no longer than the given Indexed Strategy; or

2)	to the Temporary Holding Account to the extent it does not cause the allocation to exceed the Allocation Limit; or

3)	to the extent that it cannot be allocated to the Temporary Holding Account, then to the S&P 500 –10% Floor Strategy.

Amounts taken from the Temporary Holding Account on a withdrawal or a Surrender are not subject to a Market Value Adjustment.

Market Value Adjustment

For Contracts Issued in [Connecticut, Indiana, and Maryland]

The MVA formula does not include a spread factor. The MVA factor is equal to:

(A – B) x N

Where:

A=	the MVA Index Interest Rate on the Contract Effective Date;
B=	the MVA Index Interest Rate for the date of the withdrawal or surrender; and
N =	the number of whole and partial years remaining to the sixth Contract Anniversary.

General

For Contracts Issued in Illinois

References to “spouse” have been changed to “spouse or civil union partner.”

For Contracts Issued in New Jersey

References to “spouse” have been changed to “spouse or civil union partner.”

Availability of Strategies

For Contracts Issued in Michigan

We will not eliminate the Crediting Strategies set out on your Contract Specifications page at the end of any Term and such Crediting Strategies will be available for renewals and reallocations at the end of each Term.

Extended Care Waiver Rider

For Contracts Issued in California

The Waiver of Market Value Adjustments for Facility Care or Home Care or Community-Based Services Rider (CA Rider) provides a waiver under an expanded set of circumstances. The waiver will apply if, at the time of a Surrender, or within the immediately preceding 90 days, the following conditions are met: (1) the insured is confined in a facility or is receiving, as prescribed by a physician, registered nurse or licensed social worker, home care or community-based services; (2) the insured’s confinement in a facility, the insured’s receipt of home care or community-based services, or any combination thereof has continued for a period of at least 90 consecutive days; and (3) the first day of such 90-day period was at least one year after the contract effective date. Facility includes a skilled nursing facility, a convalescent nursing home, or an extended care facility or a residential care facility or a residential care facility for the elderly. Home care or community-based services includes home health care, adult day care, personal care, homemaker services, hospice services and respite care as defined in the rider. Additional conforming changes have been made including revised and new definitions, and inclusion of a description of circumstances under which the waiver does not apply. The termination provision has been modified to reflect that the rider will not terminate if you transfer or assign an interest in the contract to a person or entity other than the insured.

For Contracts Issued in Connecticut

The conditions under which the waiver applies have been modified. The waiver will apply if at the time of a Surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in a long-term care facility or hospital; and (2) the confinement has continued for a period of at least 90 consecutive days.

For Contracts Issued in Kansas

The conditions under which the waiver applies have been modified. The first day of confinement must be at least 90 days after the contract effective date, rather than one year after the contract effective date.

For Contracts Issued in Massachusetts

This waiver rider is not available in Massachusetts.

For Contracts Issued in Missouri

This waiver rider is not available in Missouri.

For Contracts Issued in Montana

The definition of medically necessary has been modified and refers to the Insured’s physician.

For Contracts Issued in Nebraska

The definition of skilled nursing facility has been modified by adding a licensed practical nurse to the list of persons who may provide nursing services or supervise the provision of nursing services.

For Contracts Issued in New Hampshire

The definition of skilled nursing facility has been modified by changing the phrase “licensed and operated as a skilled nursing facility” to “operated as a skilled nursing facility.”

For Contracts Issued in Pennsylvania

The conditions under which the waiver is available have been modified. The waiver will apply if at the time of a Surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in one or more long-term care facilities, hospital, or a combination of such; (2) the confinement is prescribed by a physician and is medically necessary; (3) the first day of the confinement is at least one year after the contract effective date; and (4) the confinement has continued for a period of at least 90 consecutive days, or has continued for a total of at least 90 days if each successive confinement occurs within six months of the previous confinement and is for the same related medical cause. The definition of long-term care facility has been modified. The following facilities have been deleted from the list of facilities excluded from that definition: a facility that primarily treats drug addicts and a facility that is a home for the mentally ill. An exclusion provision has been added to clarify that the waiver will not apply if the insured is confined in a long-term care facility or hospital for the treatment of certain types of drug addiction or mental illnesses.

The definition of hospital has been modified by changing the phrase “it maintains, or has access to, medical, diagnostic, and major surgical facilities” to “it maintains, or has access to, medical and diagnostic facilities.”

For Contracts Issued in Vermont

The definition of long-term care facility has been modified. The following facilities have been deleted from the list of excluded facilities: a facility that primarily treats drug addicts, a facility that primarily treats alcoholics, and a facility that is a home for the mentally ill. In addition, the definition of physician has been modified by changing the phrase “a person who is licensed in the United States as a medical doctor or a doctor of osteopathy and who is practicing within the scope of his or her license” to “a person who is licensed in the United States who is providing medical care and treatment when such services are provided within the scope of his or her license and provided pursuant to applicable law.”

For Contracts Issued in Washington

The waiver is based on confinement to an extended care facility or hospital rather than a long-term care facility or hospital. Definitions are modified to reflect the new terminology, references to “skilled nursing facility” are changed to “nursing facility” and the related definition is modified. In the definition of nursing facility and hospital, a licensed practical nurse is added to the list of persons who may provide nursing services or supervise the provision of nursing services.

Terminal Illness Waiver Rider

For Contracts Issued in Illinois

As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months.

For Contracts Issued in Kansas

As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months. The diagnosis must be rendered 90 days after the contract effective date, rather than one year after the contract effective date.

For Contracts Issued in New Jersey

The requirement related to the timing of the diagnosis does not apply. But the waiver will not be available until at least one year after the contract effective date.

For Contracts Issued in Massachusetts

This waiver rider is not available in Massachusetts.

For Contracts Issued in Pennsylvania

The diagnosis must be rendered after the contract effective date, rather than one year after the contract effective date. But the waiver will not be available until at least one year after the contract effective date. In addition, the waiver is based on a terminal condition as defined in the rider, rather than a terminal illness.

For Contracts Issued in Texas

The diagnosis must be rendered on or after the contract effective date, rather than one year after the contract effective date.

For Contracts Issued in Washington

As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months.

Form of Annuity Payout Benefit

For Contracts Issued in Texas:

Payments under a Payout Option are subject to a $50 minimum.

Right to Cancel (Free Look)

State law governs the length of the free look period and the amount of the refund that you will receive. The period and amount may differ if you are replacing a life insurance policy or annuity contract. The table below summarizes the state law provisions.

For Contracts Issued in:	Free Look Period	Refund	Replacement Free Look Period	Replacement Refund
Alabama	20 days	Account Value	30 days	Account Value + Fees/Charges
Alaska	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Arizona	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Arkansas	20 days	Account Value	30 days	Account Value

For Contracts Issued in:	Free LookPeriod	Refund	Replacement Free Look Period	Replacement Refund
California	30 days	Account Value + Fees/Charges Note: If owner is age 60 or older, refund amount is Purchase Payments.	30 days	Account Value + Fees/Charges Note: If owner is age 60 or older, refund amount is Purchase Payments.
Colorado	20 days	Account Value	30 days	Account Value + Fees/Charges
Connecticut	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Delaware	20 days	Account Value	30 days	Purchase Payments
District of Columbia	20 days	Account Value	30 days	Account Value
Florida	21 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Georgia	20 days	Purchase Payments	30 days	Purchase Payments
Hawaii	20 days	Account Value	30 days	Account Value + Fees/Charges
Idaho	20 days	Purchase Payments	30 days	Purchase Payments
Illinois	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Indiana	20 days	Account Value	30 days	Purchase Payments
Iowa	20 days	Account Value	30 days	Account Value + Fees/Charges
Kansas	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Kentucky	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Louisiana	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Maine	20 days	Account Value	30 days	Account Value + Fees/Charges
Maryland	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Massachusetts	20 days	Account Value	30 days	Purchase Payments
Michigan	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Minnesota	20 days	Account Value + Fees/Charges	30 days	Purchase Payments
Mississippi	20 days	Account Value	30 days	Account Value + Fees/Charges
Missouri	20 days	Purchase Payments	30 days	Purchase Payments
Montana	20 days	Account Value	30 days	Account Value + Fees/Charges
Nebraska	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Nevada	20 days	Purchase Payments	30 days	Purchase Payments
New Hampshire	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
New Jersey	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
New Mexico	20 days	Account Value	30 days	Account Value + Fees/Charges
North Carolina	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
North Dakota	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Ohio	20 days	Account Value	30 days	Account Value + Fees/Charges
Oklahoma	20 days	Purchase Payments	30 days	Purchase Payments
Oregon	20 days	Account Value	30 days	Account Value + Fees/Charges
Pennsylvania	20 days	Account Value	30 days	Account Value
Rhode Island	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
South Carolina	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
South Dakota	20 days	Account Value + Fees/Charges	30 days	Account Value + Fees/Charges
Tennessee	20 days	Account Value	30 days	Purchase Payments
Texas	20 days	Purchase Payments	30 days	Account Value + Fees/Charges
Utah	20 days	Purchase Payments	30 days	Purchase Payments
Vermont	20 days	Account Value	30 days	Account Value + Fees/Charges
Virginia	20 days	Account Value	30 days	Account Value + Fees/Charges
Washington	20 days	Greater of: (1) Purchase Payments or (2) Account Value minus taxes	30 days	Purchase Payments
West Virginia	20 days	Account Value	30 days	Account Value + Fees/Charges
Wisconsin	30 days	Account Value	30 days	Account Value + Fees/Charges
Wyoming	20 days	Account Value	30 days	Greater of: (1) Purchase Payments or (2) Account Value + Fees/Charges

Assignment

For Contracts Issued in Ohio:

Subject to the tax qualifications endorsement, if any, you may assign your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option if you make a specific Request in Good Order.

Amendment of the Contract

For Contracts Issued in Florida:

You have the right to reject an endorsement that changes the provisions of this Contract to obtain or retain the intended tax treatment under federal tax law, or to take into account other pertinent laws and governmental regulations and rulings. We will not be responsible for the tax or other consequences of your rejection.

For Contracts Issued in Texas:

You have the right to reject an endorsement that changes the provisions of this Contract to obtain or retain the intended tax treatment under federal tax law, or to take into account other pertinent laws and governmental regulations and rulings. We will not be responsible for the tax or other consequences of your rejection.

Involuntary Termination

For Contracts Issued in Texas:

Our right to terminate this Contract is not tied to the minimum required value. We have the right to terminate this Contract if the Account Value would provide a benefit of less than $20 each month at age 70 under a life payout with payments for at least a fixed period of 10 years.

SECTION II

GREAT AMERICAN LIFE INFORMATION

[To be added by amendment]

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is a list of the estimated expenses to be incurred in connection with the securities being offered.

Estimated Accounting Fees	$200,000
Estimated Filing Fees	$0
Estimated Legal Fees	$200,000
Registration Fees	$0

Item 14. Indemnification of Directors and Officers

Ohio Revised Code, Section 1701.13(E), allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant unless deemed otherwise by the court. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court.

Article VI of the Registrant’s Amended and Restated Code of Regulations includes the following provisions related to indemnification of its directors, officers, employees and agents.

ARTICLE VI INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer or member of a committee of the Corporation or that, being or having been such a director or officer of the Corporation, he or she is or was serving at the request of an executive officer of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whenever the basis of such proceeding is alleged action in an official capacity as such a director, officer, partner, trustee, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Ohio General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including, without limitation, the cost of reasonable settlements with or without suit, attorneys’ fees, costs of investigation, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 (“ERISA”) or other federal or state acts) actually incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators. Except as provided in ARTICLE VI Section 2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation. To the extent any of the indemnification provisions set forth above prove to be ineffective for any reason in furnishing the indemnification provided, each of the persons named above shall be indemnified by the Corporation to the fullest extent not prohibited by applicable law.

1.1 Advancements. The right to indemnification conferred in this ARTICLE VI Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). An advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it is proved by clear and convincing evidence in a court of competent jurisdiction that his omission or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. An advancement of expenses shall not be made if the Corporation’s Board of Directors makes a good faith determination that such payment would violate applicable law.

Part II – Page 1

Section 2. Right of Indemnitee to Bring Suit. If a claim under ARTICLE VI Section 1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this ARTICLE VI upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

2.1 No Defense or Presumption. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

Section 3. Nonexclusivity and Survival of Rights. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Articles of Incorporation, Code of Regulations, agreement, vote of stockholders or disinterested directors, or otherwise. Such rights shall also not be exclusive of, and shall be in addition to, any rights to which such person may be entitled by contract with the Corporation, which is expressly permitted hereby.

3.1 Amendments. Notwithstanding any amendment to or repeal of this ARTICLE VI, or of any of the procedures established by the Board of Directors pursuant to ARTICLE VI Section 6, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

3.2 Survival of Rights. Without limiting the generality of the foregoing paragraph, the rights to indemnification and to the advancement of expenses conferred in this ARTICLE VI shall, notwithstanding any amendment to or repeal of this ARTICLE VI, inure to the benefit of any person who otherwise may be entitled to be indemnified pursuant to this ARTICLE VI (or the estate or personal representative of such person) for a period of six (6) years after the date such person’s service to or in behalf of the Corporation shall have terminated or for such longer period as may be required in the event of a lengthening in the applicable statute of limitations.

Section 4. Insurance, Contracts, and Funding. The Corporation may, to the full extent then permitted by law, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self- insurance, on behalf of or for any persons described in this ARTICLE VI, against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability, loss and/or expense under the Ohio General Corporation Law. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this ARTICLE VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this ARTICLE VI. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

Section 5. Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the Corporation on such terms and conditions no less stringent than provided in ARTICLE VI Section 1 hereof as such officer or officers deem appropriate under the circumstances. The Corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this ARTICLE VI with respect to the indemnification and advancement of expenses of directors, officers and members of a committee of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

Part II – Page 2

Section 6. Procedures for the Submission of Claims. The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this ARTICLE VI, determination of the entitlement of any person thereto, and review of any such determination.

Massachusetts Mutual Life Insurance Company (“MassMutual”), the Registrant’s parent company, maintains, at its expense, Directors and Officers Liability and Company Reimbursement Liability Insurance. The Directors and Officers Liability portion of such policy covers all directors and officers of MassMutual and of the companies which are, directly or indirectly, more than 50% owned by MassMutual, which includes the Registrant. The policy provides for payment on behalf of the directors and officers, up to the policy limits and after expenditure of a specified deductible, of all Loss (as defined) from claims made against them during the policy period for defined wrongful acts, and neglect or breach of duty by directors and officers in the discharge of their individual or collective duties as such. The insurance includes the cost of investigations and defenses, appeals, and settlements and judgments, but not fines or penalties imposed by law. The insurance does not cover any claims arising out of acts alleged to have been committed prior to December 31,1996, or in the case of companies directly or indirectly 50% owned by MassMutual, which includes the Registrant, such later date as MassMutual or its predecessors may be deemed to control the company. The prior acts effective date for the Registrant is May 28, 2021. The policy contains various exclusions and reporting requirements.

Item 15. Recent Sales of Unregistered Securities

Not applicable

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

(1)

Principal Underwriting Agreement between Great American Life Insurance Company and Great American Advisors, Inc. effective as of February 2, 2018 is incorporated by reference to Post-Effective Amendment No. 4 filed on behalf of Great American Life Insurance Company on April 24, 2018. 1933 Act File No. 333-207914.

(2)	Plan of acquisition, reorganization, arrangement, liquidation or succession—Not applicable.

(3)	Governing Documents

(a)

Amended and Restated Articles of Incorporation are incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(b)

Amended and Restated Code of Regulations is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)(a)	Contracts

(1)	Index Achiever Individual Deferred Annuity Contract (Form No. P1841622NW) is filed herewith.

(4)(b)	Tax Endorsements

Part II – Page 3

(1)   Inherited Contract Endorsement (Form No. E1091612NW) (Non-Qualified Plans) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(2)   Individual Retirement Annuity Endorsement (Form No. E6004010NW) (IRA/SEP IRA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(3)   Roth Individual Retirement Annuity Endorsement (Form No. E6004108NW) (Roth IRA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)   Savings Incentive Match Plan for Employees Individual Retirement Annuity Endorsement (Form No. E6004202NW) (SIMPLE IRA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(5)   Individual Retirement Annuity Endorsement for Inherited IRA (Form No. E6014407NW) (Inherited IRA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(6)   Governmental Section 457 Plan Endorsement (Form No. E6004505NW) (Section 457 (Traditional & Roth) Governmental Plan) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(7)   Tax Sheltered Annuity Endorsement (Form No. E6004308NW) (TSA 403(B)/Roth 403(B)) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(8)   Tax Sheltered Annuity Endorsement (Form No. E6004308NW) (Employer Plan TSA/Roth 403(B)) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(9)   Qualified Pension, Profit Sharing and Annuity Plan Endorsement (Form No. E6004405NW) (401(A), Pension or Profit Sharing) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(10)  Employer Plan Endorsement (EPLAN Rev. 2/98)-1 (For use with E6004308NW Employer Plan TSA/Roth 403(B), E6004405NW 401(A), Pension or Profit Sharing and E6004505NW Section 457 (Traditional & Roth) Governmental Plan) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on April 24, 2019, 1933 Act File No. 333-227067.

(4)(c) Strategy Endorsements

(1) 1-Year Declared Rate Strategy - Crediting Strategy Endorsement—Interest Subject to a Guaranteed Minimum Interest Rate (Form No. E1825318NW) is filed herewith.

Part II – Page 4

(2)   S&P 500 1-Year -10% Floor Indexed Strategy - Crediting Strategy Endorsement—Index Gain Subject to a Cap for Each Term—Index Loss Subject to a –10% Floor for Each Term (Form No. E1841922NW) is filed herewith.

(3)   S&P 500 1-Year Participation Rate Indexed Strategy - Crediting Strategy Endorsement—Index Gain Subject to Upside Participation Rate for Each Term—Index Loss Subject to 50% Downside Participation Rate for Each Term (Form No. E1841822NW) is filed herewith.

(4)   S&P 500 1-Year 10% Buffer Indexed Strategy - Crediting Strategy Endorsement—Index Gain Subject to a Cap for Each Term—Index Loss Subject to a 10% Buffer for Each Term (Form No. E1842022NW) is filed herewith.

(5)   S&P 500 6-Year 10% Buffer with Participation Rate Indexed Strategy - Crediting Strategy Endorsement—Index Gain Subject to a Participation Rate for Each Term—Index Loss Subject to a 10% Buffer for Each Term (Form No. E1843222NW) is filed herewith.

(6)   iShares MSCI EAFE ETF 1-Year Participation Rate Indexed Strategy - Crediting Strategy Endorsement—Index Gain Subject to Upside Participation Rate for Each Term—Index Loss Subject to 50% Downside Participation Rate for Each Term (Form No. E1842422NW) is filed herewith.

(7)   iShares MSCI EAFE ETF 1-Year 10% Buffer Indexed Strategy - Crediting Strategy Endorsement—Index Gain Subject to a Cap for Each Term—Index Loss Subject to a 10% Buffer for Each Term (Form No. E1842622NW) is filed herewith.

(8)   SPDR Gold Shares ETF 1-Year Participation Rate Indexed Strategy - Crediting Strategy Endorsement—Index Gain Subject to Upside Participation Rate for Each Term—Index Loss Subject to 50% Downside Participation Rate for Each Term (Form No. E1842122NW) is filed herewith.

(9)   SPDR Gold Shares ETF 1-Year 10% Buffer Indexed Strategy - Crediting Strategy Endorsement—Index Gain Subject to a Cap for Each Term—Index Loss Subject to a 10% Buffer for Each Term (Form No. E1842322NW) is filed herewith.

(10)  iShares U.S. Real Estate ETF 1-Year Participation Rate Indexed Strategy - Crediting Strategy Endorsement—Index Gain Subject to Upside Participation Rate for Each Term—Index Loss Subject to 50% Downside Participation Rate for Each Term (Form No. E1842722NW) is filed herewith.

(11)  iShares U.S. Real Estate ETF 1-Year 10% Buffer Indexed Strategy - Crediting Strategy Endorsement—Index Gain Subject to a Cap for Each Term—Index Loss Subject to a 10% Buffer for Each Term (Form No. E1842922NW) is filed herewith.

(4)(d) Waiver Riders

(1) Terminal Illness Waiver Rider (Form No. ICC22-R1843822NW) is filed herewith.

(2) Extended Care Waiver Rider (Form No. ICC22-R1843722NW) is filed herewith.

(3) California Extended Care Waiver Rider (Form No. [R1843722CA]) will be filed by subsequent amendment.

Part II – Page 5

(5)	Opinion re Legality will be filed by subsequent amendment.

(8)	Opinion re Tax Matters—Not applicable.

(9)	Voting Trust Agreement—Not applicable.

(10)	Material Contracts

(a)

Administrative Services Agreement between MassMutual Life Insurance Company, Great American Life Insurance Company, Annuity Investors Life Insurance Company, and Manhattan National Life Insurance Company effective May 28, 2021 is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262034.

(b)

Amendment No. 1 to Administrative Services Agreement between MassMutual Life Insurance Company, Great American Life Insurance Company, Annuity Investors Life Insurance Company, and Manhattan National Life Insurance Company effective August 5, 2021 is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262034.

(c)

Leased Employee Agreement among Glidepath Holdings Inc., Great American Life Insurance Company, Annuity Investors Life Insurance Company, and Manhattan National Life Insurance Company effective May 28, 2021 is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262034.

(11)	Statement re Computation of Per Share Earnings—Not applicable.

(12)	Statements re Computation of Ratios—Not applicable.

(15)	Letter re Unaudited Interim Financial Information—Not applicable.

(16)	Letter re Change in Certifying Accountant—Not applicable.

(21)

Subsidiaries of the Registrant— Information about the subsidiaries of Great American Life Insurance Company is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262034.

(23)	Consents

(a)	Consent of legal counsel will be filed by subsequent amendment.

(b)	Consent of independent registered public accounting firm will be filed by subsequent amendment.

(24)	Powers of Attorney

(a)

Power of Attorney – Dominic L. Blue is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262034.

(b)

Power of Attorney – Susan M. Cicco is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262034.

(c)

Power of Attorney – Geoffrey J. Craddock is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262034.

Part II – Page 6

(d)

Power of Attorney – Roger W. Crandall is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262034.

(e)

Power of Attorney – Michael R. Fanning is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262034.

(f)

Power of Attorney – Paul A. LaPiana is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262034.

(g)

Power of Attorney – Mark F. Muething is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262034.

(h)

Power of Attorney – Michael J. O’Connor is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262034.

(i)

Power of Attorney – Eric W. Partlan is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262034.

(j)

Power of Attorney – Gareth F. Ross is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262034.

(k)

Power of Attorney – Arthur W. Wallace is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262034.

(l)

Power of Attorney – Elizabeth A. Ward is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262034.

(25)	Statement of Eligibility of Trustee—Not applicable.

(26)	Invitation for Competitive Bids—Not applicable.

(99)	Additional Exhibits – None.

(101)	Interactive Data File will be filed by subsequent amendment.

(b) Financial Statements

Report of Independent Registered Public Accounting Firm
Financial Statements:
Consolidated Balance Sheet as of December 31, 2021 and 2020
Consolidated Statement of Earnings for the years ended December 31, 2021, 2020 and 2019
Consolidated Statement of Comprehensive Income for the years ended December 31, 2021, 2020 and 2019
Consolidated Statement of Changes in Equity for the years ended December 31, 2021, 2020 and 2019
Consolidated Statement of Cash Flows for the years ended December 31, 2021, 2020 and 2019
Notes to Consolidated Financial Statements

Supplementary Data:
Supplementary Insurance Information

(c) Calculation of Filing Fee Tables is filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

Part II – Page 7

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

Part II – Page 8

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Part II – Page 9

INDEX TO EXHIBITS

GREAT AMERICAN LIFE INSURANCE COMPANY

Number	Exhibit Description

4(a)(1)	Index Achiever Individual Deferred Annuity Contract (Form No. P1841622NW)

4(c)(1)	1-Year Declared Rate Strategy - Crediting Strategy Endorsement - Interest Subject to a Guaranteed Minimum Interest Rate (Form No. E1825318NW)

4(c)(2)	S&P 500 1-Year -10% Floor Indexed Strategy - Crediting Strategy Endorsement - Index Gain Subject to a Cap for Each Term - Index Loss Subject to a –10% Floor for Each Term (Form No. E1841922NW)

4(c)(3)	S&P 500 1-Year Participation Rate Indexed Strategy - Crediting Strategy Endorsement - Index Gain Subject to Upside Participation Rate for Each Term - Index Loss Subject to 50% Downside Participation Rate for Each Term (Form No. E1841822NW)

4(c)(4)	S&P 500 1-Year 10% Buffer Indexed Strategy - Crediting Strategy Endorsement - Index Gain Subject to a Cap for Each Term - Index Loss Subject to a 10% Buffer for Each Term (Form No. E1842022NW)

4(c)(5)	S&P 500 6-Year 10% Buffer with Participation Rate Indexed Strategy - Crediting Strategy Endorsement - Index Gain Subject to a Participation Rate for Each Term - Index Loss Subject to a 10% Buffer for Each Term (Form No. E1843222NW)

4(c)(6)	iShares MSCI EAFE ETF 1-Year Participation Rate Indexed Strategy - Crediting Strategy Endorsement - Index Gain Subject to Upside Participation Rate for Each Term - Index Loss Subject to 50% Downside Participation Rate for Each Term (Form No. E1842422NW)

4(c)(7)	iShares MSCI EAFE ETF 1-Year 10% Buffer Indexed Strategy - Crediting Strategy Endorsement - Index Gain Subject to a Cap for Each Term - Index Loss Subject to a 10% Buffer for Each Term (Form No. E1842622NW)

4(c)(8)	SPDR Gold Shares ETF 1-Year Participation Rate Indexed Strategy - Crediting Strategy Endorsement - Index Gain Subject to Upside Participation Rate for Each Term - Index Loss Subject to 50% Downside Participation Rate for Each Term (Form No. E1842122NW)

4(c)(9)	SPDR Gold Shares ETF 1-Year 10% Buffer Indexed Strategy - Crediting Strategy Endorsement - Index Gain Subject to a Cap for Each Term - Index Loss Subject to a 10% Buffer for Each Term (Form No. E1842322NW)

4(c)(10)	iShares U.S. Real Estate ETF 1-Year Participation Rate Indexed Strategy - Crediting Strategy Endorsement - Index Gain Subject to Upside Participation Rate for Each Term - Index Loss Subject to 50% Downside Participation Rate for Each Term (Form No. E1842722NW)

Part II – Page 10

4(c)(11)	iShares U.S. Real Estate ETF 1-Year 10% Buffer Indexed Strategy - Crediting Strategy Endorsement - Index Gain Subject to a Cap for Each Term - Index Loss Subject to a 10% Buffer for Each Term (Form No. E1842922NW)

4(d)(1)	Terminal Illness Waiver Rider (Form No. ICC22-R1843822NW)

4(d)(2)	Extended Care Waiver Rider (Form No. ICC22-R1843722NW)

107	Calculation of Filing Fee Tables

Part II – Page 11

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 for the Individual Index-linked Modified Single Premium Deferred Annuity Contracts to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on March 21, 2022.

Great American Life Insurance Company

March 21, 2022	By:	/s/ Christopher P. Miliano
Christopher P. Miliano
Head of GALIC Finance and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 for the Individual Index-linked Modified Single Premium Deferred Annuity Contracts has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Dominic L. Blue* Dominic L. Blue*	Director	March 21, 2022

/s/ Susan M. Cicco* Susan M. Cicco*	Director	March 21, 2022

/s/ Geoffrey J. Craddock* Geoffrey J. Craddock*	Director	March 21, 2022

/s/ Roger W. Crandall* Roger W. Crandall*	Director	March 21, 2022

/s/ Michael R. Fanning* Michael R. Fanning*	Director Chief Executive Officer (principal executive officer)	March 21, 2022

/s/ Paul A. LaPiana* Paul A. LaPiana*	Director	March 21, 2022

/s/ Christopher P. Miliano Christopher P. Miliano*	Principal Financial Officer Principal Accounting Officer

/s/ Mark F. Muething* Mark F. Muething*	President Chief Operating Officer Director	March 21, 2022

/s/ Michael J. O’Connor* Michael J. O’Connor*	Director	March 21, 2022

/s/ Eric W. Partlan* Eric W. Partlan*	Director	March 21, 2022

/s/ Gareth F. Ross* Gareth F. Ross*	Director	March 21, 2022

/s/ Arthur W. Wallace* Arthur W. Wallace*	Director	March 21, 2022

/s/ Elizabeth A. Ward* Elizabeth A. Ward*	Director	March 21, 2022

*By: /s/ John P. Gruber John P. Gruber	As Attorney-in-Fact pursuant to powers of attorney filed herewith

Date: March 21, 2022